This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)
Securities Act File No. 333-255573

Subject to Completion, dated October 21, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated June 24, 2021)
OFS Capital Corporation
$
% Notes due 20
OFS Capital Corporation, a Delaware corporation, is a closed-end, externally managed, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”). Our investment objective is to provide our stockholders with both current income and capital appreciation primarily through debt investments and, to a lesser extent, equity investments.
We are managed by OFS Capital Management, LLC. OFS Capital Services, LLC provides the administrative services necessary for us to operate.
We are offering $ million in aggregate principal amount of % notes due 20 , which we refer to as the Notes. The Notes will mature on , 20 . We will pay interest on the Notes on , , and of each year, beginning , 20 . We may redeem the Notes in whole or in part at any time or from time to time on or after , 20 , at the redemption price of 100% of the aggregate principal amount thereof plus accrued and unpaid interest, as discussed under the section titled “Description of the Notes—Optional Redemption” in this prospectus supplement. The Notes will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof.
The Notes will be our direct unsecured obligations and rank pari passu, which means equal in right of payment, with all outstanding and future unsecured, unsubordinated indebtedness issued by us, including our 5.95% Notes due 2026, our 6.25% Notes due 2023, and our 4.75% Notes due 2026 of which we had $54.3 million outstanding, $25.0 million outstanding, and $125.0 million outstanding, respectively, as of October 19, 2021. Our 6.25% Notes due 2023 will be redeemed on November 1, 2021. See “Prospectus Supplement Summary—Recent Developments.” Because the Notes will not be secured by any of our assets, they will be effectively subordinated to all of our existing and future secured unsubordinated indebtedness (or any indebtedness that is initially unsecured as to which we subsequently grant a security interest), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under our senior secured revolving credit facility with Pacific Western Bank, or PWB, as amended (the “PWB Credit Facility”), of which we had $0.8 million outstanding as of October 19, 2021. The Notes will be structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries, including OFS SBIC I LP (“SBIC I LP”) and OFSCC-FS, LLC (“OFSCC-FS”), since the Notes will be obligations exclusively of OFS Capital Corporation and not of any of our subsidiaries. As of October 19, 2021, our subsidiaries had total indebtedness outstanding of $148.0 million, including $78.1 million outstanding under our secured revolving credit facility with BNP Paribas, or BNP, as amended (the “BNP Facility”), which is secured by substantially all of the assets of OFSCC-FS. None of our subsidiaries is a guarantor of the Notes and the Notes will not be required to be guaranteed by any subsidiary we may acquire or create in the future. For further discussion, see the section titled “Description of the Notes” in this prospectus supplement.
The Notes will also rank pari passu with, or equal to, our general liabilities (total liabilities, less debt). In total, these general liabilities were approximately $34.3 million as of October 19, 2021. We currently do not have outstanding debt that is subordinated to the Notes and do not currently intend to issue indebtedness that expressly provides that it is subordinated to the Notes. Therefore, the Notes will not be senior to any of our indebtedness or obligations. Our board of directors has approved the application to us of the modified asset coverage requirements available under section 61(a)(2) of the 1940 Act and, as a result, effective May 3, 2019, the asset coverage ratio test applicable to us decreased from 200% to 150%. As of June 30, 2021, our asset coverage ratio was 179%.
We intend to list the Notes on The Nasdaq Global Select Market, and we expect trading to commence thereon within 30 days of the original issue date under the trading symbol “OFSSH”. The Notes are expected to trade “flat.” This means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the Notes that is not included in the trading price. Currently, there is no public market for the Notes, and there can be no assurance that one will develop.
This prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain important information about us that a prospective investor should know before investing in the Notes. Please read these documents before investing and keep them for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission (“SEC”). The information is available free of charge, and security holders may make inquiries by contacting us at OFS Capital Corporation, 10 South Wacker Drive, Suite 2500, Chicago, Illinois 60606, or by calling us collect at (847) 734-2000 or on our website at www.ofscapital.com. The SEC maintains a website at www.sec.gov where such information is available without charge. Information contained on our website is not incorporated by reference into this prospectus supplement and the accompanying prospectus, and you should not consider information contained on our website to be part of this prospectus supplement and the accompanying prospectus.
Investing in our Notes involves a high degree of risk, including the risk of leverage. Before buying any Notes, you should read the discussion of the material risks of investing in us in “Risk Factors” beginning on page S-20 of this prospectus supplement and page 15 of the accompanying prospectus, and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 5, 2021, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 11, 2021, and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the SEC on August 6, 2021 and incorporated herein by reference.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note			Total
Public offering price		%	$
Underwriting discount (sales load and commissions)		%	$
Proceeds, before expenses, to us (1)		%	$
(1)    We estimate that we will incur approximately $0.3 million in offering expenses in connection with this offering.

The underwriters may also purchase up to an additional $ total aggregate principal amount of Notes offered by this prospectus supplement and the accompanying prospectus, solely to cover over-allotments, if any, within 30 days from the date of this prospectus supplement. If the underwriters exercise this option in full, the total public offering price will be $ , the total underwriting discount (sales load and commissions) paid by us will be $ , and total proceeds, before expenses, will be $ .
THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Delivery of the Notes in book-entry form only through The Depository Trust Company, known as DTC, will be made on or about , 2021.

Joint Book-Running Managers

Ladenburg Thalmann	Goldman Sachs & Co. LLC
B. Riley Securities	Oppenheimer & Co.

The date of this prospectus supplement is , 2021.
2

PROSPECTUS SUPPLEMENT
PROSPECTUS
i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of the Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and disclosure about us and the securities we may offer from time to time, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or the information included in any document filed prior to the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement shall control. This prospectus supplement and the accompanying prospectus, together with any documents incorporated by reference herein and therein, will include all material information relating to this offering. Please carefully read this prospectus supplement and the accompanying prospectus, together with any documents incorporated by reference herein and therein, any exhibits and the additional information described under the headings “Incorporation By Reference,” “Prospectus Supplement Summary” and “Risk Factors” in this prospectus supplement and the accompanying prospectus, “Available Information” in the accompanying prospectus and the documents incorporated by reference herein and therein before you make an investment decision. Generally, when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering.
You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein , and any free writing prospectus prepared by, or on behalf of, us that relates to this offering of the Notes. Neither we nor the underwriters have authorized any other person to provide you with different information from that contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus, or any information that we have incorporated by reference herein or therein, and we take no responsibility for any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, any Notes by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. The information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus prepared by or on behalf of us that relates to this offering is complete and accurate only as of their respective dates, regardless of the time of their delivery or sale of our Notes. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement includes summaries of certain provisions contained in some of the documents described in this prospectus supplement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described in the section titled “Available Information” in the accompanying prospectus.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights some of the information in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein. It is not complete and may not contain all of the information that you may want to consider before investing in our securities. You should read the entire prospectus supplement, the accompanying prospectus, any free writing prospectus and any other document incorporated by reference herein or therein carefully, including “Risk Factors” sections included in the prospectus supplement, the accompanying prospectus and incorporated by reference herein and therein. Throughout this prospectus supplement and the accompanying prospectus, we refer to OFS Capital Corporation and its consolidated subsidiaries as the “Company,” “we,” “us” or “our;” OFS Capital Management, LLC as “OFS Advisor” or the “Advisor;” and OFS Capital Services, LLC as “OFS Services” or the “Administrator.”
Defined Terms
We have used several other terms in this prospectus supplement and the accompanying prospectus, which are explained or defined below:

1940 Act	Investment Company Act of 1940, as amended
Administration Agreement	Administration Agreement between the Company and OFS Services dated November 7, 2012
Advisers Act	Investment Advisers Act of 1940, as amended
Affiliated Account	An account, other than the Company, managed by OFS Advisor or an affiliate of OFS Advisor
Affiliated Fund	Certain other funds, including other BDCs and registered investment companies managed by OFS Advisor
Annual Distribution Requirement	Distributions to our stockholders, for each taxable year, of at least 90% of our ICTI
ASC	Accounting Standards Codification, as issued by the FASB
ASC Topic 820	ASC Topic 820, “Fair Value Measurements and Disclosures”
ASC Topic 946	ASC Topic 946, “Financial Services-Investment Companies”
ASU	Accounting Standards Updates, as issued by the FASB
BDC	Business Development Company under the 1940 Act
BNP Facility	A secured revolving credit facility that provides for borrowings in an aggregate principal amount up to $150,000,000 issued pursuant to a Revolving Credit and Security Agreement by and among OFSCC-FS, the lenders from time to time parties thereto, BNP Paribas, as administrative agent, OFSCC-FS Holdings, LLC, a wholly owned subsidiary of the Company, as equityholder, the Company, as servicer, Citibank, N.A., as collateral agent and Virtus Group, LP, as collateral administrator
Board	The Company’s board of directors
CIM RACR Advisor	CIM Capital IC Management, LLC, registered investment advisor under the Advisers Act
CIM RACR	CIM Real Assets & Credit Fund, a Delaware statutory trust and a non-diversified, closed-end management investment company, registered under the 1940 Act, that continuously offers its common shares of beneficial interest and is operated as an “interval fund” for whom CIM RACR Advisor serves as investment adviser and OFS Advisor serves as an investment sub-adviser
CLO	Collateralized loan obligation
Code	Internal Revenue Code of 1986, as amended
Company	OFS Capital Corporation and its consolidated subsidiaries
Direct Investment	A debt or equity investment in a portfolio company, excluding Structured Finance Notes
DRIP	Distribution reinvestment plan
EBITDA	Earnings before interest, taxes, depreciation, and amortization
Exchange Act	Securities Exchange Act of 1934, as amended
FASB	Financial Accounting Standards Board
FDIC	Federal Deposit Insurance Corporation
GAAP	Accounting principles generally accepted in the United States
HPCI	Hancock Park Corporate Income, Inc., a Maryland corporation and non-traded BDC for whom OFS Advisor serves as investment adviser
ICTI	Investment company taxable income, which is generally net ordinary income plus net short-term capital gains in excess of net long-term capital losses
Indicative Prices	Market quotations, prices from pricing services or bids from brokers or dealers
Investment Advisory Agreement	Investment Advisory and Management Agreement between the Company and OFS Advisor dated November 7, 2012

IPO	Initial Public Offering
LIBOR	London Interbank Offered Rate
NAV	Net Asset Value
Net Loan Fees	The cumulative amount of fees, such as discounts, premiums and amendment fees that are deferred and recognized as income over the life of the loan.
OCCI	OFS Credit Company, Inc., a Delaware corporation and a non-diversified, closed-end management investment company for whom OFS Advisor serves as investment adviser
Offering	Follow-on public offering of 3,625,000 shares of our common stock in April 2017
OFS	The collective activities and operations of OFSAM, its subsidiaries, and certain affiliates
OFS Advisor	OFS Capital Management, LLC, a wholly owned subsidiary of OFSAM and registered investment advisor under the Advisers Act
OFSC	Orchard First Source Capital, Inc., a wholly owned subsidiary of OFSAM
OFS Services	OFS Capital Services, LLC, a wholly owned subsidiary of OFSAM and affiliate of OFS Advisor
OFSAM	Orchard First Source Asset Management, LLC, a full-service provider of capital and leveraged finance solutions to U.S. corporations
OFSCC-FS	OFSCC-FS, LLC, an indirect wholly owned subsidiary of the Company
OFSCC-FS Assets	Assets held by the Company through OFSCC-FS
OFSCC-MB	OFSCC-MB, Inc., a wholly owned subsidiary taxed under subchapter C of the Code and generally holds the equity investments of the Company that are taxed as pass-through entities
OID	Original issue discount
Order	An exemptive relief order from the SEC to permit us to co-invest in portfolio companies with Affiliated Funds in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors, subject to compliance with certain conditions
Parent	OFS Capital Corporation
PIK	Payment-in-kind, non-cash interest or dividends payable as an addition to the loan or equity security producing the income.
Portfolio Company Investment	A debt or equity investment in a portfolio company. Portfolio Company Investments exclude Structured Finance Notes
Prime Rate	United States Prime interest rate
PWB Credit Facility	Senior secured revolving credit facility between the Company and Pacific Western Bank, as lender
Reunderwriting Analysis	A discount rate method based upon a hypothetical recapitalization of the entity given its current operating performance and current market condition
RIC	Regulated investment company under the Code
SBA	U.S. Small Business Administration
SBIC	A fund licensed under the SBA small business investment company program
SBIC Acquisition	The Company’s acquisition of the remaining ownership interests in SBIC I LP and OFS SBIC I GP, LLC on December 4, 2013
SBIC Act	Small Business Investment Act of 1958, as amended
SBIC I LP	OFS SBIC I, LP, a wholly owned SBIC subsidiary of the Company
SBIC I GP	OFS SBIC I GP, LLC
SEC	U.S. Securities and Exchange Commission
Securities Act	Securities Act of 1933, as amended
Secured Revolver Amendment	The amended Business Loan Agreement with Pacific Western Bank, as lender, dated February 17, 2021
Staffing Agreement	Staffing Agreement between OFS Advisor and OFSC dated November 7, 2012
Stock Repurchase Program	The open market stock repurchase program for shares of the Company’s common stock under Rule 10b-18 of the Exchange Act
Structured Finance Notes	CLO mezzanine debt and CLO subordinated debt positions
Synthetic Rating Analysis	A discount rate method that assigns a surrogate debt rating to the entity based on known industry standards for assigning such ratings and then estimates the discount rate based on observed market yields for actual rated debt
Transaction Price	The cost of an arm’s length transaction occurring in the same security

Unsecured Notes	The combination of the Unsecured Notes Due September 2023, the Unsecured Notes Due April 2025, the Unsecured Notes Due October 2025 and the Unsecured Notes Due October 2026
Unsecured Notes Due April 2025	The Company’s $50.0 million aggregate principal amount of 6.375% notes due April 30, 2025, which were redeemed on March 12, 2021
Unsecured Notes Due October 2025	The Company’s $48.5 million aggregate principal amount of 6.5% notes due October 30, 2025, which were redeemed on March 12, 2021
Unsecured Notes Due October 2026	The Company’s $54.3 million aggregate principal amount of 5.95% notes due October 31, 2026
Unsecured Notes Due September 2023	The Company’s $25.0 million aggregate principal amount of 6.25% notes due September 30, 2023, which will be redeemed on November 1, 2021
Unsecured Notes Due February 2026	The Company’s $125 million aggregate principal amount of 4.75% notes due February 10, 2026

OFS Capital Corporation
We are an externally managed, closed-end, non-diversified management investment company and have elected to be treated as a BDC under the 1940 Act, which imposes certain investment restrictions on our portfolio. We were formed as a Delaware corporation on November 7, 2011. Our investment objective is to provide our stockholders with both current income and capital appreciation primarily through debt investments and, to a lesser extent, equity investments. Our investment strategy is to maintain a credit investment portfolio focused primarily on investments in middle-market companies in the United States. We use the term “middle-market” to refer to companies that may exhibit one or more of the following characteristics: number of employees between 150 and 2,000; revenues between $15 million and $300 million; annual EBITDA, between $5 million and $50 million; generally, private companies owned by private equity firms or owners/operators; and enterprise value between $10 million and $500 million. For additional information about how we define the middle-market, see “Item 1. Business—General—Investment Criteria/Guidelines” in our most recent Annual Report on Form 10-K.
As of June 30, 2021, we had loans to 61 portfolio companies, of which 95% were senior secured loans and 5% were subordinated loans, at fair value. We also held equity investments in 22 portfolio companies and had 16 investments in Structured Finance Notes, which included 13 investments in subordinated notes and 3 investments in mezzanine debt tranches of CLOs.
Our investment strategy focuses primarily on investments in middle-market companies in the United States, including senior secured loans, which includes first-lien, second-lien and unitranche loans, as well as subordinated loans and, to a lesser extent, warrants and other equity securities. Our investments may be directly originated or may be purchased in the U.S. leveraged loan market for broadly syndicated loans. As a BDC, we must not acquire any assets other than “qualifying assets” specified in the 1940 Act unless, at the time the acquisition is made, at least 70% of our assets, as defined by the 1940 Act, are qualifying assets (with certain limited exceptions). Qualifying assets include investments in “eligible portfolio companies.” Under the relevant SEC rules, the term “eligible portfolio company” includes all private companies, companies whose securities are not listed on a national securities exchange, and certain public companies that have listed their securities on a national securities exchange and have a market capitalization of less than $250 million, in each case organized in the United States. Conversely, we may invest up to 30% of our portfolio in opportunistic investments not otherwise eligible under BDC regulations. Specifically, as part of this 30% basket, we may consider investments in investment funds that are operating pursuant to certain exceptions to the 1940 Act and in advisers to similar investment funds, as well as in debt or equity of middle-market portfolio companies located outside of the United States and debt and equity of public companies that do not meet the definition of eligible portfolio companies because their market capitalization of publicly traded equity securities exceeds the levels provided for in the 1940 Act. We have made, and may continue to make, opportunistic investments in Structured Finance Notes and other non-qualifying assets, consistent with our investment strategy, subject to the aforementioned limitations. As of June 30, 2021, approximately 85% of our investments were qualifying assets.
We have executed our investment strategy, in part, through SBIC I LP, a licensee under the SBA’s SBIC program, which is subject to SBA regulations and policies, including periodic audits by the SBA. On a stand-alone basis, SBIC I LP held approximately $219.5 million and $223.8 million in assets at June 30, 2021, and December 31, 2020, respectively, which accounted for approximately 42% and 46% of our total consolidated assets, respectively. As part of our plans to focus on lower-yielding, first lien senior secured loans to larger borrowers, which we believe will improve our overall risk profile, SBIC I LP is repaying over time its outstanding SBA debentures prior to the scheduled maturity dates of its debentures. We do not expect to make new investments through SBIC I LP, other than follow-on investments. We believe that investing in more senior loans to larger borrowers is consistent with our view of the private loan market and will reduce our overall leverage on a consolidated basis. For additional information regarding the regulation of SBIC I LP, see “Item 1. Business—Regulation—Small Business

Investment Company Regulation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 5, 2021.
    Our investment activities are managed by OFS Advisor and supervised by our Board, a majority of whom are independent of us, OFS Advisor and its affiliates. Under the Investment Advisory Agreement, we have agreed to pay OFS Advisor an annual base management fee based on the average value of our total assets (other than cash and cash equivalents but including assets purchased with borrowed funds and including assets owned by any consolidated entity) as well as an incentive fee based on our investment performance. We have elected to exclude from the base management fee calculation any base management fee that would be owed in respect of the intangible assets resulting from the SBIC Acquisition. OFS Advisor also serves as the investment adviser, sub-adviser or collateral manager to CLO funds and other assets, including HPCI, a non-traded BDC with an investment strategy similar to ours, and OCCI, an externally managed, closed-end management investment company that has registered as an investment company under the 1940 Act that primarily invests in Structured Finance Notes. Additionally, OFS Advisor provides sub-advisory services to CMFT Securities Investments, LLC, a wholly owned subsidiary of CIM Real Estate Finance Trust, Inc., a corporation that qualifies as a real estate investment trust and CIM Real Assets & Credit Fund, an externally managed registered investment company that operates as an interval fund that invests primarily in a combination of real estate, credit and related investments. OFS Advisor will seek to allocate investment opportunities among eligible accounts in a manner that is fair and equitable over time and consistent with its allocation policy. See “Item 1. Business—Conflicts of Interest” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 5, 2021 for additional information.
    Also, we have entered into the Administration Agreement. Under our Administration Agreement, we have agreed to reimburse OFS Services for our allocable portion (subject to the review and approval of our independent directors) of overhead and other expenses incurred by OFS Services in performing its obligations under the Administration Agreement.
A BDC generally is not permitted to incur indebtedness unless immediately after such borrowing it has an asset coverage ratio for total borrowings of at least 200% (i.e., the amount of debt may not exceed 50% of the value of our assets). However, Section 61(a)(2) of the 1940 Act permits BDCs to be subject to a minimum asset coverage ratio of 150%, if specific conditions are satisfied, when issuing senior securities (i.e., the amount of debt may not exceed 66 2/3% of the value of our assets). As an approximation,a BDC generally can borrow $1 for every $1 of investor equity. However, BDCs that satisfy the approval and disclosure requirements in Section 61(a)(2) of the 1940 Act are subject to a reduced asset coverage ratio and can borrow $2 for investment purposes for every $1 of investor equity.
On May 3, 2018, our Board, including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act) of the Board, approved the application of the modified asset coverage requirements and, as a result, the asset coverage ratio test applicable to us decreased from 200% to 150%, effective May 3, 2019. Additionally, we received exemptive relief from the SEC effective November 26, 2013, which allows us to exclude our SBA guaranteed debentures from the definition of senior securities in the statutory asset coverage ratio under the 1940 Act. As of June 30, 2021, our asset coverage ratio was 179%.
We may borrow money when the terms and conditions available are favorable to do so and are aligned with our investment strategy and portfolio composition. The use of borrowed funds or the proceeds of preferred stock to make investments would have its own specific benefits and risks, and all of the costs of borrowing funds or issuing preferred stock would be borne by holders of our common stock.
We have elected to be treated for tax purposes as a RIC under Subchapter M of the Code, we must, among other things, meet certain source-of-income and asset diversification requirements. Pursuant to this election, we generally will not have to pay corporate-level taxes on any income we distribute to our stockholders.
Organizational Structure

Orchard First Source Asset Management, LLC (OFSAM)
Public Investors
77.9%
22.1%
100%
100%
100%
Administration Agreement
OFS Capital Services, LLC (OFS Services)
OFS Capital Management, LLC (OFS Advisor)
Orchard First Source Capital, Inc. (OFSC)
Investment Advisory Agreement
OFS Capital Corporation
Staffing Agreement
Staffing Agreement
100%
100%
99%
100%
OFSCC - MB, Inc.
OFSCC - FS, Holdings, LLC
OFS SBIC I, LP (SBIC I LP)
OFS SBIC I GP, LLC
100%
OFSCC - FS, LLC
1%

About OFS and Our Advisor
OFS (which refers to the collective activities and operations of OFSAM and its subsidiaries and certain affiliates) is a full-service provider of capital and leveraged finance solutions to U.S. corporations. As of June 30, 2021, OFS had 45 full-time employees. OFS is headquartered in Chicago, Illinois and also has offices in New York, New York and Los Angeles, California.
Our investment activities are managed by OFS Advisor, our investment adviser. OFS Advisor is responsible for sourcing potential investments, conducting research and diligence on potential investments and equity sponsors, analyzing investment opportunities, structuring our investments and monitoring our investments and portfolio companies on an ongoing basis. As our investment adviser, OFS Advisor allocates investment opportunities among us and any other clients fairly and equitably over time in accordance with its allocation policy. OFS Advisor is a registered investment adviser under the Advisers Act and a wholly-owned subsidiary of OFSAM.
Our relationship with OFS Advisor is governed by and dependent on the Investment Advisory Agreement and may be subject to conflicts of interest. OFS Advisor provides us with advisory services in exchange for a base management fee and incentive fee; see “Management and Other Agreements—Investment Advisory Agreement” in the accompanying prospectus. The base management fee is based on our total assets (other than cash and cash equivalents, and the intangible asset and goodwill resulting from the SBIC Acquisition, but including assets purchased with borrowed funds and assets owned by any consolidated entity) and, therefore, OFS Advisor will benefit when we incur debt or use leverage. Our Board is charged with protecting our interests by monitoring how OFS Advisor addresses these and other conflicts of interest associated with its management services and compensation. While our Board is not expected to review or approve each borrowing or incurrence of leverage, our independent directors periodically review OFS Advisor’s services and fees as well as its portfolio management decisions and portfolio performance.
OFS Advisor has entered into the Staffing Agreement between OFS Advisor and OFSC, a wholly-owned subsidiary of OFSAM. Under the Staffing Agreement, OFSC makes experienced investment professionals available to OFS Advisor and provides access to the senior investment personnel of OFS and its affiliates. The Staffing Agreement provides OFS Advisor with access to deal flow generated by OFS and its affiliates in the ordinary course of their businesses and commits the members of OFS Advisor’s investment committee to serve in that capacity. As our investment adviser, OFS Advisor is obligated to allocate investment opportunities among us and any other clients fairly and equitably over time in accordance with its allocation policy.
OFS Advisor capitalizes on the deal origination and sourcing, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of OFS’s professionals. The senior management team of OFS, including Bilal Rashid and Jeffrey Cerny, provides services to OFS Advisor. These managers have developed a broad network of contacts within the investment community and possess an average of over 20 years of experience investing in debt and equity securities of middle-market companies. In addition, these managers have extensive experience investing in assets that constitute our primary focus and have expertise in investing across all levels of the capital structure of middle-market companies. See “Portfolio Management” in the accompanying prospectus for additional information regarding our portfolio managers.
OFS Advisor has been engaged by CIM RACR Advisor to act as an investment sub-adviser to CIM RACR. OFS Advisor is an affiliate of CIM RACR Advisor. CIM RACR is operated as an “interval fund” and its investment objective is to generate current income through cash distributions and preserve shareholders’ capital across various market cycles, with a secondary objective of capital appreciation.
Our Administrator
We do not have any direct employees, and our day-to-day investment operations are managed by OFS Advisor. We have a chief executive officer, chief financial officer, chief compliance officer, chief accounting officer, corporate secretary and, to the extent necessary, our Board may elect to appoint additional officers going forward. Our officers are employees of OFSC, an affiliate of OFS Advisor, and a portion of the compensation paid to our officers is paid by us pursuant to the Administration Agreement. All of our executive officers are also officers of OFS Advisor.
OFS Services, an affiliate of OFS Advisor, provides the administrative services necessary for us to operate. OFS Services furnishes us with office facilities and equipment, necessary software licenses and subscriptions and clerical, bookkeeping and recordkeeping services at such facilities. OFS Services oversees our financial reporting as well as prepares our reports to stockholders and all other reports and materials required to be filed with the SEC or any other regulatory authority. OFS Services also manages the determination and publication of our net asset value and the preparation and filing of our tax returns and generally monitors the payment of our expenses and the performance of administrative and professional services rendered to us by others. OFS Services may retain third parties to assist in providing administrative services to us. To the extent that OFS Services outsources any of its functions, we will pay the fees associated with such functions at cost, on a direct basis.
Market Opportunity
For information on the market opportunity for investment strategy, please see the section titled “Item 1. Business—Market Opportunity” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 5, 2021, which is incorporated by reference into this prospectus supplement in its entirety.
Conflicts of Interests
    BDCs generally are prohibited under the 1940 Act from knowingly participating in certain transactions with their affiliates without the prior approval of their independent directors and, in some cases, of the SEC. Those transactions include purchases and sales, and so-called “joint” transactions, in which a BDC and one or more of its affiliates engage in certain types of profit-making activities. Any person that owns, directly or indirectly, five percent or more of a BDC’s outstanding voting securities will be considered an affiliate of the BDC for purposes of the 1940 Act, and a BDC generally is prohibited from engaging in purchases from, sales of assets to, or joint transactions with, such affiliates, absent the prior approval of the BDC’s independent directors. Additionally, without the approval of the SEC, a BDC is prohibited from engaging in purchases from, sales of assets to, or joint transactions with, the BDC’s officers, directors, and employees, and advisor (and its controlled affiliates).
     BDCs may, however, invest alongside certain related parties or their respective other clients in certain circumstances where doing so is consistent with current law and SEC staff interpretations. For example, a BDC may invest alongside such accounts consistent with guidance promulgated by the SEC staff permitting us and such other accounts to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that the BDC’s advisor, acting on the BDC’s behalf and on behalf of other clients, negotiates no term other than price. Co-investment with such other accounts is not permitted or appropriate under this guidance when there is an opportunity to invest in different securities of the same issuer or where the different investments could be expected to result in a conflict between the BDC’s interests and those of other accounts.
Co-Investment with Affiliates

The 1940 Act generally prohibits BDCs from making certain negotiated co-investments with certain affiliates absent an order from the SEC permitting the BDC to do so. On August 4, 2020, we received exemptive relief from the SEC to permit us to co-invest in portfolio companies with Affiliated Funds in a manner consistent with the Order. The Order superseded a previous order we received on October 12, 2016 and provides us with greater flexibility to enter into co-investment transactions with Affiliated Funds. Pursuant to the Order, we are generally permitted to co-invest with Affiliated Funds if a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transactions, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching in respect of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objective and strategies.
In addition, pursuant to an exemptive order issued by the SEC on April 8, 2020 and applicable to all BDCs, through December 31, 2020, we were permitted, subject to the satisfaction of certain conditions, to co-invest in our existing portfolio companies with certain affiliates even if such other funds had not previously invested in such existing portfolio company. Without this order, affiliated funds would not be able to participate in such co-investments with us unless the affiliated funds had previously acquired securities of the portfolio company in a co-investment transaction with us. Although the conditional exemptive order has expired, the SEC’s Division of Investment Management has indicated that until March 31, 2022, it will not recommend enforcement action, to the extent that any BDC with an existing co-investment order continues to engage in certain transactions described in the conditional exemptive order, pursuant to the same terms and conditions described therein.
When we invest alongside Affiliated Accounts, OFS Advisor will, to the extent consistent with applicable law, regulatory guidance, or the Order, allocate investment opportunities in accordance with its allocation policy. Under this allocation policy, if two or more investment vehicles with similar or overlapping investment strategies are in their investment periods, an available opportunity will be allocated based on the provisions governing allocations of such investment opportunities in the relevant organizational, offering or similar documents, if any, for such investment vehicles. In the absence of any such provisions, OFS Advisor will consider the following factors and the weight that should be given with respect to each of these factors:
•investment guidelines and/or restrictions, if any, set forth in the applicable organizational, offering or similar documents for the investment vehicles;
•the status of tax restrictions and tests and other regulatory restrictions and tests;
•risk and return profile of the investment vehicles;
•suitability/priority of a particular investment for the investment vehicles;
•if applicable, the targeted position size of the investment for the investment vehicles;
•level of available cash for investment with respect to the investment vehicles;
•total amount of funds committed to the investment vehicles; and
•the age of the investment vehicles and the remaining term of their respective investment periods, if any.
When not relying on the Order, priority as to opportunities will generally be given to clients that are in their “ramp-up” period, or the period during which the account has yet to reach sufficient scale such that its investment income covers its operating expenses, over the accounts that are outside their ramp-up period but still within their investment or re-investment periods. However, application of one or more of the factors listed above, or other factors determined to be relevant or appropriate, may result in the allocation of an investment opportunity to a fund no longer in its ramp-up period over a fund that is still within its ramp-up period.
In situations where co-investment with Affiliated Accounts is not permitted or appropriate, OFS Advisor will need to decide which account will proceed with the investment. The decision by OFS Advisor to allocate an opportunity to another entity could cause us to forego an investment opportunity that we otherwise would have made. These restrictions, and similar restrictions that limit our ability to transact business with our officers or directors or their affiliates, may limit the scope of investment opportunities that would otherwise be available to us. See “Related-Party Transactions and Certain Relationships” in our Definitive Proxy Statement on Schedule 14A (Annual Meeting), filed with the SEC on April 20, 2021.
Conflicts Related to Portfolio Investments
     Conflicts may arise when we make an investment in conjunction with an investment being made by an Affiliated Account, or in a transaction where an Affiliated Account has already made an investment. Investment opportunities are, from time to time, appropriate for more than one account in the same, different or overlapping securities of a portfolio company’s capital structure. Conflicts arise in determining the terms of investments, particularly where these accounts may invest in different types of securities in a single portfolio company. Questions arise as to whether payment obligations and covenants should be enforced, modified or waived, or whether debt should be restructured, modified or refinanced.
    We may invest in debt and other securities of companies in which Affiliated Accounts hold those same securities or different securities, including equity securities. In the event that such investments are made by us, our interests will at times conflict with the interests of such Affiliated Accounts, particularly in circumstances where the underlying company is facing financial distress. Decisions about what action should be taken, particularly in troubled situations, raise conflicts of interest, including, among other things, whether or not to enforce claims, whether or not to advocate or initiate a restructuring or liquidation inside or outside of bankruptcy, and the terms of any work-out or restructuring. The involvement of Affiliated Accounts at both the equity and debt levels could inhibit strategic information exchanges among fellow creditors, including among us or Affiliated Accounts. In certain circumstances, we or an Affiliated Account may be prohibited from exercising voting or other rights and may be subject to claims by other creditors with respect to the subordination of their interest.
    In the event that we or an Affiliated Account has a controlling or significantly influential position in a portfolio company, that account may have the ability to elect some or all of the board of directors of such a portfolio company, thereby controlling the policies and operations of such portfolio company, including the appointment of management, future issuances of securities, payment of dividends, incurrence of debt and entering into extraordinary transactions. In addition, a controlling account is likely to have the ability to determine, or influence, the outcome of operational matters and to cause, or prevent, a change in control of such a company. Such management and operational decisions may, at times, be in direct conflict with other accounts that have invested in the same portfolio company that do not have the same level of control or influence over the portfolio company.
    If additional capital is necessary as a result of financial or other difficulties, or to finance growth or other opportunities, the accounts may or may not provide such additional capital, and if provided, each account will supply such additional capital in such amounts, if any, as determined by OFS Advisor. In addition, a conflict arises in allocating an investment opportunity if the potential investment target could be acquired by us, an Affiliated Account, or a portfolio company of an Affiliated Account. Investments by more than one account of OFS Advisor or its affiliates in a portfolio company also raise the risk of using assets of an account of OFS Advisor or its affiliates to support positions taken by other accounts of OFS Advisor or its affiliates, or that an account may remain passive in a situation in which it is entitled to vote. In addition, there may be differences in timing of entry into, or exit from, a portfolio company for reasons such as differences in strategy, existing portfolio or liquidity needs, different account mandates or fund differences, or different securities being held. These variations in timing may be detrimental to us.
    The application of our or an Affiliated Account’s governing documents and the policies and procedures of OFS Advisor are expected to vary based on the particular facts and circumstances surrounding each investment by two or more accounts, in particular when those accounts are in different classes of an issuer’s capital structure (as well as across multiple issuers or borrowers within the same overall capital structure) and, as such, there may be a degree of variation and potential inconsistencies, in the manner in which potential or actual conflicts are addressed.
Legal Proceedings
    We, OFS Advisor and OFS Services, are not currently subject to any material pending legal proceedings threatened against us as of June 30, 2021. From time to time, we may be a party to certain legal proceedings incidental to the normal course of our business including the enforcement of our rights under contracts with our portfolio companies. Furthermore, third parties may try to seek to impose liability on us in connection with the activities of our portfolio companies. While the outcome of these legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our business, financial condition, results of operations or cash flows.
General Information
Our principal executive offices are located at 10 S. Wacker Drive, Suite 2500, Chicago, IL, 60606, and our telephone number is (847) 734-2000. Information contained in our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus.
We file annual, quarterly and current periodic reports, proxy statements and other information with the SEC under the Exchange Act of 1934. The SEC maintains an Internet website, at www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers, including us, who file documents electronically with the SEC.
Risks
Investing in our securities may be speculative and involves certain risks relating to our structure and our investment objective that you should consider before deciding whether to invest. See “Risk Factors” beginning on page S-20 of this prospectus supplement and “Risk Factors” beginning on page 15 of the accompanying prospectus, and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 5, 2021, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 11, 2021, and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the SEC on August 6, 2021, which are incorporated herein by reference, for a more detailed discussion of material risks you should carefully consider before deciding to invest in our securities.
Recent Developments
Preliminary Estimates of Certain Financial Highlights
•Net asset value per share was estimated to be between $14.11 and $14.21 per common share at September 30, 2021. This compares to a net asset value per common share of $13.42 at June 30, 2021.
•Net investment income was estimated to be between $0.23 and $0.25 per common share for the quarter ended September 30, 2021. This compares to net investment income of $0.24 per common share for the quarter ended June 30, 2021.
•Adjusted net investment income(1) was estimated to be between $0.24 and $0.26 per common share for the quarter ended September 30, 2021.
•No additional loans were placed on non-accrual status in the quarter.
•SBA debentures were permanently reduced by $25.6 million during the quarter. Principal amounts of our outstanding borrowings were as follows (in millions):

	As of September 30, 2021	As of June 30, 2021
Secured lines of credit	$45.9	$24.1
SBA debentures	69.9	95.5
Unsecured debt*	204.3	204.3
Total debt	$320.1	$323.9
* On October 1, 2021, we caused notices to be issued to the holders of our Unsecured Notes Due September 2023 regarding our exercise of our option to redeem on November 1, 2021 all $25.0 million in aggregate principal amount of the issued and outstanding Unsecured Notes Due September 2023 plus accrued and unpaid interest.
•At September 30, 2021, we had $7.0 million in cash and unused capacity under our credit facilities.
These estimates are subject to the completion of our financial closing procedures and are not a comprehensive statement of our financial position, results of operations, or cash flows for the quarter ended September 30, 2021. The fair values of our portfolio investments are yet to be approved by our board of directors, and management's review of subsequent events, including discovery of information affecting the fair values of our portfolio investments, is on-going.
The preliminary financial estimates provided herein have been prepared by, and are the responsibility of OFS Capital's management. KPMG LLP has not audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto.
(1) Supplemental information regarding adjusted net investment income:
On a supplemental basis, management provides disclosure of adjusted net investment income ("Adjusted NII") on a per share basis, which is a financial measure calculated and presented on a basis of accounting other than in accordance with GAAP. Adjusted NII excludes the expense related to capital gains incentives incurred under the Investment Advisory Agreement. The Investment Advisory Agreement includes a two part incentive fee: part one that provides incentive fees based on our pre-incentive fee net investment income for the immediately preceding calendar quarter, and part two that provides incentive fees based on our cumulative net realized gains since inception of the Investment Advisory Agreement (the “Capital Gains Incentive Fee”). GAAP requires recognition of this expense as incurred, necessitating an accrual for fees on unrealized gains. Thus, the Capital Gains Incentive Fee recognized in our September 30, 2021, financial statements is not currently payable under the terms of the Investment Advisory Agreement. Moreover, since the Capital Gains Incentive Fee is determined, in part, on the basis of net unrealized gains as of September 30, 2021, such fees are subject to reversal should net unrealized gains diminish or revert to net unrealized losses. Additionally, GAAP requires such fees to be included as a component of net investment income. Management believes this measure facilitates analysis of our results of operations and provides greater transparency into the determination of incentive fees. Adjusted NII is not meant as a substitute for net investment income determined in accordance with GAAP and should be considered in the context of the entirety of our reported results of operations, financial position and cash flows determined in accordance with GAAP. A reconciliation of net investment income determined in accordance with GAAP to Adjusted NII is set forth in Schedule I.

Schedule 1
Non-GAAP Financial Measure – Adjusted Net Investment Income
On a supplemental basis, we disclose Adjusted NII on a per share basis, which is a financial measure calculated and presented on a basis of accounting other than in accordance with GAAP. Management believes that Adjusted NII is a useful indicator of future operations and that providing this measure may facilitate a more complete analysis and greater transparency into our ongoing operations, particularly in comparing underlying results from period to period, and afford investors a view of results that may be more easily compared to those of other companies.
The following table provides a reconciliation from net investment income (the most comparable GAAP measure) to Adjusted NII for the three months ended September 30, 2021.

Per Common Share
Net investment income	$0.23 to $0.25
Capital gains incentive fee	0.01
Adjusted Net Investment Income	$0.24 to $0.26

Redemption of 6.25% Notes due 2023
On October 1, 2021, we caused notices to be issued to the holders of our $25.0 million aggregate principal amount of the Unsecured Notes Due September 2023 regarding our exercise of our option to redeem all of the issued and outstanding Unsecured Notes Due September 2023. All $25.0 million in aggregate principal amount of the Unsecured Notes Due September 2023 will be redeemed on November 1, 2021 (the “Unsecured Notes Due September 2023 Redemption Date”). The Unsecured Notes Due September 2023 will be redeemed at 100% of their principal amount ($25 per Note), plus the accrued and unpaid interest thereon from July 31, 2021, through, but excluding, the Unsecured Notes Due September 2023 Redemption Date.

SPECIFIC TERMS OF THE NOTES AND THE OFFERING
This summary sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement and the accompanying prospectus. This section and the “Description of the Notes” section in this prospectus supplement outline the specific legal and financial terms of the Notes. The Notes will be issued under a base indenture dated as of April 16, 2018 and a sixth supplemental indenture thereto, to be entered into between us and U.S. Bank National Association, as trustee. We refer to the indenture and the sixth supplemental indenture collectively as the “indenture” and to U.S. Bank National Association as the “trustee.” You should read this section of the prospectus supplement together with the section titled “Description of the Notes” beginning on page S-28 of this prospectus supplement and the more general description of the Notes in the section titled “Description of Our Debt Securities” beginning on page 61 of the accompanying prospectus before investing in the Notes. Capitalized terms used in this prospectus supplement and not otherwise defined have the meanings ascribed to them in the accompanying prospectus or in the indenture governing the Notes.

Issuer	OFS Capital Corporation

Title of the securities	% Notes due 20

Initial aggregate principal amount being offered	$

Over-allotment option	The underwriters may also purchase from us up to an additional $ aggregate principal amount of Notes offered by this prospectus supplement and the accompanying prospectus within 30 days from the date of this prospectus supplement.

Initial public offering price	% of the aggregate principal amount

Principal payable at maturity	100% of the aggregate principal amount; the principal amount of each Note will be payable on its stated maturity date at the office of the trustee, paying agent, and security registrar for the Notes or at such other office as we may designate.

Type of note	Fixed-rate note

Listing	We intend to list the Notes on The Nasdaq Global Select Market within 30 days of the original issue date under the trading symbol “OFSSH”.

Interest rate	% per year

Day count basis	360-day year of twelve 30-day months

Original issue date	, 2021

Stated maturity date	, 20

Date interest starts accruing interest	, 2021

Interest payment dates
Every , , , and , commencing , 2021. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Interest periods
The initial interest period will be the period from and including , 2021, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

Regular record dates for interest payments	Every , , , and , commencing , 2021

Specified currency	U.S. Dollars

Place of payment	The City of New York and/or such other places that may be specified in the indenture or a notice to holders.

Ranking of notes	The Notes will be our direct unsecured obligations and will rank:

•pari passu, or equal, with any future unsecured, unsubordinated indebtedness, including our 5.95% Notes due 2026, our 6.25% Notes due 2023, and our 4.75% Notes due 2026 of which we had $54.3 million outstanding, $25.0 million outstanding, and $125.0 million outstanding, respectively, as of October 19, 2021. Our 6.25% Notes due 2023 will be redeemed on November 1, 2021. See “Prospectus Supplement Summary—Recent Developments;”

• senior to any of our future indebtedness that expressly provides it is subordinated to the Notes;

• effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured in respect of which we subsequently grant a security interest), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the PWB Credit Facility, of which $0.8 million was outstanding as of October 19, 2021; and

• structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries, including, without limitation, borrowings under the BNP Facility, of which approximately $78.1 million was outstanding as of October 19, 2021, and the SBA-guaranteed debentures issued by SBIC I LP, of which $69.9 million was outstanding as of October 19, 2021.

Effective subordination means that in any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors. Structural subordination means that creditors of a parent entity are subordinate to creditors of a subsidiary entity with respect to the subsidiary’s assets.

Denominations	We will issue the Notes in denominations of $25 and integral multiples of $25 in excess thereof.

Business day	Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York or another place of payment are authorized or obligated by law or executive order to close.

Optional redemption
The Notes may be redeemed in whole or in part at any time or from time to time at our option on or after , 20 upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the Notes plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.
You may be prevented from exchanging or transferring the Notes when they are subject to redemption. In case any Notes are to be redeemed in part only, the redemption notice will provide that, upon surrender of such Note, you will receive, without a charge, a new Note or Notes of authorized denominations representing the principal amount of your remaining unredeemed Notes.
Any exercise of our option to redeem the Notes will be done in compliance with the 1940 Act.
If we redeem only some of the Notes, the trustee or DTC, as applicable, will determine the method for selection of the particular Notes to be redeemed, in accordance with the indenture governing the Notes and in accordance with the rules of any national securities exchange or quotation system on which the Notes are listed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.

Sinking fund	The Notes will not be subject to any sinking fund.

Repayment at option of holders	Holders will not have the option to have the Notes repaid prior to the stated maturity date.

Defeasance	The Notes are subject to defeasance by us. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the Notes when due and satisfying any additional conditions required under the indenture relating to the Notes, we will be deemed to have been discharged from our obligations under the Notes. See “Description of the Notes — Defeasance” in this prospectus supplement.

Covenant defeasance	The Notes are subject to covenant defeasance by us. In the event of a “covenant defeasance,” upon depositing such funds and satisfying conditions similar to those for defeasance we would be released from certain covenants under the indenture relating to the Notes. The consequences to the holders of the Notes would be that, while they would no longer benefit from certain covenants under the indenture, and while the Notes could not be accelerated for any reason, the holders of the Notes nonetheless could look to the Company for repayment of the Notes if there were a shortfall in the funds deposited with the trustee or the trustee is prevented from making a payment. See “Description of the Notes — Defeasance” in this prospectus supplement.

Form of notes	The Notes will be represented by global securities that will be deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.

Trustee, paying agent, and security registrar	U.S. Bank National Association

Other covenants	In addition to any covenants described elsewhere in this prospectus supplement or the accompanying prospectus, the following covenants shall apply to the Notes:

• We agree that for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by such provisions of Section 61(a) as may be applicable to the Company from time to time of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC. These provisions generally prohibit us from incurring additional borrowings, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings. See ‘‘Risk Factors — Risks Related to our Business and Structure — Because we have received the approval of our Board, we became subject to 150% Asset Coverage effective May 3, 2019” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 5, 2021;

• We agree that, for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(B) as modified by (i) Section 61(a)(2) of the 1940 Act or any successor provisions and after giving effect to any exemptive relief granted to us by the SEC and (ii) the two other exceptions set forth below. These provisions of the 1940 Act will not be applicable to us as a statutory matter as a result of this offering, but instead we have contractually agreed in this offering to abide by these provisions as if they were applicable to us as a result of this offering and as otherwise modified in the manner described below. Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act generally prohibits a BDC from declaring any cash dividend or distribution upon any class of its capital stock, or purchasing any such capital stock if its asset coverage, as defined in the 1940 Act, were below 150% at the time of the declaration of the dividend or distribution or the purchase and after deducting the amount of such dividend, distribution, or purchase. Under this covenant, pursuant to which we have agreed to contractually abide by the above-described provisions, we will be permitted to declare a cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, but only up to such amount as is necessary for us to maintain our status as a RIC under Subchapter M of the Code. Furthermore, the covenant will not be triggered unless and until such time as our asset coverage has not been in compliance with the minimum asset coverage required by Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions (after giving effect to any exemptive relief granted to us by the SEC) for more than six consecutive months; and

• If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable Generally Accepted Accounting Principles in the United States of America, or U.S. GAAP.

Events of default	If an event of default (as described in the section titled “Description of the Notes” in this prospectus supplement) on the Notes occurs, and is not cured, you will have rights.

Further issuances	We have the ability to issue additional debt securities under the indenture with terms different from the Notes and, without the consent of the holders of the Notes, to reopen the Notes and issue additional Notes. If we issue additional debt securities, these additional debt securities could have a lien or other security interest greater than that accorded to the holders of the Notes, which are unsecured.

Use of proceeds
We estimate that the net proceeds we will receive from the sale of the Notes will be approximately $ million (or approximately $ if the underwriters exercise their over-allotment option in full)
 based on a public offering price of $ per Note, after deducting the underwriting discount of $ million (or approximately $ if the underwriters exercise their over-allotment option in full)
 payable by us and estimated offering expenses of approximately $0.3 million payable by us.

We intend to use the net proceeds from this offering to fully or partially pay down, retire, or redeem certain of our outstanding indebtedness, which may include our 6.25% Notes due 2023, 5.95% Notes due 2026 and/or borrowings under our BNP Facility.

As of October 19, 2021, we had approximately $25.0 million aggregate principal amount outstanding, plus accrued interest, of 6.25% Notes due 2023, which mature on September 30, 2023, and bear interest at a rate of 6.25% per annum. Our 6.25% Notes due 2023 will be redeemed on November 1, 2021. As of October 19, 2021, we had approximately $54.3 million aggregate principal amount outstanding, plus accrued interest, of 5.95% Notes due 2026, which mature on October 31, 2026, and bear interest at a rate of 5.95% per annum. As of October 19, 2021, we had $78.1 million of indebtedness outstanding under the BNP Facility, which bore interest at rates from 1.84% to 2.60% as of such date. The BNP Facility matures on June 20, 2024.

Governing law	The Notes and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Global clearance and settlement procedures	Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the trustee or the paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Risk Factors
Investing in our securities may be speculative and involves certain risks relating to our structure and our investment objective that you should consider before deciding whether to invest. See “Risk Factors” beginning on page S-20 of this prospectus supplement and “Risk Factors” beginning on page 15 of the accompanying prospectus, and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 5, 2021, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 11, 2021, and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the SEC on August 6, 2021, which are incorporated herein by reference, for a more detailed discussion of material risks you should carefully consider before deciding to invest in our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
In addition to factors identified elsewhere in this prospectus supplement, the accompanying prospectus and in any documents incorporated by reference herein or therein, including the “Risks Factors” section of this prospectus supplement and the “Risk Factors” section of the accompanying prospectus, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:
•    our ability and experience operating a BDC or an SBIC, or maintaining our tax treatment as a RIC under Subchapter M of the Code;
•our dependence on key personnel;
•our ability to maintain or develop referral relationships;
•our ability to replicate historical results;
•the ability of OFS Advisor to identify, invest in and monitor companies that meet our investment criteria;
•the belief that the carrying amounts of our financial instruments, such as cash, receivables and payables approximate the fair value of such items due to the short maturity of such instruments and that such financial instruments are held with high credit quality institutions to mitigate the risk of loss due to credit risk;
•actual and potential conflicts of interest with OFS Advisor and other affiliates of OFSAM;
•constraint on investment due to access to material nonpublic information;
•restrictions on our ability to enter into transactions with our affiliates;
•our ability to comply with SBA regulations and requirements;
•the use of borrowed money to finance a portion of our investments;
•our ability to incur additional leverage pursuant to the 1940 Act and the impact of such leverage on our net investment income and results of operations;
•competition for investment opportunities;
•our plans to focus on lower-yielding, first lien senior secured loans to larger borrowers and the impact on our risk profile, including our belief that the seniority of such loans in a borrower’s capital structure may provide greater downside protection against the impact of the coronavirus (“COVID-19”) pandemic;
•the percentage of investments that will bear interest on a floating rate or fixed rate basis;
•interest rate volatility, including the decommissioning of LIBOR;
•the ability of SBIC I LP to make distributions enabling us to meet RIC requirements;
•plans by SBIC I LP to repay its outstanding SBA debentures;
•our ability to raise debt or equity capital as a BDC;
•the timing, form and amount of any distributions from our portfolio companies;
•the impact of a protracted decline in the liquidity of credit markets on our business;
•the general economy and its impact on the industries in which we invest;
•changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, including with respect to changes from the impact of the COVID-19 pandemic; the length and duration of the COVID-19 pandemic in the United States as well as worldwide and the magnitude of the economic impact of the outbreak; the effect of the COVID-19 pandemic on our business, financial condition, results of operations and cash flows and those of our portfolio companies (including the expectation that a shift from cash interest to PIK interest will result from concessions granted to borrowers due to the COVID-19 pandemic), including our and their ability to achieve our respective objectives; the effect of the disruptions caused by the COVID-19 pandemic on our ability to continue to effectively manage our business (including our belief that new loan activity in the market in which we operate has slowed) and on the availability of equity and debt capital and our use of borrowed money to finance a portion of our investments;
•the belief that we have sufficient levels of liquidity to support our existing portfolio companies and deploy capital in new investment opportunities;

•the belief that one or more of our investments can be restored to accrual status in the near term, or otherwise;
•uncertain valuations of our portfolio investments, including our belief that reverting back to an equal weighting of the Reunderwriting Analysis method and Synthetic Rating Analysis method more accurately captures certain data related to the observed return of market liquidity and the historic correlative relationship between these markets; and
•the effect of new or modified laws or regulations governing our operations.
This prospectus supplement, the accompanying prospectus, any documents we may incorporate by reference herein or therein, and any related free writing prospectus may contain forward-looking statements with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “potential,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus supplement, the accompanying prospectus, any documents we may incorporate by reference herein, and any related free writing prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the dates of this prospectus supplement, the accompanying prospectus, any documents we may incorporate by reference herein, and any related free writing prospectus. Moreover, we assume no duty and do not undertake to update the forward-looking statements. Because we are an investment company, the forward-looking statements and projections contained in this prospectus supplement and the accompanying prospectus are excluded from the safe harbor protection provided by Section 21E of the 1934 Act.

RISK FACTORS
Investing in the Notes involves a high degree of risk. Before you invest in the Notes, you should be aware of various significant risks, including those described below. Before you decide whether to make an investment in the Notes, you should carefully consider these risks, together with all of the risks and uncertainties described in the section titled “Risk Factors” in the accompanying prospectus, as well as in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 5, 2021, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 11, 2021, and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the SEC on August 6, 2021, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, and other information in this prospectus supplement, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering. The risks set forth below are not the only risks we face. If any of the following risks occur, our business, financial condition and results of our operations could be materially adversely affected. In such case, you could lose all or part of your investment. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements” in this prospectus supplement.
Risks Related to the Notes
The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness we have currently incurred or may incur in the future and will rank pari passu with, or equal to, all outstanding and future unsecured, unsubordinated indebtedness issued by us and our general liabilities.
The Notes will not be secured by any of our assets or any of the assets of any of our subsidiaries. As a result, the Notes will be effectively subordinated to any secured indebtedness we or our subsidiaries have outstanding as of the date of this prospectus supplement (including the PWB Credit Facility) or that we or our subsidiaries may incur in the future (or any indebtedness that is initially unsecured as to which we subsequently grant a security interest) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness or secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. As of October 19, 2021, we had $0.8 million in outstanding indebtedness under the PWB Credit Facility. However, we may re-borrow under the PWB Credit Facility and use such borrowings for investments in accordance with our investment objective and strategies and for working capital and general corporate purposes. The indebtedness under the PWB Credit Facility is effectively senior to the Notes to the extent of the value of the assets securing such indebtedness.

The Notes will rank pari passu, which means equal in right of payment, with all outstanding and future unsecured, unsubordinated indebtedness issued by us, including our 5.95% notes due 2026, our 6.25% notes due 2023, and our 4.75% Notes due 2026 of which we had approximately $54.3 million outstanding, $25.0 million outstanding, and $125.0 million outstanding, respectively, as of October 19, 2021. Our 6.25% Notes due 2023 will be redeemed on November 1, 2021. See “Prospectus Supplement Summary—Recent Developments.” The Notes will also rank pari passu with, or equal to, our general liabilities (total liabilities, less debt). In total, these general liabilities were approximately $34.3 million as of October 19, 2021. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of such indebtedness may assert rights equal to the holders of the Notes, which may limit recovery by the holders of the Notes.
The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.
The Notes will be obligations exclusively of OFS Capital Corporation, and not of any of our subsidiaries. None of our subsidiaries will be a guarantor of the Notes, and the Notes will not be required to be guaranteed by any subsidiary we may acquire or create in the future. Any assets of our subsidiaries will not be directly available to satisfy the claims of our creditors, including holders of the Notes. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors of our subsidiaries will have priority over our equity interests in such entities (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such entities. Even if we are recognized as a creditor of one or more of these entities, our claims would still be effectively subordinated to any security interests in the assets of any such entity and to any indebtedness or other liabilities of any such entity senior to our claims. Consequently, the Notes will be structurally subordinated to all indebtedness and other liabilities, including trade payables, of any of our existing or future subsidiaries, including SBIC I LP and OFSCC-FS. As of October 19, 2021, our subsidiaries had total indebtedness outstanding of approximately $148.0 million, including, without limitation, $78.1 million in borrowings outstanding under the BNP Facility (which is secured by substantially all of the assets held by OFSCC-FS) and $69.9 million in SBA-guaranteed debentures issued by SBIC I LP. Certain of these entities currently serve as guarantors under the PWB Credit Facility, and in the future our subsidiaries may incur substantial additional indebtedness, all of which is and would be structurally senior to the Notes.

The indenture under which the Notes will be issued contains limited protection for holders of the Notes.
The indenture under which the Notes will be issued offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have a material adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes will not place any restrictions on our or our subsidiaries’ ability to:
•    issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in those entities and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) as modified by such provisions of Section 61(a) of the 1940 Act as may be applicable to us from time to time or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in each case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from making additional borrowings, including through the issuance of additional debt or the sale of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals 150% after such borrowings. See “Risk Factors — Risks Related to our Business and Structure — Because we have received the approval of our Board, we became subject to 150% Asset Coverage effective May 3, 2019” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 5, 2021;

•    pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes, including subordinated indebtedness, except that we have agreed that, for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(B) as modified by (i) Section 61(a)(2) of the 1940 Act or any successor provisions thereto, whether or not we are subject to such provisions of the 1940 Act and after giving effect to any exemptive relief granted to us by the SEC and (ii) the following two exceptions: (A) we will be permitted to declare a cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, but only up to such amount as is necessary for us to maintain our status as a RIC under Subchapter M of the Code; and (B) this restriction will not be triggered unless and until such time as our asset coverage has not been in compliance with the minimum asset coverage required by Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions (after giving effect to any exemptive relief granted to us by the SEC) for more than six consecutive months. If Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act were currently applicable to us in connection with this offering, these provisions would generally prohibit us from declaring any cash dividend or distribution upon any class of our capital stock, or purchasing any such capital stock if our asset coverage, as defined in the 1940 Act, were below 150% at the time of the declaration of the dividend or distribution or the purchase and after deducting the amount of such dividend, distribution or purchase;
•    sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);
•    enter into transactions with affiliates;
•    create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;
•    make investments; or
•    create restrictions on the payment of dividends or other amounts to us from our subsidiaries.
In addition, the indenture (as defined in “Description of the Notes”) will not require us to make an offer to purchase the Notes in connection with a change of control or any other event.
Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, if any, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity.
Our ability to recapitalize, incur additional debt (including additional debt that matures prior to the maturity of the Notes), and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for, trading levels, and prices of the Notes.
There is no existing trading market for the Notes and, even if The Nasdaq Global Select Market approves the listing of the Notes, an active trading market for the Notes may not develop, which could limit your ability to sell the Notes and/or the market price of the Notes.
The Notes will be a new issue of debt securities for which there initially will not be a trading market. We intend to list the Notes on The Nasdaq Global Select Market within 30 days of the original issue date under the symbol “OFSSH”. However, there is no assurance that the Notes will be approved for listing on The Nasdaq Global Select Market.
Moreover, even if the listing of the Notes is approved, we cannot provide any assurances that an active trading market will develop or be maintained for the Notes or that you will be able to sell your Notes. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, if any, general economic conditions, our financial condition, performance and prospects and other factors. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the Notes at any time at their sole discretion.
Accordingly, we cannot assure you that the Notes will be approved for listing on The Nasdaq Global Select Market, that a liquid trading market will develop or be maintained for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.
If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.
As of October 19, 2021, we had $0.8 million of indebtedness outstanding under the PWB Credit Facility, $54.3 million of 5.95% Notes due 2026 outstanding, $25.0 million of 6.25% Notes due 2023 outstanding, and $125.0 million of 4.75% Notes due 2026 outstanding. Our 6.25% Notes due 2023 will be redeemed on November 1, 2021. See “Prospectus Supplement Summary—Recent Developments.” Any default under the agreements governing our indebtedness, including a default under the PWB Credit Facility, the 5.95% Notes due 2026, the 6.25% Notes due 2023, the 4.75% Notes due 2026, or other indebtedness to which we may be a party that is not waived by the required lenders or holders of such indebtedness, and the remedies sought by lenders or the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, as applicable, in the instruments governing our indebtedness (including the PWB Credit Facility, the 5.95% Notes due 2026, the 6.25% Notes due 2023, the 4.75% Notes due 2026), we could be in default under the terms of the agreements governing such indebtedness and the Notes. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the PWB Credit Facility or other debt we may incur in the future could elect to terminate their commitment, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation.
Our ability to generate sufficient cash flow in the future is, to some extent, subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under the PWB Credit Facility or otherwise, in an amount sufficient to enable us to meet our payment obligations under the Notes, our other debt, and to fund other liquidity needs.
If our operating performance declines and we are not able to generate sufficient cash flow to service our debt obligations, we may in the future need to refinance or restructure our debt, including any Notes sold, sell assets, reduce or delay capital investments, seek to raise additional capital or seek to obtain waivers from the lenders under the PWB Credit Facility, the holders of our 5.95% Notes due 2026, the holders of our 6.25% Notes due 2023, the holders of our 4.75% Notes due 2026 or other debt that we may incur in the future to avoid being in default. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the Notes and our other debt. If we breach our covenants under the PWB Credit Facility, the 5.95% Notes due 2026, the 6.25% Notes due 2023, the 4.75% Notes due 2026 or any of our other debt and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders thereof. If this occurs, we would be in default under the PWB Credit Facility, the 5.95% Notes due 2026, the 6.25% Notes due 2023, the 4.75% Notes due 2026 or other debt, the lenders or holders could exercise rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations could proceed against the collateral securing the debt, including the PWB Credit Facility. Because the PWB Credit Facility has, and any future credit facilities will likely have, customary cross-default provisions, if we have a default under the terms of the Notes, the 5.95%

Notes due 2026, the 6.25% Notes due 2023, the 4.75% Notes due 2026, the obligations under the PWB Credit Facility or any future credit facility may be accelerated and we may be unable to repay or finance the amounts due.
Legislative or regulatory tax changes could adversely affect investors.
Changes in tax laws, regulations or administrative interpretations or any amendments thereto could adversely affect us, the entities in which we invest, or our noteholders. The Biden Administration has announced a number of tax law proposals, including American Families Plan and Made in America Tax Plan, which include increases in the corporate and individual tax rates, and impose a minimum tax on book income and profits of certain multinational corporations. The impact of any new legislation on us, the entities in which we invest, and the holders of the Notes is uncertain. You are urged to consult with your tax advisor with respect to the impact of this legislation and the status of any other regulatory or administrative developments and proposals and their potential effect on your investment in the Notes.
We may choose to redeem the Notes when prevailing interest rates are relatively low.
On or after , 20 , we may choose to redeem the Notes from time to time, especially if prevailing interest rates are lower than the rate borne by the Notes. If prevailing rates are lower at the time of redemption, and we redeem the Notes, you likely would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes being redeemed. Our redemption right also may adversely impact your ability to sell the Notes as the optional redemption date or period approaches.
A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or our securities, if any, could cause the liquidity or market value of the Notes to decline significantly.
Our credit ratings, if any, are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are paid for by the issuer and are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion.
An explanation of the significance of any ratings of us or our securities may be obtained from the applicable rating agency. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. Neither we nor any underwriter undertakes any obligation to maintain any such credit ratings or to advise holders of Notes of any changes in credit ratings of us or our securities. There can be no assurance that our credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the rating agency if in their judgment future circumstances relating to the basis of the credit ratings, such as adverse changes in our company, so warrant.
There are material limitations with making preliminary estimates of our financial results for the quarter ended September 30, 2021 prior to the completion of our and our auditors’ financial review procedures for such period.
The preliminary financial estimates contained in “Prospectus Supplement Summary — Recent Developments” are not a comprehensive statement of our financial results for the quarter ended September 30, 2021 and have not been audited, reviewed, compiled, examined or subject to any procedures by our independent registered public accounting firm or any other independent accountants. Our consolidated financial statements for the quarter ended September 30, 2021 will not be available until after this offering is completed and, consequently, will not be available to you prior to investing in this offering. The preliminary financial data included herein has been prepared by, and is the responsibility of, management. Our independent registered public accounting firm has not audited, reviewed, compiled, examined or performed any procedures with respect to such preliminary estimates, and, accordingly, does not express an opinion or any other form of assurance with respect thereto. Our final results of operations will include financial information not included in this prospectus supplement, including, for example, a schedule of investments, industry and geographic information on our portfolio and internal performance ratings.

USE OF PROCEEDS
We estimate that the net proceeds we will receive from the sale of the Notes will be approximately $ million (or approximately $ million if the underwriters exercise their over-allotment option in full) based on a public offering price of $ per Note, after deducting the underwriting discount and commissions of $ million (or approximately $ million if the underwriters exercise their over-allotment option in full) payable by us and estimated offering expenses of approximately $0.3 million payable by us. We may change the size of this offering based on demand and market conditions.
We intend to use the net proceeds from this offering to fully or partially pay down, retire, or redeem certain of our outstanding indebtedness, which may include our 6.25% Notes due 2023, 5.95% Notes due 2026 and/or borrowings under our BNP Facility.
As of October 19, 2021, we had approximately $25.0 million aggregate principal amount outstanding, plus accrued interest, of 6.25% Notes due 2023, which mature on September 30, 2023, and bear interest at a rate of 6.25% per annum. Our 6.25% Notes due 2023 will be redeemed on November 1, 2021. As of October 19, 2021, we had approximately $54.3 million aggregate principal amount outstanding, plus accrued interest, of 5.95% Notes due 2026, which mature on October 31, 2026, and bear interest at a rate of 5.95% per annum. As of October 19, 2021, we had $78.1 million of indebtedness outstanding under the BNP Facility, which bore interest at rates from 1.84% to 2.60% as of such date. The BNP Facility matures on June 20, 2024.
We anticipate that substantially all of the net proceeds from the sale of the Notes will be used as described above within three months of their receipt by us. Pending such uses and investments, we will invest the remaining net proceeds primarily in cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment. The management fee payable by us to OFS Advisor will not be reduced while our assets are invested in such securities.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2021:
•    on an actual basis; and
•    on an as adjusted basis for the sale of $ aggregate principal amount of the Notes offered by this prospectus supplement and the accompanying prospectus (assuming no exercise of the underwriters' over-allotment option) based on an assumed public offering price of $ per Note, after deducting the underwriting discounts and commissions of $ million payable by us and estimated offering expenses of approximately $0.3 million payable by us but before the use of proceeds from this offering as described in “Use of Proceeds” in this prospectus supplement.

You should read this table together with “Use of Proceeds” and our most recent balance sheet and other financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 6, 2021 and incorporated by reference herein.

	June 30, 2021
	Actual	As Adjusted(1)
	(amounts in thousands)
Assets:
Investments, at fair value	$484,026	$
Cash	35,159
Other assets	3,255
Total assets	$522,440	$

Liabilities:
The Notes offered hereby, net of deferred debt issuance costs	$—	$
Unsecured Notes, net of deferred debt issuance costs(1)	198,718
SBA-guaranteed debentures payable, net of deferred debt issuance costs(2)	94,640
PWB Credit Facility(3)	—
BNP Facility(4)	24,050
Other liabilities	25,039
Total liabilities	342,447
Net assets	179,993

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 2,000,000 shares authorized, 0 shares issued and outstanding	$—	$
Common stock, par value $0.01 per share; 100,000,000 shares authorized, 13,415,235 shares issued and outstanding	134
Capital in excess of par value	179,859
Total shareholders’ equity	$179,993	$

(1)    As of October 19, 2021, we had approximately $204.3 million of Unsecured Notes. This table has not been adjusted to reflect the $25.0 million aggregate principal amount of 6.25% Notes due 2023 that will be redeemed on November 1, 2021.
(2)    As of October 19, 2021, we had approximately $69.9 million of SBA-guaranteed debentures outstanding. This table has not been adjusted to reflect the change in our outstanding SBA-guaranteed debentures subsequent to June 30, 2021.
(3)    As of October 19, 2021, we had $0.8 million outstanding under the PWB Credit Facility. This table has not been adjusted to reflect the changes in our outstanding borrowings under the PWB Credit Facility subsequent to June 30, 2021.
(4) As of October 19, 2021, we had approximately $78.1 million outstanding under the BNP Facility. This table has not been adjusted to reflect the changes in our outstanding borrowings under the BNP Facility subsequent to June 30, 2021.

SENIOR SECURITIES
Information about our senior securities (including preferred stock, debt securities and other indebtedness) is shown in the following tables as of June 30, 2021, and for the years ended December 31, 2020, 2019, 2018, 2017, 2016, 2015, 2014, 2013 and 2012. The senior securities table as of December 31, 2020 and 2019 was audited by KPMG LLP and the senior securities table as of December 31, 2018, 2017, 2016, 2015, 2014, 2013, and 2012 were audited by our former independent registered public accounting firms. The “ — ” indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.

(dollar amounts in thousands, except per unit data) Class and Year	Total Amount Outstanding(1)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
6.25% Notes due 2023(8)
December 31, 2021 (as of June 30, 2021, unaudited)	$25,000	$16,335	—	$25.47
December 31, 2020	25,000	14,754	—	24.82

6.375% Notes due 2025
December 31, 2020	$50,000	$7,377	—	$22.66
December 31, 2019	50,000	7,519	—	25.30
December 31, 2018	50,000	5,645	—	24.84

6.50% Notes due 2025
December 31, 2020	$48,525	$7,601	—	$22.80
December 31, 2019	48,525	7,747	—	25.29
December 31, 2018	48,525	5,817	—	24.43

5.95% Notes due 2026
December 31, 2021 (as of June 30, 2021, unaudited)	$54,325	$7,517	—	$25.10
December 31, 2020	54,325	6,790	—	21.89
December 31, 2019	54,325	6,920	—	24.75

4.75% Notes due 2026
December 31, 2021 (as of June 30, 2021, unaudited)	$125,000	$3,267	—	N/A

BNP Facility
December 31, 2021 (as of June 30, 2021, unaudited)	$24,050	$16,980	—	N/A
December 31, 2020	31,450	11,728	—	N/A
December 31, 2019	56,450	6,659	—	N/A

PWB Credit Facility
December 31, 2021 (as of June 30, 2021, unaudited)	$—	$—	—	N/A
December 31, 2020	600	614,760	—	N/A
December 31, 2019	—	—	—	N/A
December 31, 2018	12,000	23,521	—	N/A
December 31, 2017	17,600	11,540	—	N/A
December 31, 2016	9,500	15,821	—	N/A
December 31, 2015	—	—	—	N/A

WM Credit Facility(6)
December 31, 2014	$72,612	$2,847	—	N/A
December 31, 2013	108,955	2,256	—	N/A
December 31, 2012	99,224	2,429	—	N/A

(dollar amounts in thousands, except per unit data) Class and Year	Total Amount Outstanding(1)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
SBA debentures (SBIC I LP)(5)
December 31, 2021 (as of June 30, 2021, unaudited)	$95,505	$—	—	N/A
December 31, 2020	105,270	—	—	N/A
December 31, 2019	149,880	—	—	N/A
December 31, 2018	149,880	—	—	N/A
December 31, 2017	149,880	—	—	N/A
December 31, 2016	149,880	—	—	N/A
December 31, 2015	149,880	—	—	N/A
December 31, 2014	127,295	—	—	N/A
December 31, 2013	26,000	—	—	N/A
December 31, 2012	—	—	—	N/A

Total Senior Securities(7)
December 31, 2021 (as of June 30, 2021, unaudited)	$323,880	$1,788	—	N/A
December 31, 2020	315,170	1,757	—	N/A
December 31, 2019	359,180	1,796	—	N/A
December 31, 2018	260,405	2,554	—	N/A
December 31, 2017	167,480	11,540	—	N/A
December 31, 2016	159,380	15,821	—	N/A
December 31, 2015	149,880	—	—	N/A
December 31, 2014	199,907	2,847	—	N/A
December 31, 2013	134,955	2,256	—	N/A
December 31, 2012	99,224	2,429	—	N/A
(1)    Total amount of each class of senior securities outstanding at the end of the period presented.
(2)    The asset coverage ratio for a class of senior securities representing indebtedness is calculated as our consolidated total assets, less all liabilities and indebtedness not represented by senior securities, divided by the class of senior securities representing indebtedness. This asset coverage ratio is multiplied by $1,000 to determine the “Asset Coverage Per Unit.”
(3)    The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it. The “ — ” indicates information which the SEC expressly does not require to be disclosed for certain types of senior securities.
(4)    Average market value per unit for our unsecured notes represents the average of the daily closing prices as reported on the Nasdaq Market during the period presented. Not applicable to our PWB Credit Facility, WM Credit Facility, BNP Facility, 4.75% Note due 2026 or SBA debentures because these senior securities are not registered for public trading.
(5)    The SBA debentures are not subject to the asset coverage requirements of the 1940 Act as a result of exemptive relief granted to us by the SEC.
(6)    The secured revolving line of credit between Wells Fargo Bank, N.A. and OFS Capital WM, LLC, formerly a wholly owned investment company subsidiary of the Company, (the “WM Credit Facility”), was terminated on May 28, 2015.
(7) The Asset Coverage Per Unit does not include the SBA debentures as described in footnote 5 above.
(8) On October 1, 2021, the Company caused notices to be issued to the holders of the 6.25% Notes due 2023 regarding the exercise of its option to redeem all of the issued and outstanding 6.25% Notes due 2023 on November 1, 2021. See Recent Developments.

DESCRIPTION OF THE NOTES
The Notes will be issued under a base indenture dated as of April 16, 2018 and a sixth supplemental indenture thereto, to be entered into between us and U.S. Bank National Association, as trustee. We refer to the indenture and the sixth supplemental indenture collectively as the “indenture” and to U.S. Bank National Association as the “trustee.” The Notes are governed by the indenture, as required by federal law for all bonds and notes of companies that are publicly offered. An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “—Events of Default— Remedies if an Event of Default Occurs” below. Second, the trustee performs certain administrative duties for us with respect to the Notes.
This section includes a summary description of the material terms of the Notes and the indenture. Because this section is a summary, however, it does not describe every aspect of the Notes and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the Notes. See “Available Information” in the accompanying prospectus for information on how to obtain a copy of the indenture.
General
The Notes will mature on , 20 . The principal payable at maturity will be 100% of the aggregate principal amount. The interest rate of the Notes is % per year and will be paid every , , and , beginning on , 20 , and the regular record dates for interest payments will be every , , and , commencing , 20 . If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment. The initial interest period will be the period from and including , 2020, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.
We will issue the Notes in denominations of $25 and integral multiples of $25 in excess thereof. The Notes will not be subject to any sinking fund and holders of the Notes will not have the option to have the Notes repaid prior to the stated maturity date.
The indenture does not limit the amount of debt (including secured debt) that may be issued by us or our subsidiaries under the indenture or otherwise, but does contain a covenant regarding our asset coverage that would have to be satisfied at the time of our incurrence of additional indebtedness. See “— Covenants” and “— Events of Default.” Other than as described under “— Covenants” below, the indenture does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “— Merger or Consolidation” below, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or if our credit rating declines as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect your investment in the Notes.
We have the ability to issue indenture securities with terms different from the Notes and, without the consent of the holders of the Notes, to reopen the Notes and issue additional Notes.
Covenants
In addition to any other covenants described in this prospectus supplement and the accompanying prospectus, as well as standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment and related matters, the following covenants will apply to the Notes:
•    We agree that for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by such provisions of Section 61(a) of the 1940 Act as may be applicable to us from time to time or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from incurring additional borrowings, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings. See “Risk Factors — Risks Related to our Business and Structure — Because we have received the approval of our Board, we became subject to 150% Asset Coverage effective May 3, 2019” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 5, 2021.

•    We agree that, for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(B) as modified by (i) Section 61(a)(2) of the 1940 Act or any successor provisions and after giving effect to any exemptive relief granted to us by the SEC and (ii) the two other exceptions set forth below. These provisions of the 1940 Act will not be applicable to us as a statutory matter as a result of this offering, but instead we have contractually agreed in this offering to abide by these provisions as if they were applicable to us as a result of this offering and as otherwise modified in the manner described below. Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act generally prohibits a BDC from declaring any cash dividend or distribution upon any class of its capital stock, or purchasing any such capital stock if its asset coverage, as defined in the 1940 Act, were below 150% at the time of the declaration of the dividend or distribution or the purchase and after deducting the amount of such dividend, distribution, or purchase. Under this covenant, pursuant to which we have agreed to contractually abide by the above-described provisions, we will be permitted to declare a cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, but only up to such amount as is necessary for us to maintain our status as a RIC under Subchapter M of the Code. Furthermore, the covenant will not be triggered unless and until such time as our asset coverage has not been in compliance with the minimum asset coverage required by Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions (after giving effect to any exemptive relief granted to us by the SEC) for more than six consecutive months.
•    If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable U.S. GAAP.
Optional Redemption
The Notes may be redeemed in whole or in part at any time or from time to time at our option on or after , 20 , upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.
You may be prevented from exchanging or transferring the Notes when they are subject to redemption. In case any Notes are to be redeemed in part only, the redemption notice will provide that, upon surrender of such Note, you will receive, without a charge, a new Note or Notes of authorized denominations representing the principal amount of your remaining unredeemed Notes. Any exercise of our option to redeem the Notes will be done in compliance with the 1940 Act, to the extent applicable.
If we redeem only some of the Notes, the trustee or, with respect to global securities, DTC, will determine the method for selection of the particular Notes to be redeemed, in accordance with the indenture and the 1940 Act, to the extent applicable, and in accordance with the rules of any national securities exchange or quotation system on which the Notes are listed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.
Global Securities
Each Note will be issued in book-entry form and represented by a global security that we deposit with and register in the name of DTC or its nominee. A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all the Notes represented by a global security, and investors will be permitted to own only beneficial interests in a global security. For more information about these arrangements, see “— Book-Entry Procedures” below.
Termination of a Global Security
If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.
Conversion and Exchange
The Notes are not convertible into or exchangeable for other securities.
Payment and Paying Agents
We will pay interest to the person listed in the trustee’s records as the owner of the Notes at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the Note on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling the Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on the Notes so long as they are represented by a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Book-Entry Procedures” below.
Payments on Certificated Securities
In the event the Notes become represented by certificated securities, we will make payments on the Notes as follows. We will pay interest that is due on an interest payment date to the holder of the Notes as shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee and/or at other offices that may be specified in the indenture or a notice to holders against surrender of the Note.
Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Payment When Offices Are Closed
If any payment is due on the Notes on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a default under the Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the Notes.
Events of Default
You will have rights if an Event of Default occurs in respect of the Notes and the Event of Default is not cured, as described later in this subsection.
The term “Event of Default” in respect of the Notes means any of the following:
•We do not pay the principal of any Note when due and payable at maturity;
•We do not pay interest on any Note when due and payable, and such default is not cured within 30 days of its due date;
•We remain in breach of any other covenant in respect of the Notes for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding Notes);
•We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 60 days; or
•On the last business day of each of twenty-four consecutive calendar months, the Notes have an asset coverage (as such term is defined in the 1940 Act) of less than 100%, giving effect to any exemptive relief granted to us by the SEC.
An Event of Default for the Notes may, but does not necessarily, constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of the Notes of any default, except in the payment of principal or interest, if it in good faith considers the withholding of notice to be in the best interests of the holders.
Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the Notes may declare the entire principal amount of all the Notes to be due and immediately payable, but this does not entitle any holder of Notes to any redemption payout or redemption premium. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the Notes if (1) we have deposited with the trustee all amounts due and owing with respect to the Notes (other than principal or any payment that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”). If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes, the following must occur:
•You must give the trustee written notice that an Event of Default has occurred and remains uncured;
•The holders of at least 25% in principal amount of all the Notes must make a written request that the trustee take action because of the default and must offer the trustee indemnity, security, or both reasonably satisfactory to it against the cost and other liabilities of taking that action;
•The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and
•The holders of a majority in principal amount of the Notes must not have given the trustee a direction inconsistent with the above notice during that 60-day period.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your Notes on or after the due date.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the Notes, or else specifying any default.
Waiver of Default
The holders of a majority in principal amount of the Notes may waive any past defaults other than a default:
•in the payment of principal (or premium, if any) or interest; or
•in respect of a covenant that cannot be modified or amended without the consent of each holder of the Notes.
Merger or Consolidation
Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
•where we merge out of existence or convey or transfer our assets substantially as an entirety, the resulting entity must agree to be legally responsible for our obligations under the Notes;
•immediately after giving effect to the transaction, no default or Event of Default shall have happened and be continuing; and
•we must deliver certain certificates and documents to the trustee.
Modification or Waiver
There are three types of changes we can make to the indenture and the Notes issued thereunder.
Changes Requiring Your Approval

First, there are changes that we cannot make to your Notes without your specific approval. The following is a list of those types of changes:
•change the stated maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on the Notes;
•reduce any amounts due on the Notes or reduce the rate of interest on the Notes;
•reduce the amount of principal payable upon acceleration of the maturity of a Note following a default;
•change the place or currency of payment on a Note;
•impair your right to sue for payment;
•reduce the percentage of holders of Notes whose consent is needed to modify or amend the indenture; and
•reduce the percentage of holders of Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults or reduce the percentage of holders of Notes required to satisfy quorum or voting requirements at a meeting of holders of the Notes.
Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Notes in any material respect.
Changes Requiring Majority Approval
Any other change to the indenture and the Notes would require the following approval:
•if the change affects only the Notes, it must be approved by the holders of a majority in principal amount of the Notes; and
•if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.
In each case, the required approval must be given by written consent.
The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to the Notes:
The Notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we or any affiliate of ours own any Notes. The Notes will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance” below.
We will generally be entitled to set any day as a record date for the purpose of determining the holders of the Notes that are entitled to vote or take other action under the indenture. However, the record date may not be earlier than 30 days before the date of the first solicitation of holders to vote on or take such action and not later than the date such solicitation is completed. If we set a record date for a vote or other action to be taken by holders of the Notes, that vote or action may be taken only by persons who are holders of the Notes on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the Notes or request a waiver.
Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect with respect to the Notes when:
•Either
◦all the Notes that have been authenticated have been delivered to the trustee for cancellation; or
◦all the Notes that have not been delivered to the trustee for cancellation:

▪have become due and payable, or
▪will become due and payable at their stated maturity within one year, or
▪are to be called for redemption within one year,
▪and we, in the case of the first, second and third sub-bullets above, have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of the Notes, in amounts as will be sufficient, to pay and discharge the entire indebtedness (including all principal, premium, if any, and interest) on such Notes not previously delivered to the trustee for cancellation (in the case of Notes that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be;
•we have paid or caused to be paid all other sums payable by us under the indenture with respect to the Notes; and
•we have delivered to the trustee an officers’ certificate and legal opinion, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture and the Notes have been complied with.
Defeasance
The following provisions will be applicable to the Notes. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the Notes when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under the Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from certain covenants under the indenture relating to the Notes.
Covenant Defeasance
Under current U.S. federal income tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the Notes were issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your Notes. In order to achieve covenant defeasance, the following must occur:
•Since the Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the Notes a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates;
•We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit;
•We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;
•Defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments; and
•No default or Event of Default with respect to the Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.
If we accomplish covenant defeasance, you can still look to us for repayment of the Notes if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Full Defeasance
If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from all payment and other obligations on the Notes (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•Since the Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates;
•We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an Internal Revenue Service (“IRS”) ruling that allows us to make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit;
•We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;
•Defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any of our other material agreements or instruments; and
•No default or Event of Default with respect to the Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.
If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.
Form, Exchange and Transfer of Certificated Registered Securities
If registered Notes cease to be issued in book-entry form, they will be issued:
•only in fully registered certificated form;
•without interest coupons; and
•unless we indicate otherwise, in denominations of $25 and amounts that are multiples of $25.
Holders may exchange their certificated securities for Notes of smaller denominations or combined into fewer Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $25.
Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering Notes in the names of holders transferring Notes. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the Notes, we may block the transfer or exchange of those Notes selected for redemption during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated Notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Note that will be partially redeemed.
If registered Notes are issued in book-entry form, only the depositary will be entitled to transfer and exchange the Notes as described in this subsection, since it will be the sole holder of the Notes.
Resignation of Trustee
The trustee may resign or be removed with respect to the Notes provided that a successor trustee is appointed to act with respect to the Notes. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Governing Law
The indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.
Indenture Provisions — Ranking

The Notes will be our direct unsecured obligations and will rank:
•pari passu with our existing and future unsecured, unsubordinated indebtedness, including the 5.95% Notes due 2026, the 6.25% Notes due 2023 and the 4.75% Notes due 2026;
•senior to any of our future indebtedness that expressly provides it is subordinated to the Notes; and
•effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the PWB Credit Facility; and
•structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries, including SBIC I LP, OFSCC-FS and any other future SBIC subsidiary of the Company, including, without limitation, borrowings under the BNP Facility (which is secured by substantially all of the assets held by OFSCC-FS) and the SBA-guaranteed debentures issued by SBIC I LP.
The Trustee under the Indenture
U.S Bank National Association serves as the trustee, paying agent, and security registrar under the indenture. Separately, our securities are held by U.S. Bank National Association pursuant to a custody agreement.
Book-Entry Procedures
The Notes will be represented by global securities that will be deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.
The Notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for each issuance of the Notes, in the aggregate principal amount thereof, and will be deposited with DTC. Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the trustee or the paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).
DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s Ratings Services’ rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.
Purchases of the Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.
To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the Notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Redemption proceeds, distributions, and interest payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for its accuracy.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary describes certain U.S. federal income tax consequences applicable to an investment in the Notes. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. The summary is based upon the Code, U.S. Treasury regulations, and administrative and judicial interpretations, each as of the date of this prospectus supplement and all of which are subject to change, potentially with retroactive effect, or to different interpretations. We cannot assure you that the IRS will not challenge one or more of the tax consequences described in this summary, and we have not obtained, nor do we intend to obtain, any ruling from the IRS or opinion of counsel with respect to the tax consequences of an investment in the Notes. Investors should consult their own tax advisors with respect to tax considerations that pertain to their investment in the Notes.
This summary discusses only Notes held as capital assets within the meaning of the Code (generally, property held for investment purposes) and does not purport to address persons in special tax situations, such as banks and other financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies, real estate investment trusts and regulated investment companies (and shareholders of such corporations), dealers in securities or currencies, traders in securities, former citizens of the United States, persons holding the Notes as a position in a “straddle,” “hedge,” “constructive sale transaction,” “conversion transaction,” “wash sale” or other integrated transaction for U.S. federal income tax purposes, entities that are tax-exempt for U.S. federal income tax purposes, retirement plans, individual retirement accounts, tax-deferred accounts, persons subject to the alternative minimum tax, pass-through entities (including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes) and beneficial owners of pass-through entities, or U.S. holders (as defined below) whose functional currency (as defined in the Code) is not the U.S. dollar. It does not address beneficial owners of the Notes other than original purchasers of the Notes who acquire the Notes in this offering for cash at a price equal to their issue price (i.e., the first price at which a substantial amount of the Notes is sold for money to investors (other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placements agents or wholesalers)). It also does not address the U.S. federal income tax consequences to beneficial owners of the Notes subject to the special tax accounting rules under Section 451(b) of the Code. In addition, this summary only addresses U.S. federal income tax consequences, and, except as otherwise noted below, does not address other U.S. federal tax consequences, including, for example, estate or gift tax consequences. This summary also does not address any U.S. state or local or non-U.S. tax consequences. Investors considering purchasing the Notes should consult their own tax advisors concerning the application of the U.S. federal income tax laws to their individual circumstances, as well as any consequences to such investors relating to purchasing, owning and disposing of the Notes under the laws of any state, local, foreign or other taxing jurisdiction.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds any Notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding Notes, and persons holding interests in such partnerships, should each consult their own tax advisors as to the consequences of investing in the Notes in their individual circumstances.
Taxation of U.S. Holders
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:
•    an individual who is a citizen or resident of the United States;
•    a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•    a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more “United States persons” (within the meaning of the Code) that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a “United States person” (within the meaning of the Code); or
•    an estate the income of which is subject to U.S. federal income taxation regardless of its source.
Payments of Interest
Payments or accruals of interest on a Note generally will be taxable to a U.S. holder as ordinary interest income at the time they are received (actually or constructively) or accrued, in accordance with the U.S. holder’s regular method of tax accounting. In general, if the terms of a debt instrument entitle a holder to receive payments (other than fixed periodic interest) that exceed the issue price of the instrument by not less than a statutory de minimis amount, the holder will be required to recognize additional interest as “original issue discount” over the term of the instrument, irrespective of the holder’s regular method of tax accounting. We expect, and this discussion assumes, that the Notes will not be treated as issued with original issue discount for U.S. federal income tax purposes.
Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of a Note
Upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, retirement or other taxable disposition (excluding amounts representing accrued and unpaid interest, which are treated as ordinary interest income to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will equal the U.S. holder’s initial investment in the Note. Capital gain or loss generally will be long-term capital gain or loss if the Note was held for more than one year. Long-term capital gains recognized by individuals and certain other non-corporate U.S. holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code.
Additional Tax on Net Investment Income
An additional tax of 3.8% is imposed on certain “net investment income” (or “undistributed net investment income,” in the case of certain U.S. holders that are estates and trusts) received by certain U.S. holders with modified adjusted gross incomes above certain threshold amounts. “Net investment income” generally includes interest payments on, and gain recognized from the sale, exchange, redemption, retirement or other taxable disposition of, the Notes, less certain deductions. U.S. holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the Notes.
Backup Withholding and Information Reporting
In general, a U.S. holder will be subject to U.S. federal backup withholding tax at the applicable rate with respect to payments on the Notes and the proceeds of a sale, exchange, redemption, retirement or other taxable disposition of the Notes, unless the U.S. holder is an exempt recipient and appropriately establishes that exemption, or provides its taxpayer identification number to the paying agent and certifies, under penalty of perjury, that it is not subject to backup withholding on an IRS Form W-9 and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder may be allowed as a credit against such U.S. holder’s U.S. federal income tax liability and may entitle such U.S. holder to a refund, provided the required information is furnished to the IRS in a timely manner. In addition, payments on the Notes made to, and the proceeds of a sale, exchange, redemption, retirement or other taxable disposition by, a U.S. holder generally will be subject to information reporting requirements, unless such U.S. holder is an exempt recipient and appropriately establishes that exemption.
Taxation of Non-U.S. Holders
For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of a Note that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.
Interest on the Notes
Subject to the discussions of backup withholding and Foreign Account Tax Compliance Act, or FATCA, withholding below, payments to a non-U.S. holder of interest on the Notes generally will not be subject to U.S. federal income tax and will be exempt from withholding of U.S. federal income tax under the “portfolio interest” exemption if such non-U.S. holder properly certifies as to such non-U.S. holder’s foreign status, as described below, and:
•    such non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;
•    such non-U.S. holder is not a “controlled foreign corporation” that is related to us (actually or constructively);
•    such non-U.S. holder is not a bank whose receipt of interest on the Notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of such non-U.S. holder’s trade or business; and
•    interest on the Notes is not effectively connected with such non-U.S. holder’s conduct of a U.S. trade or business (or, in the case of an applicable income tax treaty, such interest is not attributable to a permanent establishment maintained by such non-U.S. holder in the United States).
The portfolio interest exemption generally applies only if a non-U.S. holder also appropriately certifies as to such non-U.S. holder’s foreign status. A non-U.S. holder can generally meet the certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) to the applicable withholding agent prior to payment. If a non-U.S. holder holds the Notes through a financial institution or other agent acting on such non-U.S. holder’s behalf, such non-U.S. holder may be required to provide appropriate certifications to the agent. Such non-U.S. holder’s agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries.
If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to such non-U.S. holder will be subject to U.S. federal withholding tax at a 30% rate, unless (i) such non-U.S. holder prior to payment provides the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) claiming an exemption from (or a reduction of) withholding under the benefits of an income tax treaty, or (ii) the payments of such interest are effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States and such non-U.S. holder meets the certification requirements described below under “— Income or Gain Effectively Connected with a U.S. Trade or Business”.
Disposition of the Notes
Subject to the discussions of backup withholding and FATCA withholding below, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, redemption, exchange, retirement, or other taxable disposition of a Note unless:
•    the gain is effectively connected with the conduct by such non-U.S. holder of a U.S. trade or business (and, if required by an applicable income tax treaty, such non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or
•    such non-U.S. holder is a non-resident alien individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.
If a non-U.S. holder’s gain is described in the first bullet point above, such non-U.S. holder generally will be subject to U.S. federal income tax in the manner described under “— Income or Gain Effectively Connected with a U.S. Trade or Business” below. A non-U.S. holder described in the second bullet point above will be subject to a flat 30% (or lower applicable income tax treaty rate) U.S. federal income tax on the gain derived from the sale or other disposition, which may be offset by certain U.S. source capital losses. To the extent that any portion of the amount realized on a sale, redemption, exchange, retirement or other taxable disposition of a Note is attributable to accrued but unpaid interest on the Note, this amount generally will be taxed in the same manner as described above in “— Interest on the Notes.”
Income or Gain Effectively Connected with a U.S. Trade or Business
If any interest on the Notes or gain from the sale, redemption, exchange, retirement, or other taxable disposition of the Notes is effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, such non-U.S. holder maintains a permanent establishment in the United States to which such interest or gain is attributable), then the interest income or gain will be subject to U.S. federal income tax at regular income tax rates generally in the same manner as if such non-U.S. holder were a U.S. holder (but without regard to the additional tax on net investment income described above). Effectively connected interest income will not be subject to U.S. federal withholding tax if a non-U.S. holder satisfies certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form) prior to payment. In addition, if a non-U.S. holder is a corporation, that portion of such non-U.S. holder’s earnings and profits that are effectively connected with such non-U.S. holder’s conduct of a U.S. trade or business may also be subject to a “branch profits tax” at a 30% rate, unless an applicable income tax treaty provides for a lower rate. For this purpose, interest received on a Note and gain recognized on the disposition of a Note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by such non-U.S. holder of a U.S. trade or business.
Backup Withholding and Information Reporting
Under current U.S. Treasury regulations, the amount of interest paid to a non-U.S. holder and the amount of tax withheld, if any, from those payments must be reported annually to the IRS and each non-U.S. holder. These reporting requirements apply regardless of whether U.S. withholding tax on such payments was reduced or eliminated by any applicable tax treaty or otherwise. Copies of the information returns reporting those payments and the amounts withheld may also be made available to the tax authorities in the country where a non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.
Backup withholding generally will not apply to payments of interest to a non-U.S. holder on a Note if the certification described above in “— Interest on the Notes” is duly provided or such non-U.S. holder otherwise establishes an exemption.
Additionally, the gross proceeds from a non-U.S. holder’s disposition of Notes may be subject under certain circumstances to information reporting and backup withholding unless the non-U.S. holder provides an IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying that the non-U.S. holder is not a United States person or otherwise qualifies for an exemption.

Non-U.S. holders should consult their own tax advisors regarding application of the backup withholding rules to their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be credited against a non-U.S. holder’s U.S. federal income tax liability (which may result in such non-U.S. holder being entitled to a refund of U.S. federal income tax), provided that the required information is timely provided to the IRS.
Estate Tax
A Note that is held by an individual who, at the time of death, is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) generally will not be subject to the U.S. federal estate tax, unless, at the time of death, (i) such individual directly or indirectly, actually or constructively, owns ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and the Treasury Regulations thereunder or (ii) such individual’s interest in the Notes is effectively connected with the individual’s conduct of a United States trade or business.
FATCA
Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest (including interest on a Note) and dividends. While existing U.S. Treasury regulations would also require withholding on payments of the gross proceeds from the sale of any property occurring after December 31, 2018 that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a beneficial owner and the status of the intermediary through which it holds the Notes, a beneficial owner could be subject to this 30% withholding tax with respect to interest paid on the Notes. Under certain circumstances, a beneficial owner might be eligible for a refund or credit of such taxes.
Holders and beneficial owners should consult their own tax advisors regarding FATCA and whether it may be relevant to their acquisition, ownership and disposition of the Notes.
You should consult your own tax advisor with respect to the particular tax consequences to you of an investment in the Notes, including the possible effect of any pending legislation or proposed regulations.

UNDERWRITING
Ladenburg Thalmann & Co. Inc. and Goldman Sachs & Co. LLC are acting as representatives of the underwriters for this offering. Subject to the terms and conditions set forth in an underwriting agreement dated October , 2021 among us, OFS Advisor, OFS Services and the underwriters, we have agreed to sell to the underwriters, and the underwriters has agreed to purchase from us, the aggregate principal amount of Notes indicated in the table below:

Underwriter		Principal Amount of Notes
Ladenburg Thalmann & Co. Inc.	$
Goldman Sachs & Co. LLC
B. Riley Securities, Inc.
Oppenheimer & Co. Inc.
Total	$
Ladenburg Thalmann & Co. Inc. and Goldman Sachs & Co. LLC are acting as joint lead book-running managers of this offering.
The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Notes are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriting agreement provides that the underwriters will purchase all of the Notes if they purchase any of the Notes (other than those covered by the over-allotment option described below). If an underwriter defaults, the underwriting agreement provides that, under the circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters have advised us that they currently intend to make a market in the Notes. However, the underwriters are not obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.
The underwriters are offering the Notes, subject to their acceptance of the Notes from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The underwriters propose to initially offer some of the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the Notes to certain other Financial Institution Regulatory Authority, Inc. (FINRA) members at that price less a concession not in excess of % of the aggregate principal amount of the Notes. If all of the Notes are not sold at the public offering price, the representatives may change the public offering price and other selling terms. Investors must pay for any Notes purchased in this offering on or before October , 2021. The representatives have advised us that the underwriters do not intend to confirm any sales to any accounts over which they exercise discretionary authority.
The following table shows the sales load to be paid to the underwriters in connection with this offering.

	Per Note	Total
Public offering price	%	$
Sales load (underwriting discounts and commissions)	%	$
Proceeds to us (before expenses)	%	$
We estimate expenses payable by us in connection with this offering will be approximately $0.3 million. We have agreed to pay the underwriters an amount not to exceed $7,500 for the fees and disbursements of counsel to the underwriters in connection with the review by FINRA of the terms of the sale of the Notes.
Listing
We intend to list the Notes on The Nasdaq Global Select Market. We expect trading in the Notes on The Nasdaq Global Select Market to begin within 30 days after the original issue date under the trading symbol “OFSSH”. We offer no assurances that an active trading market for the Notes will develop and continue after the offering.
Over-Allotment Option

We have granted to the underwriters an option to purchase from us up to an additional $ million aggregate principal amount of the Notes solely to cover over-allotments, if any, within 30 days from the date of this prospectus supplement at the public offering price set forth on the cover of this prospectus supplement less the sales load. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. If the underwriters exercise this over-allotment option, each will be obligated, subject to the specified conditions, to purchase a number of additional Notes proportionate to that underwriter’s initial principal amount reflected in the table above.

No Sales of Similar Securities
Subject to certain exceptions, we have agreed not to, directly or indirectly, offer, pledge, sell, contract to sell, grant any option for the sale of, make any short sale or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company, enter into any swap or other derivatives transaction that transfers any of the economic benefits or risks of ownership of any debt securities issued or guaranteed by the Company or file any registration statement under the Securities Act with respect to any of the foregoing for a period of 45 days after the date of this prospectus supplement without first obtaining the written consent of Ladenburg Thalmann & Co. Inc. and Goldman Sachs & Co. LLC, other than certain private sales of debt securities to a limited number of institutional investors. This consent may be given at any time without public notice.

Stabilization
The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in transactions including over-allotment, covering transactions and stabilizing transactions, which may have the effect of stabilizing or maintaining the market price of the Notes at a level above that which might otherwise prevail in the open market. Over-allotment involves syndicate sales of securities in excess of the aggregate principal amount of securities to be purchased by the underwriters in the offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions.
A stabilizing bid is a bid for the purchase of Notes on behalf of the underwriters for the purpose of fixing or maintaining the price of the Notes. A syndicate covering transaction is the bid for or the purchase of Notes on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member. The underwriters may conduct these transactions on The Nasdaq Global Select Market, in the over-the-counter market or otherwise.
Neither we, nor the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a limited principal amount of the Notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, information on the underwriters' web sites and any information contained in any other web site maintained by any of the underwriters or selling group members is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement is a part, has not been approved and/or endorsed by us or the underwriters and should not be relied on by investors.
Other Relationships
Certain of the underwriters and their affiliates have provided in the past and may provide from time to time in the future in the ordinary course of their business certain commercial banking, financial advisory, investment banking and other services to us, our portfolio companies or our affiliates for which they have received or will be entitled to receive separate fees. In particular, the underwriters or their affiliates may execute transactions with us, on behalf of us, any of our portfolio companies or our affiliates. In addition, the underwriters or their affiliates may act as arrangers, underwriters or placement agents for companies whose securities are sold to or whose loans are syndicated to us, our portfolio companies or our affiliates.

The underwriters or their affiliates may also trade in our securities, securities of our portfolio companies or other financial instruments related thereto for their own accounts or for the account of others and may extend loans or financing directly or through derivative transactions to us, any of our portfolio companies or our affiliates.
After the date of this prospectus supplement, the underwriters and their affiliates may from time to time obtain information regarding specific portfolio companies or us that may not be available to the general public. Any such information is obtained by the underwriters and their affiliates in the ordinary course of their business and not in connection with the offering of the Notes. In addition, after the offering period for the sale of the Notes, the underwriters or their affiliates may develop analyses or opinions related to us or our portfolio companies and buy or sell interests in one or more of our portfolio companies on behalf of their proprietary or client accounts and may engage in competitive activities. There is no obligation on behalf of these parties to disclose their respective analyses, opinions or purchase and sale activities regarding any portfolio company or regarding us to holders of the Notes or any other persons.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters and their affiliates that may have a lending relationship with us may routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered by this prospectus supplement and the accompanying prospectus. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
The principal business address of the underwriters are as follows: Ladenburg Thalmann & Co. Inc., 640 5th Ave., 4th Floor, New York, New York 10019; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282; B. Riley Securities, Inc., 299 Park Avenue, 21st Floor, New York, New York 10171; and Oppenheimer & Co. Inc., 85 Broad Street, 23rd Floor, New York, New York 10004.
Alternative Settlement Cycle
We expect that delivery of the Notes will be made against payment therefor on or about October , 2021, which will be the business day following the trade date for the issuance of the Notes (such settlement being herein referred to as “T+ ”). Under Rule 15c6-1 promulgated under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the date of delivery hereunder will be required, by virtue of the fact that the Notes initially will settle in T+ business days, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement.
Other Jurisdictions

The Notes offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such Notes be distributed or published, in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restriction relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the Notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This offering memorandum has been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This offering memorandum is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

(ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) of the United Kingdom and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This offering memorandum has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This offering memorandum is not a prospectus for the purposes of the UK Prospectus Regulation and should not be relied on and should not be construed as an offer (or any other form of marketing).

This offering memorandum and any other material in relation to the Notes is only being distributed to, and is directed only at, persons in the United Kingdom who are “qualified investors” (as defined in the UK Prospectus Regulation who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. This offering memorandum and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this offering memorandum or its contents. The Notes are not being offered to the public in the United Kingdom.

In addition, in the United Kingdom, each underwriter has represented and agreed the Notes may not be offered other than by an underwriter that:

•has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Hong Kong

Warning — The contents of this prospectus supplement have not been reviewed, approved or endorsed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.

The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (“SFO”) and any rules made under the SFO, including the Securities and Futures (Professional Investor) Rules (Chapter 571D of the Laws of Hong Kong); or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) (“CWUMPO”) or which do not constitute an offer to the public within the meaning of the CWUMPO. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO. This prospectus supplement is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Notes described herein, and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this prospectus supplement).

LEGAL MATTERS
Certain legal matters in connection with the securities offered hereby will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, District of Columbia. Certain legal matters in connection with the securities offered hereby will be passed upon for the underwriters by Dechert LLP, Washington, D.C.
INCORPORATION BY REFERENCE
We incorporate by reference in this supplement the documents listed below and any reports and other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (such reports and other documents deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents); provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K, or other information “furnished” to the SEC pursuant to the Exchange Act will not be incorporated by reference into this prospectus supplement:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 5, 2021;
•our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 11, 2021;
•our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the SEC on August 6, 2021;
•    our Definitive Proxy Statement on Schedule 14A (Annual Meeting), filed with the SEC on April 20, 2021;
•    our Definitive Proxy Statement on Schedule 14A (Special Meeting), filed with the SEC on April 20, 2021;
•    our Current Reports on Form 8-K, filed with the SEC on January 8, 2021, February 10, 2021, February 19, 2021, March 18, 2021, June 1, 2021, June 15, 2021, and October 1, 2021; and
•    the description of our Common Stock referenced in our Registration Statement on Form 8-A, filed with the SEC on November 7, 2012, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

Prospectus
$200,000,000
OFS CAPITAL
CORPORATION
Common Stock
Preferred Stock
Warrants
Subscription Rights
Debt Securities
    We are an externally managed, closed-end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940 (the “1940 Act”). Our investment objective is to provide our stockholders with both current income and capital appreciation primarily through debt investments and, to a lesser extent, equity investments.
    We may offer, from time to time, in one or more offerings or series, up to $200.0 million in shares of our common stock, par value $0.01 per share, preferred stock, par value $0.01 per share, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, subscription rights or debt securities which we refer to, collectively, as the “securities.” We may sell our securities directly or through underwriters or dealers, “at-the-market” to or through a market maker into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.
    The securities may be offered directly to one or more purchasers, or through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of shares of our securities, and will disclose any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution” in this Prospectus.
    Substantially all of the debt securities in which we invest are rated below investment grade or would be rated below investment grade if rated, which are often referred to as “high yield” or “junk” securities. Exposure to below investment grade securities involves certain risk, and those securities are viewed as having predominately speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. A material amount of our debt investments contain floating interest rate provisions that may make it more difficult for the borrowers to make interest payments on our debt investments. Further, our debt investments generally will not pay down principal during their term which could result in a substantial loss to us if the portfolio company is unable to refinance or repay the debt at maturity.
    Our common stock is traded on the Nasdaq Global Select Market under the symbol “OFS.” On June 18, 2021, the last reported sales price on the Nasdaq Global Select Market for our common stock was $10.08 per share. We are required to determine the net asset value per share of our common stock on a quarterly basis. Our net asset value per share of our common stock as of March 31, 2021 was $11.96.
As of June 18, 2021, the aggregate market value of our common stock held by non-affiliates, or the public float, was approximately $104.6 million, which was calculated based on 10,374,614 shares of common stock held by non-affiliates and on a price per share of $10.08, the closing price of our common stock on June 11, 2021.
    This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before buying any of the securities being offered and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission. The information is available free of charge, and stockholder inquiries may be made, by contacting Investor Relations of OFS Capital Corporation, 10 S. Wacker Drive, Suite 2500, Chicago, IL 60606, or by calling us at (847) 734-2000 or on our website at www.ofscapital.com. The Securities and Exchange Commission, or the SEC, maintains a website at www.sec.gov where such information is available without charge. Information contained on our website is not incorporated by reference into this prospectus or any supplement to this prospectus, and you should not consider information contained on our website to be part of this prospectus or supplement hereto.
    Investing in our securities involves a high degree of risk, including credit risk and the risk of the use of leverage. You should review carefully the risks and uncertainties, including the risk of leverage and dilution, described in the section titled “Risk Factors” included in, and incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus before investing in our securities.
    Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
    This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
Prospectus dated June 24, 2021

i

ABOUT THIS PROSPECTUS
    This prospectus is part of a registration statement that we have filed with the SEC, using the “shelf” registration process. Under this shelf registration statement, we may offer, from time to time, in one or more offerings, up to $200.0 million of common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, and warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, on terms to be determined at the time of the offering. We may sell our securities through underwriters or dealers, “at-the-market” to or through a market maker, into an existing trading market or otherwise directly to one or more purchasers, including existing stockholders in a rights offering, or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus. The securities may be offered at prices and on terms described in one or more supplements to this prospectus.
    This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described in the section titled “Available Information.”
    This prospectus may contain estimates and information concerning our industry, including market size and growth rates of the markets in which we participate, that are based on industry publications and reports. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and reports.
    This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information.”
    You should rely only on the information included or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized any dealer, salesperson or other person to provide you with different information or to make representations as to matters not stated in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you do not constitute an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.
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PROSPECTUS SUMMARY
    This summary highlights some of the information included elsewhere in this prospectus or incorporated by reference. It is not complete and may not contain all of the information that you may want to consider before investing in our securities. You should carefully read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Before making your investment decision, you should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part.
    Throughout this prospectus, we refer to OFS Capital Corporation and its consolidated subsidiaries as the “Company,” “we,” “us” or “our;” OFS Capital Management, LLC as “OFS Advisor” or the “Advisor;” and OFS Capital Services, LLC as “OFS Services” or the “Administrator.”
Defined Terms
We have used “we,” “us,” “our,” “our company,” and “the Company” to refer to OFS Capital Corporation in this prospectus. We also have used several other terms in this report, which are explained or defined below:

1940 Act	Investment Company Act of 1940, as amended
Administration Agreement	Administration Agreement between the Company and OFS Services dated November 7, 2012
Advisers Act	Investment Advisers Act of 1940, as amended
Affiliated Account	An account, other than the Company, managed by OFS Advisor or an affiliate of OFS Advisor
Affiliated Fund	Certain other funds, including other BDCs and registered investment companies managed by OFS Advisor
Annual Distribution Requirement	Distributions to our stockholders, for each taxable year, of at least 90% of our ICTI
ASC	Accounting Standards Codification, as issued by the FASB
ASC Topic 820	ASC Topic 820, “Fair Value Measurements and Disclosures”
ASC Topic 946	ASC Topic 946, “Financial Services-Investment Companies”
ASU	Accounting Standards Updates, as issued by the FASB
BDC	Business Development Company under the 1940 Act
BNP Facility	A secured revolving credit facility that provides for borrowings in an aggregate principal amount up to $150,000,000 issued pursuant to a Revolving Credit and Security Agreement by and among OFSCC-FS, the lenders from time to time parties thereto, BNP Paribas, as administrative agent, OFSCC-FS Holdings, LLC, a wholly owned subsidiary of the Company, as equityholder, the Company, as servicer, Citibank, N.A., as collateral agent and Virtus Group, LP, as collateral administrator
Board	The Company’s board of directors
CIM RACR Advisor	CIM Capital IC Management, LLC, registered investment advisor under the Advisers Act
CIM RACR	CIM Real Assets & Credit Fund, a Delaware statutory trust and a non-diversified, closed-end management investment company, registered under the 1940 Act, that continuously offers its common shares of beneficial interest and is operated as an “interval fund” for whom CIM RACR Advisor serves as investment adviser and OFS Advisor serves as an investment sub-adviser
CLO	Collateralized loan obligation
Code	Internal Revenue Code of 1986, as amended
Company	OFS Capital Corporation and its consolidated subsidiaries
Direct Investment	A debt or equity investment in a portfolio company, excluding Structured Finance Notes
DRIP	Distribution reinvestment plan
EBITDA	Earnings before interest, taxes, depreciation, and amortization
Exchange Act	Securities Exchange Act of 1934, as amended
FASB	Financial Accounting Standards Board
FDIC	Federal Deposit Insurance Corporation
GAAP	Accounting principles generally accepted in the United States
HPCI	Hancock Park Corporate Income, Inc., a Maryland corporation and non-traded BDC for whom OFS Advisor serves as investment adviser

ICTI	Investment company taxable income, which is generally net ordinary income plus net short-term capital gains in excess of net long-term capital losses
Indicative Prices	Market quotations, prices from pricing services or bids from brokers or dealers
Investment Advisory Agreement	Investment Advisory and Management Agreement between the Company and OFS Advisor dated November 7, 2012
IPO	Initial Public Offering
LIBOR	London Interbank Offered Rate
NAV	Net Asset Value
Net Loan Fees	The cumulative amount of fees, such as discounts, premiums and amendment fees that are deferred and recognized as income over the life of the loan.
OCCI	OFS Credit Company, Inc., a Delaware corporation and a non-diversified, closed-end management investment company for whom OFS Advisor serves as investment adviser
Offering	Follow-on public offering of 3,625,000 shares of our common stock in April 2017
OFS	The collective activities and operations of OFSAM, its subsidiaries, and certain affiliates
OFS Advisor	OFS Capital Management, LLC, a wholly owned subsidiary of OFSAM and registered investment advisor under the Advisers Act
OFSC	Orchard First Source Capital, Inc., a wholly owned subsidiary of OFSAM
OFS Services	OFS Capital Services, LLC, a wholly owned subsidiary of OFSAM and affiliate of OFS Advisor
OFSAM	Orchard First Source Asset Management, LLC, a full-service provider of capital and leveraged finance solutions to U.S. corporations
OFSCC-FS	OFSCC-FS, LLC, an indirect wholly owned subsidiary of the Company
OFSCC-FS Assets	Assets held by the Company through OFSCC-FS
OFSCC-MB	OFSCC-MB, Inc., a wholly owned subsidiary taxed under subchapter C of the Code and generally holds the equity investments of the Company that are taxed as pass-through entities
OID	Original issue discount
Order	An exemptive relief order from the SEC to permit us to co-invest in portfolio companies with Affiliated Funds in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors, subject to compliance with certain conditions
Parent	OFS Capital Corporation
PIK	Payment-in-kind, non-cash interest or dividends payable as an addition to the loan or equity security producing the income.
Portfolio Company Investment	A debt or equity investment in a portfolio company. Portfolio Company Investments exclude Structured Finance Notes
Prime Rate	United States Prime interest rate
PWB Credit Facility	Senior secured revolving credit facility between the Company and Pacific Western Bank, as lender
Reunderwriting Analysis	A discount rate method based upon a hypothetical recapitalization of the entity given its current operating performance and current market condition
RIC	Regulated investment company under the Code
SBA	U.S. Small Business Administration
SBIC	A fund licensed under the SBA small business investment company program
SBIC Acquisition	The Company’s acquisition of the remaining ownership interests in SBIC I LP and OFS SBIC I GP, LLC on December 4, 2013
SBIC Act	Small Business Investment Act of 1958, as amended
SBIC I LP	OFS SBIC I, LP, a wholly owned SBIC subsidiary of the Company
SBIC I GP	OFS SBIC I GP, LLC
SEC	U.S. Securities and Exchange Commission
Securities Act	Securities Act of 1933, as amended
Secured Revolver Amendment	The amended Business Loan Agreement with Pacific Western Bank, as lender, dated February 17, 2021
Staffing Agreement	Staffing Agreement between OFS Advisor and OFSC dated November 7, 2012

Stock Repurchase Program	The open market stock repurchase program for shares of the Company’s common stock under Rule 10b-18 of the Exchange Act
Structured Finance Notes	CLO mezzanine debt and CLO subordinated debt positions
Synthetic Rating Analysis	A discount rate method that assigns a surrogate debt rating to the entity based on known industry standards for assigning such ratings and then estimates the discount rate based on observed market yields for actual rated debt
Transaction Price	The cost of an arm’s length transaction occurring in the same security
Unsecured Notes	The combination of the Unsecured Notes Due September 2023, the Unsecured Notes Due April 2025, the Unsecured Notes Due October 2025 and the Unsecured Notes Due October 2026
Unsecured Notes Due April 2025	The Company’s $50.0 million aggregate principal amount of 6.375% notes due April 30, 2025
Unsecured Notes Due October 2025	The Company’s $48.5 million aggregate principal amount of 6.5% notes due October 30, 2025
Unsecured Notes Due October 2026	The Company’s $54.3 million aggregate principal amount of 5.95% notes due October 31, 2026
Unsecured Notes Due September 2023	The Company’s $25.0 million aggregate principal amount of 6.25% notes due September 30, 2023
Unsecured Notes Due February 2026	The Company’s $125 million aggregate principal amount of 4.75% notes due February 10, 2026

OFS Capital Corporation
    We are an externally managed, closed-end, non-diversified management investment company and have elected to be treated as a BDC under the 1940 Act, which imposes certain investment restrictions on our portfolio. We were formed as a Delaware corporation on November 7, 2011. Our investment objective is to provide our stockholders with both current income and capital appreciation primarily through debt investments and, to a lesser extent, equity investments. Our investment strategy is to maintain a credit investment portfolio focused primarily on investments in middle-market companies in the United States. We use the term “middle-market” to refer to companies that may exhibit one or more of the following characteristics: number of employees between 150 and 2,000; revenues between $15 million and $300 million; annual EBITDA, between $5 million and $50 million; generally, private companies owned by private equity firms or owners/operators; and enterprise value between $10 million and $500 million. For additional information about how we define the middle-market, see “Item 1. Business—General—Investment Criteria/Guidelines” in our most recent Annual Report on Form 10-K.
As of March 31, 2021, we had loans to 59 portfolio companies, of which 96% were senior secured loans and 4% were subordinated loans, at fair value, as well as equity investments in 10 of these portfolio companies. We also held equity investments in 13 portfolio companies in which we did not hold a debt investment, 15 investments in Structured Finance Notes, which included 12 investments in subordinated notes and 3 investments in mezzanine debt tranches of CLOs.
Our investment strategy focuses primarily on investments in middle-market companies in the United States, including senior secured loans, which includes first-lien, second-lien and unitranche loans, as well as subordinated loans and, to a lesser extent, warrants and other equity securities. Our investments may be directly originated or may be purchased in the U.S. leveraged loan market for Broadly Syndicated Loans (as defined below). As a BDC, we must not acquire any assets other than “qualifying assets” specified in the 1940 Act unless, at the time the acquisition is made, at least 70% of our assets, as defined by the 1940 Act, are qualifying assets (with certain limited exceptions). Qualifying assets include investments in “eligible portfolio companies.” Under the relevant SEC rules, the term “eligible portfolio company” includes all private companies, companies whose securities are not listed on a national securities exchange, and certain public companies that have listed their securities on a national securities exchange and have a market capitalization of less than $250 million, in each case organized in the United States. Conversely, we may invest up to 30% of our portfolio in opportunistic investments not otherwise eligible under BDC regulations. Specifically, as part of this 30% basket, we may consider investments in investment funds that are operating pursuant to certain exceptions to the 1940 Act and in advisers to similar investment funds, as well as in debt or equity of middle-market portfolio companies located outside of the United States and debt and equity of public companies that do not meet the definition of eligible portfolio companies because their market capitalization of publicly traded equity securities exceeds the levels provided for in the 1940 Act. We have made, and may continue to make, opportunistic investments in Structured Finance Notes and other non-qualifying assets, consistent with our investment strategy.
We have executed our investment strategy, in part, through SBIC I LP, a licensee under the SBA’s SBIC program, which is subject to SBA regulations and policies, including periodic audits by the SBA. On a stand-alone basis, SBIC I LP held approximately $201.5 million and $223.8 million in assets at March 31, 2021, and December 31, 2020, respectively, which accounted for approximately 39% and 46% of our total consolidated assets, respectively. As part of our plans to focus on lower-yielding, first lien senior secured loans to larger borrowers, which we believe will improve our overall risk profile, SBIC I LP is repaying over time its outstanding SBA debentures prior to the scheduled maturity dates of its debentures. We do not expect to make new investments through SBIC I LP, other than follow-on investments. We believe that investing in more senior loans to larger borrowers is consistent with our view of the private loan market and will reduce our overall leverage on a consolidated basis. For additional information regarding the regulation of SBIC I LP, see “Item 1. Business—Regulation—Small Business Investment Company Regulation” in our most recent Annual Report on Form 10-K.
    Our investment activities are managed by OFS Advisor and supervised by our Board, a majority of whom are independent of us, OFS Advisor and its affiliates. Under the Investment Advisory and Management Agreement between the Company and OFS Advisor dated November 7, 2012 (“Investment Advisory Agreement”), we have agreed to pay OFS Advisor an annual base management fee based on the average value of our total assets (other than cash and cash equivalents but including assets purchased with borrowed funds and including assets owned by any consolidated entity) as well as an incentive fee based on our investment performance. We have elected to exclude from the base management fee calculation any base management fee that would be owed in respect of the intangible assets resulting from the Company’s acquisition of the remaining ownership interests in SBIC I LP and OFS SBIC I GP, LLC on December 4, 2013 (the "SBIC Acquisition"). OFS Advisor also serves as the investment adviser, sub-adviser or collateral manager to CLO funds and other assets, including HPCI, a non-traded BDC with an investment strategy similar to ours, and OCCI, an externally managed, closed-end management investment company that has registered as an investment company under the 1940 Act that primarily invests in CLO debt and Structured Finance Notes. Additionally, OFS Advisor provides sub-advisory services to CMFT Securities Investments, LLC, a wholly owned subsidiary of CIM Real Estate Finance Trust, Inc., a corporation that qualifies as a real estate investment trust and CIM Real Assets & Credit Fund, an externally managed registered investment company that operates as an interval fund that invests primarily in a combination of real estate, credit and related investments. OFS Advisor will seek to allocate investment opportunities among eligible accounts in a manner that is fair and equitable over time and consistent with its allocation policy. See “Item 1. Business—Conflicts of Interest” in our most recent Annual Report on Form 10-K for additional information.
    Also, we have entered into an administration agreement with OFS Services dated November 7, 2012 (“Administration Agreement”). Under our Administration Agreement, we have agreed to reimburse OFS Services for our allocable portion (subject to the review and approval of our independent directors) of overhead and other expenses incurred by OFS Services in performing its obligations under the Administration Agreement.
    As a BDC, we must not acquire any assets other than “qualifying assets” specified in the 1940 Act unless, at the time the acquisition is made, at least 70% of our assets, as defined by the 1940 Act, are qualifying assets (with certain limited exceptions). Qualifying assets include investments in “eligible portfolio companies.” Under the relevant SEC rules, the term “eligible portfolio company” generally includes private companies, companies whose securities are not listed on a national securities exchange, and certain public companies that have listed their securities on a national securities exchange and have a market capitalization of less than $250 million, in each case organized in the United States. As of March 31, 2021, approximately 86% of our investments were qualifying assets.
A BDC is generally not permitted to incur indebtedness unless immediately after such borrowing it has an asset coverage ratio for total borrowings of at least 200% (i.e., the amount of debt may not exceed 50% of the value of our assets). However, Section 61(a)(2) of the 1940 Act permits BDCs to be subject to a minimum asset coverage ratio of 150%, if specific conditions are satisfied, when issuing senior securities (i.e., the amount of debt may not exceed 66 2/3% of the value of our assets). As an approximation, prior to the enactment of certain amendments to the 1940 Act, the most that a BDC could borrow for investment purposes was $1 for every $1 of investor equity. Now, for those BDCs that satisfy the 1940 Act’s approval and disclosure requirements and become subject to the reduced asset coverage ratio, the BDC can borrow $2 for investment purposes for every $1 of investor equity.
On May 3, 2018, our Board, including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act) of the Board, approved the application of the modified asset coverage requirements and, as a result, the asset coverage ratio test applicable to us decreased from 200% to 150%, effective May 3, 2019. Additionally, we received exemptive relief from the SEC effective November 26, 2013, which allows us to exclude our SBA guaranteed debentures from the definition of senior securities in the statutory asset coverage ratio under the 1940 Act. As of March 31, 2021, our asset coverage ratio was 172%.
We may borrow money when the terms and conditions available are favorable to do so and are aligned with our investment strategy and portfolio composition. The use of borrowed funds or the proceeds of preferred stock to make investments would have its own specific benefits and risks, and all of the costs of borrowing funds or issuing preferred stock would be borne by holders of our common stock.
    As a BDC, we are generally not permitted to issue and sell our common stock at a price below net asset value per share. We may, however, sell our common stock, or warrants, options or rights to acquire our common stock, at a price below the then-current net asset value per share of our common stock if our Board determines that such sale is in the best interests of us and our stockholders, and if our stockholders approve such sale. On June 23, 2020, our stockholders approved a proposal to authorize us, with approval of our Board, to sell or otherwise issue shares of our common stock (during a twelve-month period) at a price below our then-current net asset value per share in one or more offerings, subject to certain limitations (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of our then outstanding common stock immediately prior to each such sale).
We have elected to be treated for tax purposes as a RIC under Subchapter M of the Code. To continue to qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements. Pursuant to this election, we generally will not have to pay corporate-level taxes on any income we distribute to our stockholders.

Organizational Structure
About OFS and Our Advisor
    OFS (which refers to the collective activities and operations of OFSAM and its subsidiaries and certain affiliates) is a full-service provider of capital and leveraged finance solutions to U.S. corporations. As of March 31, 2021, OFS had 43 full-time employees. OFS is headquartered in Chicago, Illinois and also has offices in New York, New York and Los Angeles, California.
    Our investment activities are managed by OFS Advisor, our investment adviser. OFS Advisor is responsible for sourcing potential investments, conducting research and diligence on potential investments and equity sponsors, analyzing investment opportunities, structuring our investments and monitoring our investments and portfolio companies on an ongoing basis. As our investment adviser, OFS Advisor allocates investment opportunities among us and any other clients fairly and equitably over time in accordance with its allocation policy. OFS Advisor is a registered investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”) and a wholly-owned subsidiary of OFSAM.
    Our relationship with OFS Advisor is governed by and dependent on the Investment Advisory Agreement and may be subject to conflicts of interest. OFS Advisor provides us with advisory services in exchange for a base management fee and incentive fee; see “Management and Other Agreements—Investment Advisory Agreement” in this Prospectus. The base management fee is based on our total assets (other than cash and cash equivalents, and the intangible asset and goodwill resulting from the SBIC Acquisition, but including assets purchased with borrowed funds and assets owned by any consolidated entity) and, therefore, OFS Advisor will benefit when we incur debt or use leverage. Our Board is charged with protecting our interests by monitoring how OFS Advisor addresses these and other conflicts of interest associated with its management services and compensation. While our Board is not expected to review or approve each borrowing or incurrence of leverage, our independent directors periodically review OFS Advisor’s services and fees as well as its portfolio management decisions and portfolio performance.
    OFS Advisor has entered into the staffing agreement dated November 7, 2012 (the "Staffing Agreement") between OFS Advisor and OFSC, a wholly-owned subsidiary of OFSAM. Under the Staffing Agreement, OFSC makes experienced investment professionals available to OFS Advisor and provides access to the senior investment personnel of

OFS and its affiliates. The Staffing Agreement provides OFS Advisor with access to deal flow generated by OFS and its affiliates in the ordinary course of their businesses and commits the members of OFS Advisor’s investment committee to serve in that capacity. As our investment adviser, OFS Advisor is obligated to allocate investment opportunities among us and any other clients fairly and equitably over time in accordance with its allocation policy.
    OFS Advisor capitalizes on the deal origination and sourcing, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of OFS’s professionals. The senior management team of OFS, including Bilal Rashid and Jeffrey Cerny, provides services to OFS Advisor. These managers have developed a broad network of contacts within the investment community and possess an average of over 20 years of experience investing in debt and equity securities of middle-market companies. In addition, these managers have extensive experience investing in assets that constitute our primary focus and have expertise in investing across all levels of the capital structure of middle-market companies. See “Portfolio Management” in this Prospectus for additional information regarding our portfolio managers.
OFS Advisor has been engaged by CIM RACR Advisor to act as an investment sub-adviser to CIM RACR. OFS Advisor is an affiliate of CIM RACR Advisor. CIM RACR is operated as an “interval fund” and its investment objective is to generate current income through cash distributions and preserve shareholders’ capital across various market cycles, with a secondary objective of capital appreciation.
Our Administrator
    We do not have any direct employees, and our day-to-day investment operations are managed by OFS Advisor. We have a chief executive officer, chief financial officer, chief compliance officer, chief accounting officer, corporate secretary and, to the extent necessary, our Board may elect to appoint additional officers going forward. Our officers are employees of OFSC, an affiliate of OFS Advisor, and a portion of the compensation paid to our officers is paid by us pursuant to the Administration Agreement. All of our executive officers are also officers of OFS Advisor.
OFS Services, an affiliate of OFS Advisor, provides the administrative services necessary for us to operate. OFS Services furnishes us with office facilities and equipment, necessary software licenses and subscriptions and clerical, bookkeeping and recordkeeping services at such facilities. OFS Services oversees our financial reporting as well as prepares our reports to stockholders and all other reports and materials required to be filed with the SEC or any other regulatory authority. OFS Services also manages the determination and publication of our net asset value and the preparation and filing of our tax returns and generally monitors the payment of our expenses and the performance of administrative and professional services rendered to us by others. OFS Services may retain third parties to assist in providing administrative services to us. To the extent that OFS Services outsources any of its functions, we will pay the fees associated with such functions at cost, on a direct basis.
Market Opportunity
    For information on the market opportunity for investment strategy, please see the section titled “Item 1. Business—Market Opportunity” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus in its entirety.
Conflicts of Interests
    BDCs generally are prohibited under the 1940 Act from knowingly participating in certain transactions with their affiliates without the prior approval of their independent directors and, in some cases, of the SEC. Those transactions include purchases and sales, and so-called “joint” transactions, in which a BDC and one or more of its affiliates engage in certain types of profit-making activities. Any person that owns, directly or indirectly, five percent or more of a BDC’s outstanding voting securities will be considered an affiliate of the BDC for purposes of the 1940 Act, and a BDC generally is prohibited from engaging in purchases from, sales of assets to, or joint transactions with, such affiliates, absent the prior approval of the BDC’s independent directors. Additionally, without the approval of the SEC, a BDC is prohibited from engaging in purchases from, sales of assets to, or joint transactions with, the BDC’s officers, directors, and employees, and advisor (and its controlled affiliates).
     BDCs may, however, invest alongside certain related parties or their respective other clients in certain circumstances where doing so is consistent with current law and SEC staff interpretations. For example, a BDC may invest alongside such accounts consistent with guidance promulgated by the SEC staff permitting us and such other accounts to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that the BDC’s advisor, acting on the BDC’s behalf and on behalf of other clients, negotiates no term other than price. Co-investment with such other accounts is not permitted or appropriate under this guidance when there is an opportunity to invest in different securities of the same issuer or where the different investments could be expected to result in a conflict between the BDC’s interests and those of other accounts.

Co-Investment with Affiliates
The 1940 Act generally prohibits BDCs from making certain negotiated co-investments with certain affiliates absent an order from the SEC permitting the BDC to do so. On August 4, 2020, we received exemptive relief from the SEC to permit us to co-invest in portfolio companies with certain other funds, including other BDCs and registered investment companies managed by OFS Advisor (“Affiliated Funds”) in a manner consistent with the Order. The Order superseded a previous order we received on October 12, 2016 and provides us with greater flexibility to enter into co-investment transactions with Affiliated Funds. Pursuant to the Order, we are generally permitted to co-invest with Affiliated Funds if a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transactions, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching in respect of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objective and strategies.
In addition, pursuant to an exemptive order issued by the SEC on April 8, 2020 and applicable to all BDCs, through December 31, 2020, we were permitted, subject to the satisfaction of certain conditions, to co-invest in our existing portfolio companies with certain affiliates even if such other funds had not previously invested in such existing portfolio company. Without this order, affiliated funds would not be able to participate in such co-investments with us unless the affiliated funds had previously acquired securities of the portfolio company in a co-investment transaction with us. Although the conditional exemptive order has expired, the SEC’s Division of Investment Management has indicated that until March 31, 2022, it will not recommend enforcement action, to the extent that any BDC with an existing coinvestment order continues to engage in certain transactions described in the conditional exemptive order, pursuant to the same terms and conditions described therein.
When we invest alongside an account, other than the Company, managed by OFS Advisor or an affiliate of OFS Advisor (“Affiliated Accounts”), OFS Advisor will, to the extent consistent with applicable law, regulatory guidance, or the Order, allocate investment opportunities in accordance with its allocation policy. Under this allocation policy, if two or more investment vehicles with similar or overlapping investment strategies are in their investment periods, an available opportunity will be allocated based on the provisions governing allocations of such investment opportunities in the relevant organizational, offering or similar documents, if any, for such investment vehicles. In the absence of any such provisions, OFS Advisor will consider the following factors and the weight that should be given with respect to each of these factors:
•investment guidelines and/or restrictions, if any, set forth in the applicable organizational, offering or similar documents for the investment vehicles;
•the status of tax restrictions and tests and other regulatory restrictions and tests;
•risk and return profile of the investment vehicles;
•suitability/priority of a particular investment for the investment vehicles;
•if applicable, the targeted position size of the investment for the investment vehicles;
•level of available cash for investment with respect to the investment vehicles;
•total amount of funds committed to the investment vehicles; and
•the age of the investment vehicles and the remaining term of their respective investment periods, if any.
When not relying on the Order, priority as to opportunities will generally be given to clients that are in their “ramp-up” period, or the period during which the account has yet to reach sufficient scale such that its investment income covers its operating expenses, over the accounts that are outside their ramp-up period but still within their investment or re-investment periods. However, application of one or more of the factors listed above, or other factors determined to be relevant or appropriate, may result in the allocation of an investment opportunity to a fund no longer in its ramp-up period over a fund that is still within its ramp-up period.
In situations where co-investment with Affiliated Accounts is not permitted or appropriate, OFS Advisor will need to decide which account will proceed with the investment. The decision by OFS Advisor to allocate an opportunity to another entity could cause us to forego an investment opportunity that we otherwise would have made. These restrictions, and similar restrictions that limit our ability to transact business with our officers or directors or their affiliates, may limit the scope of investment opportunities that would otherwise be available to us. See “Related-Party Transactions and Certain Relationships” in our most recent Definitive Proxy Statement on Schedule 14A (Annual Meeting).
Conflicts Related to Portfolio Investments

     Conflicts may arise when we make an investment in conjunction with an investment being made by an Affiliated Account, or in a transaction where an Affiliated Account has already made an investment. Investment opportunities are, from time to time, appropriate for more than one account in the same, different or overlapping securities of a portfolio company’s capital structure. Conflicts arise in determining the terms of investments, particularly where these accounts may invest in different types of securities in a single portfolio company. Questions arise as to whether payment obligations and covenants should be enforced, modified or waived, or whether debt should be restructured, modified or refinanced.
    We may invest in debt and other securities of companies in which Affiliated Accounts hold those same securities or different securities, including equity securities. In the event that such investments are made by us, our interests will at times conflict with the interests of such Affiliated Accounts, particularly in circumstances where the underlying company is facing financial distress. Decisions about what action should be taken, particularly in troubled situations, raise conflicts of interest, including, among other things, whether or not to enforce claims, whether or not to advocate or initiate a restructuring or liquidation inside or outside of bankruptcy, and the terms of any work-out or restructuring. The involvement of Affiliated Accounts at both the equity and debt levels could inhibit strategic information exchanges among fellow creditors, including among us or Affiliated Accounts. In certain circumstances, we or an Affiliated Account may be prohibited from exercising voting or other rights and may be subject to claims by other creditors with respect to the subordination of their interest.
    In the event that we or an Affiliated Account has a controlling or significantly influential position in a portfolio company, that account may have the ability to elect some or all of the board of directors of such a portfolio company, thereby controlling the policies and operations of such portfolio company, including the appointment of management, future issuances of securities, payment of dividends, incurrence of debt and entering into extraordinary transactions. In addition, a controlling account is likely to have the ability to determine, or influence, the outcome of operational matters and to cause, or prevent, a change in control of such a company. Such management and operational decisions may, at times, be in direct conflict with other accounts that have invested in the same portfolio company that do not have the same level of control or influence over the portfolio company.
    If additional capital is necessary as a result of financial or other difficulties, or to finance growth or other opportunities, the accounts may or may not provide such additional capital, and if provided each account will supply such additional capital in such amounts, if any, as determined by OFS Advisor. In addition, a conflict arises in allocating an investment opportunity if the potential investment target could be acquired by us, an Affiliated Account, or a portfolio company of an Affiliated Account. Investments by more than one account of OFS Advisor or its affiliates in a portfolio company also raise the risk of using assets of an account of OFS Advisor or its affiliates to support positions taken by other accounts of OFS Advisor or its affiliates, or that an account may remain passive in a situation in which it is entitled to vote. In addition, there may be differences in timing of entry into, or exit from, a portfolio company for reasons such as differences in strategy, existing portfolio or liquidity needs, different account mandates or fund differences, or different securities being held. These variations in timing may be detrimental to us.
    The application of our or an Affiliated Account’s governing documents and the policies and procedures of OFS Advisor are expected to vary based on the particular facts and circumstances surrounding each investment by two or more accounts, in particular when those accounts are in different classes of an issuer’s capital structure (as well as across multiple issuers or borrowers within the same overall capital structure) and, as such, there may be a degree of variation and potential inconsistencies, in the manner in which potential or actual conflicts are addressed.
Legal Proceedings
    We, OFS Advisor and OFS Services, are not currently subject to any material pending legal proceedings threatened against us as of March 31, 2021. From time to time, we may be a party to certain legal proceedings incidental to the normal course of our business including the enforcement of our rights under contracts with our portfolio companies. Furthermore, third parties may try to seek to impose liability on us in connection with the activities of our portfolio companies. While the outcome of these legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our business, financial condition, results of operations or cash flows.
General Information
Our principal executive offices are located at 10 S. Wacker Drive, Suite 2500, Chicago, IL, 60606, and our telephone number is (847) 734-2000. Information contained in our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.
We file annual, quarterly and current periodic reports, proxy statements and other information with the SEC under the Exchange Act of 1934. The SEC maintains an Internet website, at www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers, including us, who file documents electronically with the SEC.

Risks
    Investing in our securities may be speculative and involves certain risks relating to our structure and our investment objective that you should consider before deciding whether to invest. For a more detailed discussion of material risks you should carefully consider before deciding to invest in our securities, see the section titled “Risk Factors” in this prospectus, in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a special offering, and under similar headings in the documents that are incorporated by reference into this prospectus, including the section tilted “Risk Factors” included in our most recent Annual Report on Form 10-K, as well as any subsequent SEC filings. Risks involved in an investment in us include:
We are subject to risks related to our business and structure.
•Global economic, political and market conditions may adversely affect our business, results of operations and financial condition, including our revenue growth and profitability.
•Due to the COVID-19 pandemic or other disruptions in the economy, we may reduce, defer or eliminate our dividends and choose to incur US federal excise tax in order preserve cash and maintain flexibility.
•Historical data regarding our business, results of operations, financial condition and liquidity does not reflect the impact of the COVID-19 pandemic and related containment measures and therefore does not purport to be representative of our future performance.
•We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us.
•Our investment portfolio is recorded at fair value, with our Board having final responsibility for overseeing, reviewing and determining, in accordance with the 1940 Act, the fair value of our investments. As a result, there will be uncertainty as to the value of our portfolio investments.
•Our financial condition and results of operations depend on OFS Advisor’s ability to effectively manage and deploy capital, and we are dependent upon the OFS senior professionals for our future success and upon their access to the investment professionals and partners of OFSAM and its affiliates.
•OFS Advisor and OFS Services each has the right to resign on 60 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.
•There are significant potential conflicts of interest which could impact our investment returns.
•Our incentive fee structure may incentivize OFS Advisor to pursue speculative investments, use leverage when it may be unwise to do so, refrain from de-levering when it would otherwise be appropriate to do so, or include optimistic assumptions in the determination of net investment income.
•A general increase in interest rates may have the effect of making it easier for OFS Advisor to receive incentive fees, without necessarily resulting in an increase in our net earnings.
•OFS Advisor’s liability is limited under the Investment Advisory Agreement, and we have agreed to indemnify OFS Advisor against certain liabilities, which may lead OFS Advisor to act in a riskier manner on our behalf than it would when acting for its own account.
•We may not replicate the historical results achieved by OFSAM or other entities managed or sponsored by OFSAM and its other affiliates.
•Our Board may change our operating policies and strategies without stockholder approval, the effects of which may be adverse.
•We will be subject to corporate-level U.S. federal income tax if we are unable to maintain our tax treatment as a RIC.
•Our subsidiaries and portfolio companies may be unable to make distributions to us that will enable us to meet RIC requirements, which could result in the imposition of an entity-level tax.
•We may choose to pay distributions in our own common stock, in which case, our stockholders may be required to pay U.S. federal income taxes in excess of the cash distributions they receive.

•Because we expect to distribute substantially all of our ordinary income and net realized capital gains to our stockholders, we may need additional capital to finance the acquisition of new investments and such capital may not be available on favorable terms, or at all.
•Significant stockholders may control the outcome of matters submitted to our stockholders or adversely impact the market price of our securities.
•Our ability to enter into transactions with our affiliates is restricted, which may limit the scope of investments available to us.
•Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.
We are subject to risks related to our investments.
•Events outside of our control, including public health crises, have negatively affected and will continue to negatively affect our investments and our results of operations.
•Our investments in private and middle-market portfolio companies are generally considered lower credit quality obligations, are risky, and we could lose all or part of our investment.
•Our investments in Structured Finance Notes carry additional risks to the risks associated with investing in private debt. risks.
•Our investments in Structured Finance Notes are more likely to suffer a loss of all or a portion of their value in the event of a default.
•We are a non-diversified management investment company within the meaning of the 1940 Act, and therefore we may assume large positions in the securities of a small number of issuers.
•If we make subordinated investments, the obligors or the portfolio companies may not generate sufficient cash flow to service their debt obligations to us.
•Uncertainty relating to the LIBOR calculation process may adversely affect the value of any portfolio of LIBOR-indexed, floating-rate debt securities.
We are subject to risks relating to our securities.
•Our shares of common stock have traded and could continue to trade at a discount from NAV.
•Sales of substantial amounts of our common stock in the public market may have an adverse effect on the market price of our common stock.
•Our common stock may trade below its net asset value per share, which limits our ability to raise additional equity capital.
•There is a risk that stockholders may not receive distributions or that our distributions may not grow over time and a portion of our distributions may be a return of capital.We are subject to risks related to our business and structure.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that you will bear directly or indirectly. We caution you that the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “us,” “the Company” or “OFS Capital,” or that “we” will pay fees or expenses, you will indirectly bear such fees or expenses as an investor in OFS Capital.

Stockholder transaction expenses:
Sales load borne by us (as a percentage of offering price)	—%	(1)
Offering expenses borne by us (as a percentage of offering price)	—%	(2)
Dividend reinvestment plan fees (per sales transaction fee)	$15.00	(3)
Total Stockholder transaction expenses (as a percentage of offering price)	—%

Annual expenses (as a percentage of net assets attributable to common stock)(10):
Base management fees payable under the Investment Advisory Agreement	4.98%	(4)
Incentive fees payable under the Investment Advisory Agreement	1.87%	(5)
Interest payments on borrowed funds	12.03%	(6)
Other expenses	3.19%	(7)
Total annual expenses	22.07%
Base management fee reduction	(0.40)%	(9)
Total annual expenses, net of fee reduction	21.67%	(8)
(1)     In the event that the securities to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will disclose the applicable sales load and the following Example will be updated accordingly.
(2)     The related prospectus supplement will disclose the applicable offering expenses and total stockholder transaction expenses.
(3)     The expenses of the dividend reinvestment plan are included in “other expenses.” The plan administrator’s fees will be paid by us. There will be no brokerage charges or other charges to stockholders who participate in the plan except that, if a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a $0.10 per share brokerage commission from the proceeds. For additional information, see “Distribution Reinvestment Plan.”
(4)     Our base management fee is 1.75% of the average value of our total assets (other than cash and cash equivalents and the intangible asset resulting from the SBIC Acquisition, but including assets purchased with borrowed amounts and assets owned by any consolidated entity). This item represents projected base management fees for the next twelve months assuming no additional leverage is incurred. As discussed in footnote 9, below, OFS Advisor agreed to reduce a portion of its base management fee on certain assets; the base management fees of 4.98% presented in the table above does not reflect the effect of the base management fee reduction on certain assets. See “Management and Other Agreements — Investment Advisory Agreement”.
(5)     The Part One incentive fee was estimated based on our projected results of operations for the next twelve months. The Part Two incentive fee will be accrued, but not necessarily become payable, if, on a cumulative basis, the sum of net realized capital gains and losses plus net unrealized appreciation and depreciation is positive. Net realized gains and losses result from sales transactions and no such transactions are currently contemplated by OFS Advisor; and unrealized capital gains or losses result from fluctuations in the fair value of our investments, which vary substantially from period to period and cannot be reasonably predicted. Accordingly, the Part Two fee in the table above is -0-%.
    The two parts of the incentive fee follows:
•The first (“Part One”), payable quarterly in arrears, equals 20.0% of our pre-incentive fee net investment income initially calculated based on values at the closing of this offering (including income that is accrued but not yet received in cash), subject to a 2.0% quarterly (8.0% annualized) hurdle rate and a “catch-up” provision measured as of the end of each calendar quarter. Under this provision, in any calendar quarter, OFS Advisor receives no incentive fee until our pre-incentive fee net investment income equals the hurdle rate of 2.0% but then receives, as a “catch-up,” 100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.5%. The effect of this provision is that, if pre-incentive fee net investment income exceeds 2.5% in any calendar quarter, OFS Advisor will receive 20.0% of our pre-incentive fee net investment income as if a hurdle rate did not apply.
    The hurdle rate is fixed at 2.0% quarterly (8% annualized), which means that, if interest rates rise, it will be easier for our pre-incentive fee net investment income to surpass the hurdle rate, which could lead to the payment of fees to OFS Advisor in an amount greater than expected. There is no accumulation of amounts on the hurdle rate from quarter to quarter and accordingly there is no clawback of amounts previously paid if subsequent quarters are below the quarterly hurdle rate and there is no delay of payment if prior quarters are below the quarterly hurdle rate.
•The second part (“Part Two”), payable annually in arrears, equals 20.0% of our realized capital gains on a cumulative basis, if any (or upon the termination of the Investment Advisory Agreement, as of the termination date), computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. The incentive fee is determined on a consolidated basis. We accrue the Part Two incentive fee if, on a cumulative basis, the sum of net realized capital gains and losses plus net unrealized appreciation and depreciation is positive. See “Management and Other Agreements — Investment Advisory Agreement.”
(6)     The borrowing costs included in the table above are based on our March 31, 2021 balance sheet at a level equivalent to a debt-to-equity ratio of up to 2.0x (equivalent to $2 of debt outstanding for each $1 of equity) which is also equivalent to having an asset coverage ratio of 172% (which excludes the SBA debentures as a result of exemptive relief granted to us by the SEC) as permitted under the Section 61(a)(2) of the 1940 Act, and assuming a weighted average interest rate for total outstanding debt of 5.57%, which is equal to the weighted average interest rate for our existing debt.
    We may borrow additional funds from time to time to make investments to the extent we determine that the economic situation is conducive to doing so. We do not expect to issue any preferred stock during the next twelve months and, therefore, have not included the cost of issuing and servicing preferred stock in the table. Availability under the PWB Credit Facility as of March 31, 2021 was $25 million based on the stated advance rate of 50% under the borrowing base, and the $-0- million outstanding as of March 31, 2021. Availability under the BNP Facility as of March 31, 2021 was $130.4 million and the $19.6 million outstanding as of March 31, 2021. Our stockholders will bear directly or indirectly the costs of borrowings under any debt instruments we may enter into.
(7)     Includes our overhead expenses, including payments under the Administration Agreement based on our allocable portion of overhead and other expenses incurred by OFS Services. See “Management and Other Agreements — Administration Agreement.”
(8)     Our stockholders indirectly bear the expenses of underlying funds or other investment vehicles that would be investment companies under section 3(a) of the 1940 Act but for the exceptions to that definition provided for in sections 3(c)(1) and 3(c)(7) of the 1940 Act (“Acquired Funds”) in which we invest. We do not currently invest in underlying funds or other investment companies and therefore do not expect to incur any acquired fund fees and expenses. The indirect expenses that will be associated with our Structured Finance Note investments are not included in the fee table presentation, but if such expenses were included in the fee table presentation then our total annual expenses would have been 21.86%.
(9)    OFS Advisor agreed to reduce a portion of its base management fee by reducing the portion of such fee from 1.75% to 1.00% on the average value of the portion of total assets held by the Company through OFSCC-FS, LLC, an indirect wholly owned subsidiary of the Company, at the end of the two most recently completed quarters. The base management fee reduction will be renewable on an annual basis and the amount of the base management fee reduction with respect to the assets held by the Company through OFSCC-FS (the “OFSCC-FS Assets”) shall not be subject to recoupment by OFS Advisor. This agreement was renewed for the 2021 calendar year on February 16, 2021.
(10)     Estimated.

Example
The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we would have no additional leverage and that our annual operating expenses would remain at the levels set forth in the table above. The expense amounts assume an annual base management fee 1.75% for each year. Transaction expenses are not included in the following example.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return	$187	$479	$689	$991
While the example assumes a 5.0% annual return, as required by the applicable rules of the SEC, our performance will vary and may result in a return greater or less than 5.0%. The incentive fee under the Investment Management Agreement, which, assuming a 5.0% annual return, would either not be payable or would have an insignificant impact on the expense amounts shown above, is not included in the above example. The above illustration assumes that we will not realize any capital gains (computed net of all realized capital losses and unrealized capital depreciation) in any of the indicated time periods. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses and returns to our investors would be higher. For example, if we assumed that we received our 5.0% annual return completely in the form of net realized capital gains on our investments, computed net of all cumulative unrealized depreciation on our investments, the projected dollar amount of total cumulative expenses set forth in the above illustration would be as follows:

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return	$195	$495	$706	$997
While the examples assume reinvestment of all distributions at net asset value, participants in our dividend reinvestment plan will receive a number of shares of our common stock determined by dividing the total dollar amount of the distribution payable to a participant by the market price per share of our common stock at the close of trading on the dividend payment date. The market price per share of our common stock may be at, above or below net asset value. See “Distribution Reinvestment Plan” for additional information regarding the dividend reinvestment plan.
The example should not be considered a representation of future expenses, and actual expenses may be greater or less than those shown.

FINANCIAL HIGHLIGHTS
The information in “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in our most recent Annual Report on Form 10-K and in “Item 1. Financial Statements” in our most recent Quarterly Report on Form 10-Q is incorporated by reference herein.

SELECTED FINANCIAL AND OTHER INFORMATION
The information in “Item 6. Selected Financial Data” of our most recent Annual Report on Form 10-K and in “Item 1. Financial Statements” in our most recent Quarterly Report on Form 10-Q is incorporated by reference herein.

RISK FACTORS
    Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the section titled “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only risks we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause our net asset value and the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
    This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements, including statements regarding our future financial condition, business strategy, and plans and objectives of management for future operations. All statements other than statements of historical facts, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus may include statements as to:
•our ability and experience operating a BDC or an SBIC, or maintaining our tax treatment as a RIC under Subchapter M of the Code;
•our dependence on key personnel;
•our ability to maintain or develop referral relationships;
•our ability to replicate historical results;
•the ability of OFS Advisor to identify, invest in and monitor companies that meet our investment criteria;
•the belief that the carrying amounts of our financial instruments, such as cash, receivables and payables approximate the fair value of such items due to the short maturity of such instruments and that such financial instruments are held with high credit quality institutions to mitigate the risk of loss due to credit risk;
•actual and potential conflicts of interest with OFS Advisor and other affiliates of OFSAM;
•constraint on investment due to access to material nonpublic information;
•restrictions on our ability to enter into transactions with our affiliates;
•our ability to comply with SBA regulations and requirements;
•the use of borrowed money to finance a portion of our investments;
•our ability to incur additional leverage pursuant to the 1940 Act and the impact of such leverage on our net investment income and results of operations;
•competition for investment opportunities;
•our plans to focus on lower-yielding, first lien senior secured loans to larger borrowers and the impact on our risk profile, including our belief that the seniority of such loans in a borrower’s capital structure may provide greater downside protection against the impact of the coronavirus (“COVID-19”) pandemic;
•the percentage of investments that will bear interest on a floating rate or fixed rate basis;
•interest rate volatility, including the decommissioning of LIBOR;
•the ability of SBIC I LP to make distributions enabling us to meet RIC requirements;
•plans by SBIC I LP to repay its outstanding SBA debentures;
•our ability to raise debt or equity capital as a BDC;
•the timing, form and amount of any distributions from our portfolio companies;
•the impact of a protracted decline in the liquidity of credit markets on our business;
•the general economy and its impact on the industries in which we invest;
•changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, including with respect to changes from the impact of the COVID-19 pandemic; the length and duration of the COVID-19 pandemic in the United States as well as worldwide and the magnitude of the economic impact of the outbreak; the effect of the COVID-19 pandemic on our business, financial condition, results of operations and cash flows and those of our portfolio companies (including the expectation that a shift from cash interest to PIK interest will result from concessions granted to borrowers due to the COVID-19 pandemic), including our and their ability to achieve our respective objectives; the effect of the disruptions caused by the COVID-19 pandemic on our ability to continue to effectively manage our business (including our belief that new loan activity in the market in which we operate has slowed) and on the availability of equity and debt capital and our use of borrowed money to finance a portion of our investments;
•the belief that we have sufficient levels of liquidity to support our existing portfolio companies and deploy capital in new investment opportunities;
•the belief that one or more of our investments can be restored to accrual status in the near term, or otherwise;
•uncertain valuations of our portfolio investments, including our belief that reverting back to an equal weighting of the Reunderwriting Analysis method and Synthetic Rating Analysis method more accurately captures certain data related to the observed return of market liquidity and the historic correlative relationship between these markets; and
•the effect of new or modified laws or regulations governing our operations.
    This prospectus and any prospectus supplement or free writing prospectus, and other statements that we may make, including those incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus, may contain forward-looking statements with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “potential,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.
    Discussions containing these forward-looking statements may be found in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K, in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Quarterly Report on Form 10-Q, as well as any amendments filed with the SEC. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties in the sections titled “Risk Factors” in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments reflected in subsequent filings with the SEC. In addition, statements that we “believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the applicable date of this prospectus, free writing prospectus and documents incorporated by reference into this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements.

USE OF PROCEEDS
    Unless otherwise specified in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which include investing in debt and equity securities consistent with our investment objective and strategies, repayment of any outstanding indebtedness, acquisitions and other general corporate purposes.
    We anticipate that substantially all of the net proceeds of an offering of securities pursuant to this prospectus and any applicable prospectus supplement or free writing prospectus will be used for the above purposes within three months of any such offering, depending on the availability of appropriate investment opportunities consistent with our investment objective, but no longer than within six months of any such offerings.
    Pending such uses and investments, we will invest the remaining net proceeds primarily in cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment. The management fee payable by us to our investment adviser will not be reduced while our assets are invested in such securities. Our ability to achieve our investment objective may be limited to the extent that the net proceeds of any offering, pending full investment, are held in lower yielding short-term instruments.
PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS
    The information in “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in our most recent Annual Report on Form 10-K and in “Item 1. Financial Statements” in our most recent Quarterly Report on Form 10-Q is incorporated by reference herein.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The information in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Quarterly Report on Form 10-Q is incorporated by reference herein.

SENIOR SECURITIES
    The information about our senior securities (including preferred stock, debt securities and other indebtedness) for each of the years ended December 31, 2020, 2019, 2018, 2017, 2016, 2015, 2014, 2013 and 2012 may be found in “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” of our most recent Annual Report on Form 10-K, which is incorporated by reference herein. The report of KPMG LLP, an independent registered public accounting firm, on the Senior Securities table as of December 31, 2020 and 2019, and the report of BDO USA, LLP, our former independent registered public accounting firm, on the Senior Securities table as of December 31, 2018 and 2017, have been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

BUSINESS
The information in “Item 1. Business” of our most recent Annual Report on Form 10-K is incorporated by reference herein.

PORTFOLIO COMPANIES
    The following tables set forth certain information as of March 31, 2021 regarding each portfolio company in which we had a debt or equity investment. The general terms of our loans and other investments are described in “The Company.” We offer to make available significant managerial assistance to our portfolio companies. In addition, we may receive rights to participate in or observe the board of directors’ meetings of our portfolio companies.

Portfolio Company (1) Investment Type	Industry	Interest Rate (2)	Spread Above Index (2)	Maturity	Principal Amount	Amortized Cost	Fair Value (3)	Percent of Net Assets
Non-control/Non-affiliate Investments
Debt and Equity Investments
AAdvantage Loyalty IP Ltd. and American Airlines, Inc. (14) (15) (23) 1 Skyview Drive Fort Worth, TX 76155	Scheduled Passenger Air Transportation
Senior Secured Loan		5.50%	(L +4.75%)	3/10/2028	$364	$360	$373	0.2%

Allen Media, LLC (14) (15) 1925 Century Park East, 10th Floor Los Angeles, CA, 90067	Cable and Other Subscription Programming
Senior Secured Loan		5.70%	(L +5.50%)	2/10/2027	2,927	2,929	2,928	1.8

All Star Auto Lights, Inc. (4) 300 W Grant Street Orlando, FL 32806	Motor Vehicle Parts (Used) Merchant Wholesalers
Senior Secured Loan		9.00%	(L +8.00%)	8/20/2024	15,476	15,285	15,221	9.5

Autokiniton US Holdings, Inc. (15) 17757 Woodland Drive New Boston, MI 48164	Automotive Parts and Accessories Stores
Senior Secured Loan		5.00%	(L +4.50%)	3/29/2028	1,714	1,710	1,710	1.1

A&A Transfer, LLC 44175 Lavin Lane Chantilly, VA 20152	Construction and Mining (except Oil Well) Machinery and Equipment Merchant Wholesalers
Senior Secured Loan (15)		7.75%	(L +6.50%)	2/7/2025	16,416	16,226	16,024	10.0
Senior Secured Loan (Revolver) (5)		n/m (18)	(L +6.50%)	2/7/2025	—	(33)	(47)	—
					16,416	16,193	15,977	10.0
Bass Pro Group, LLC (14) (15) 2500 East Kearney Springfield, MO 65898	Sporting Goods Stores
Senior Secured Loan		5.00%	(L +4.25%)	2/24/2028	5,739	5,729	5,755	3.6

Portfolio Company (1) Investment Type	Industry	Interest Rate (2)	Spread Above Index (2)	Maturity	Principal Amount	Amortized Cost	Fair Value (3)	Percent of Net Assets
BayMark Health Services, Inc. (15) 401 E Corporate Dr #220 Lewisville, TX 75057	Outpatient Mental Health and Substance Abuse Centers
Senior Secured Loan		9.00%	(L +8.00%)	5/18/2023	$4,045	$4,007	$4,045	2.5%
Senior Secured Loan		9.25%	(L +8.25%)	3/1/2025	9,055	9,033	9,055	5.6
					13,100	13,040	13,100	8.1%
Community Intervention Services, Inc. (4) (6) (11) 1115 West Chestnut Street Brockton, MA 02301	Outpatient Mental Health and Substance Abuse Centers
Subordinated Loan		7.0% cash / 6.0% PIK	N/A	1/16/2021 (22)	10,378	7,639	105	0.1

Confie Seguros Holdings II Co. 6722 Orangethorpe Avenue, Suite 200 Buena Park, CA 90620	Insurance Agencies and Brokerages
Senior Secured Loan		8.62%	(L +8.50%)	11/1/2025	12,638	12,466	12,452	7.8

Connect U.S. Finco LLC (14) (15) (23) 99 City Rd, Old Street London EC1Y 1AX, United Kingdom	Taxi Service
Senior Secured Loan		4.50%	(L +3.50%)	12/11/2026	1,980	1,980	1,976	1.2

Constellis Holdings, LLC (10) 12018 Sunrise Valley Drive, Suite 140 Reston, Virginia 20191	Other Justice, Public Order, and Safety Activities
Common Equity (20,628 common shares)						703	462	0.3

Convergint Technologies Holdings, LLC (15) One Commerce Drive Schaumburg, IL 60173	Security Systems Services (except Locksmiths)
Senior Secured Loan		4.50%	(L +3.75%)	3/18/2028	2,432	2,420	2,420	1.5
Senior Secured Loan		7.50%	(L +6.75%)	3/18/2029	7,016	6,993	6,993	4.4
					9,448	9,413	9,413	5.9
Corel Inc. (15) 1600 Carling Ave. Ottawa, Ontario K1Y 1B2 Canada	Software Publishers
Senior Secured Loan		5.19%	(L +5.00%)	7/2/2026	1,310	1,301	1,301	0.8

Custom Truck One Source (14) (15) 7701 Independence Ave. Kansas City, MO 64125	Construction, Mining, and Forestry Machinery and Equipment Rental and Leasing
Senior Secured Loan		4.36%	(L +4.25%)	4/18/2025	463	462	463	0.3

Portfolio Company (1) Investment Type	Industry	Interest Rate (2)	Spread Above Index (2)	Maturity	Principal Amount	Amortized Cost	Fair Value (3)	Percent of Net Assets
Dexko Global Inc. (15) 39555 Orchard Hill Place Suite 360 Novi, MI 48375	Motor Vehicle Body Manufacturing
Senior Secured Loan		9.25%	(L +8.25%)	7/24/2025	$1,460	$1,465	$1,465	0.9%

DHX Media Ltd. (15) (23) 5657 Spring Garden Road, Suite 505 Halifax, Nova Scotia B3J3R4 Canada	Motion Picture and Video Production
Senior Secured Loan		5.00%	(L +4.25%)	3/18/2028	2,500	2,450	2,450	1.5

Diamond Sports Group, LLC (14) (15) 10706 Beaver Dam Road Hunt Valley, Maryland 21030	Television Broadcasting
Senior Secured Loan		3.36%	(L +3.25%)	8/24/2026	1,970	1,972	1,368	0.9

Eblens Holdings, Inc. (20) 299 Industrial Lane Torrington, CT 06790	Shoe Store
Subordinated Loan (11)		12.00% cash / 1.00% PIK	N/A	1/13/2023	9,137	9,041	4,946	3.1
Common Equity (71,250 Class A units) (10)						713	—	—
					9,137	9,754	4,946	3.1
Envocore Holding, LLC (F/K/A LRI Holding, LLC) (4) 300 Frank W. Burr Blvd., Glenpointe Centre East 7th Floor Teaneck, MD 07666	Electrical Contractors and Other Wiring Installation Contractors
Senior Secured Loan		7.50% cash / 3.50% PIK	N/A	6/30/2022	17,300	17,221	12,670	7.9
Preferred Equity (238,095 Series B units) (10)						300	—	—
Preferred Equity (13,315 Series C units) (10)						13	—	—
					17,300	17,534	12,670	7.9
Excelin Home Health, LLC 2001 Bryan Street, Suite 1800 Dallas, TX 75201	Home Health Care Services
Senior Secured Loan		11.50%	(L +9.50%)	4/25/2024	4,250	4,203	4,250	2.6

Portfolio Company (1) Investment Type	Industry	Interest Rate (2)	Spread Above Index (2)	Maturity	Principal Amount	Amortized Cost	Fair Value (3)	Percent of Net Assets
GGC Aerospace Topco L.P. 1740 Eber Rd Holland, OH 43528	Other Aircraft Parts and Auxiliary Equipment Manufacturing
Senior Secured Loan		9.75%	(L +9.75%)	9/8/2024	$5,000	$4,936	$4,239	2.5%
Common Equity (368,852 Class A units) (10)						450	166	0.1
Common Equity (40,984 Class B units) (10)						50	7	—
					5,000	5,436	4,412	2.6
Inergex Holdings, LLC 500 Seneca Street, Suite 620 Buffalo, NY 14204	Other Computer Related Services
Senior Secured Loan		8.00%	(L +7.00%)	10/1/2024	16,408	16,216	16,408	10.1
Senior Secured Loan (Revolver) (5)		n/m (18)	(Prime + 7.00%)	10/1/2024	—	(16)	—	—
					16,408	16,200	16,408	10.1
Innovacare, Inc. (14) (15) 173 Bridge Plaza N. Fort Lee, NJ 07024	Direct Health and Medical Insurance Carriers
Senior Secured Loan		6.75%	(L +5.75%)	12/26/2026	2,961	2,968	2,968	1.8

Intouch Midco Inc. (15) (23) 5650 Yonge Street Toronto, ON M2M 4H5	All Other Professional, Scientific, and Technical Services
Senior Secured Loan		4.86%	(L +4.75%)	8/24/2025	2,056	1,998	2,006	1.3

Ivanti Software, Inc. (14) 698 W 10000 South, Suite 500 South Jordan, UT 84095	Software Publishers
Senior Secured Loan		5.75%	(L +4.75%)	12/1/2027	3,000	3,019	3,016	1.9

I&I Sales Group, LLC 1715 N. Westshore Blvd., Suite 200 Tampa, FL 33607	Marketing Consulting Services
Senior Secured Loan (15)		9.50%	(L +8.50%)	7/10/2025	5,325	5,237	5,275	3.3
Senior Secured Loan (Revolver) (5)		n/m (18)	(L +8.50%)	7/10/2025	—	(3)	(1)	—
					5,325	5,234	5,274	3.3
JP Intermediate B, LLC (14) (15) 140 Crescent Drive Collierville, TN 38017	Drugs and Druggists' Sundries Merchant Wholesalers
Senior Secured Loan		6.50%	(L +5.50%)	11/15/2025	3,980	3,782	3,816	2.4

LogMeIn, Inc. (14) 320 Summer St. Boston, MA 02210	Data Processing, Hosting, and Related Services
Senior Secured Loan		4.85%	(L +4.75%)	8/31/2027	2,500	2,497	2,496	1.6

Portfolio Company (1) Investment Type	Industry	Interest Rate (2)	Spread Above Index (2)	Maturity	Principal Amount	Amortized Cost	Fair Value (3)	Percent of Net Assets
Micro Holding Corp (14) 909 N. Sepulveda Blvd., 11th Floor, El Segundo, CA 90245	Internet Publishing and Broadcasting and Web Search Portals
Senior Secured Loan		3.61%	(L +3.50%)	9/15/2024	$2,000	$2,003	$2,003	1.2%

Milrose Consultants, LLC (4) (8) 498 7th Avenue New York, NY 10017	Administrative Management and General Management Consulting Services
Senior Secured Loan		7.61%	(L +6.61%)	7/16/2025	22,574	22,377	23,026	14.3

My Alarm Center, LLC (10) 3803 West Chester Pike, Suite 100 Newton Square, PA 19073	Security Systems Services (except Locksmiths)
Preferred Equity (335 Class Z units) (13)						325	—	—
Preferred Equity (1,485 Class A units), 8% PIK (4) (13)						1,571	—	—
Preferred Equity (1,198 Class B units) (4)						1,198	—	—
Common Equity (64,149 units) (4) (13)						—	—	—
						3,094	—	—
Online Tech Stores, LLC (4) (6) 5440 Reno Corporate Dr. Reno, NV 89511	Stationary & Office Supply Merchant Wholesaler
Subordinated Loan		13.50% PIK	N/A	8/1/2023	19,504	16,142	94	0.1

Panther BF Aggregator 2 LP (14) (15) (19) 250 Vesey St. 15th Floor New York, NY 10281	Other Commercial and Service Industry Machinery Manufacturing
Senior Secured Loan		3.36%	(L +3.25%)	4/30/2026	1,934	1,934	1,934	1.2

Parfums Holding Company, Inc. 6 High Ridge Park Stamford, CT 06905	Cosmetics, Beauty Supplies, and Perfume Stores
Senior Secured Loan (14) (15)		4.11%	(L +4.00%)	6/30/2024	1,537	1,536	1,527	1.0

Pelican Products, Inc. 23215 Early Avenue Torrance, CA 90505	Unlaminated Plastics Profile Shape Manufacturing
Senior Secured Loan		8.75%	(L +7.75%)	5/1/2026	6,249	6,249	6,249	3.9

Pike Corp. (14) (15) 100 Pike Way Mount Airy, NC 27030	Electrical Contractors and Other Wiring Installation Contractors
Senior Secured Loan		3.13%	(L +3.00%)	1/21/2028	136	136	136	0.1

Portfolio Company (1) Investment Type	Industry	Interest Rate (2)	Spread Above Index (2)	Maturity	Principal Amount	Amortized Cost	Fair Value (3)	Percent of Net Assets
PM Acquisition LLC (20) 2700 Sam Rittenberg Blvd. Charleston, SC 29407	All Other General Merchandise Stores
Senior Secured Loan		11.50% cash / 2.5% PIK	N/A	10/29/2021	$4,731	$4,712	$4,731	2.9%
Common Equity (499 units) (10) (13)						499	523	0.3
					4,731	5,211	5,254	3.2
Quest Software US Holdings Inc. (14) (15) 5 Polaris Way, Aliso Viejo, CA 92656	Computer and Computer Peripheral Equipment and Software Merchant Wholesalers
Senior Secured Loan		4.46%	(L +4.25%)	5/16/2025	1,965	1,951	1,966	1.2

Resource Label Group, LLC 147 Seaboard Lane Franklin, TN 37067	Commercial Printing (except Screen and Books)
Senior Secured Loan		9.50%	(L +8.50%)	11/26/2023	4,821	4,792	4,821	3.1

RPLF Holdings, LLC (10) (13) 166 Corporate Drive Portsmouth, NH 03801	Software Publishers
Common Equity (254,110 Class A units)						492	604	0.4

Sentry Centers Holdings, LLC (10) (13) 366 Madison Avenue, 7th Floor New York, NY 10017	Convention and Trade Show Organizers
Preferred Equity (2,248 Series A units)						51	—	—
Preferred Equity (1,603 Series B units)						160	28	—
Common Equity (269 units)						3	—	—
						214	28	—
Signal Parent, Inc. 10 Bunsen Irvine, CA 92618-4210	New Single-Family Housing Construction (except For-Sale Builders)
Senior Secured Loan		4.25%	(L +3.50%)	4/21/2028	600	596	596	0.4

SourceHOV Tax, Inc. (4) (8) 4150 International Plaza Ft. Worth, TX 76109	Other Accounting Services
Senior Secured Loan		7.61%	(L +6.11%)	3/17/2025	19,892	19,751	20,161	12.7

Southern Technical Institute, LLC (4) (10) 3940 N. Dean Road Orlando, FL 32817	Colleges, Universities, and Professional Schools
Equity appreciation rights						—	4,789	3.0

Portfolio Company (1) Investment Type	Industry	Interest Rate (2)	Spread Above Index (2)	Maturity	Principal Amount	Amortized Cost	Fair Value (3)	Percent of Net Assets
Spring Education Group, Inc. (F/K/A SSH Group Holdings, Inc.,) (15) 12930 Saratoga Avenue,Suite A2 Saratoga, CA 95070	Child Day Care Services
Senior Secured Loan		8.45%	(L +8.25%)	7/30/2026	$5,216	$5,150	$4,667	2.9%

SSJA Bariatric Management LLC (15) c/o Sentinel Capital Partners, L.L.C. 330 Madison Avenue, 27th Floor New York, NY 10017	Offices of Physicians, Mental Health Specialists
Senior Secured Loan		6.25%	(L +5.25%)	8/26/2024	9,850	9,782	9,781	6.2
Senior Secured Loan		6.25%	(L +5.25%)	8/26/2024	1,064	1,054	1,057	0.8
Senior Secured Loan (Revolver) (5)		n/m (18)	(L +5.25%)	8/26/2024	—	(5)	(4)	—
					10,914	10,831	10,834	7.0
Stancor, L.P. (4) 515 Fan Hill Road Monroe, CT 06468	Pump and Pumping Equipment Manufacturing
Preferred Equity (1,250,000 Class A units), 8% PIK (10)						1,501	1,264	0.8

Staples, Inc. (14) (15) (23) 500 Staples Drive Framingham, MA 01702	Business to Business Electronic Markets
Senior Secured Loan		5.21%	(L +5.00%)	4/16/2026	2,952	2,887	2,885	1.8

STS Operating, Inc. 2301 Windsor Ct Addison, IL 60101	Industrial Machinery and Equipment Merchant Wholesalers
Senior Secured Loan (14) (15)		5.25%	(L +4.25%)	12/11/2024	624	623	611	0.4
Senior Secured Loan		9.00%	(L +8.00%)	4/30/2026	9,073	9,070	8,732	5.4
					9,697	9,693	9,343	5.8
Sunshine Luxembourg VII SARL (14) (15) (23) 26A, Boulevard Royal L-2449 Luxembourg	Pharmaceutical Preparation Manufacturing
Senior Secured Loan		4.50%	(L +3.75%)	10/1/2026	1,980	1,980	1,980	1.2

Tailwind Smith Cooper Intermediate Corporation (14) (15) 2867 Vail Ave Commerce, CA 90040	Fabricated Pipe and Pipe Fitting Manufacturing
Senior Secured Loan		5.11%	(L +5.00%)	5/28/2026	2,593	2,548	2,543	1.6

Portfolio Company (1) Investment Type	Industry	Interest Rate (2)	Spread Above Index (2)	Maturity	Principal Amount	Amortized Cost	Fair Value (3)	Percent of Net Assets
Tank Holding Corp. (14) (15) 4365 Steiner Street St. Bonifacius, MN 55375	Unlaminated Plastics Profile Shape Manufacturing
Senior Secured Loan		3.36%	(L +3.25%)	3/26/2026	$1,970	$1,977	$1,946	1.2%
Senior Secured Loan		5.75%	(L +5.00%)	3/26/2026	893	880	899	0.6
					2,863	2,857	2,845	1.8
The Escape Game, LLC (4) 508 East Iris Drive Nashville, TN 37204	Other amusement and recreation industries
Senior Secured Loan		9.75%	(L +8.75%)	12/31/2021	2,333	2,329	2,312	1.4
Senior Secured Loan		9.75%	(L +8.75%)	12/22/2022	7,000	6,976	6,937	4.3
Senior Secured Loan		9.75%	(L +8.75%)	12/22/2022	7,000	7,000	6,937	4.3
Senior Secured Loan (Delayed Draw)		8.00%	(L +7.00%)	12/31/2021	4,667	4,665	4,588	2.9
					21,000	20,970	20,774	12.9
Thryv, Inc. (14) (15) 2200 West Airfield Drive PO Box 619810 D/FW Airport, TX	Directory and Mailing List Publishers
Senior Secured Loan		9.50%	(L +8.50%)	3/1/2026	2,647	2,578	2,657	1.7

United Biologics Holdings, LLC (4) (10) United 70 NE Loop 410 Suite 600 San Antonio, TX 78216	Medical Laboratories
Preferred Equity (151,787 units)						9	23	—
Warrants (29,374 units)				3/5/2022 (12)		82	10	—
						91	33	—
United Natural Foods (14) (15) (23) 313 Iron Horse Way Providence, RI 02908	General Line Grocery Merchant Wholesalers
Senior Secured Loan		3.61%	(L +3.50%)	10/22/2025	283	273	283	0.2

Wastebuilt Environmental Solutions, LLC (4) 560 Territorial Dr Bolingbrook, IL 60440	Industrial Supplies Merchant Wholesalers
Senior Secured Loan		7.00% / 7.25% PIK	(L +12.75%)	10/11/2024	7,400	7,206	7,272	4.5

Weight Watchers International, Inc. (14) (15) (23) 675 Avenue of the Americas 6th Floor New York, NY 10010	Diet and Weight Reducing Centers
Senior Secured Loan		5.50%	(L +4.75%)	11/29/2024	470	470	470	0.3

Portfolio Company (1) Investment Type	Industry	Interest Rate (2)	Spread Above Index (2)	Maturity	Principal Amount	Amortized Cost	Fair Value (3)	Percent of Net Assets
West Corporation (14) (15) 11808 Miracle Hills Drive Omaha, NE 68154	All Other Telecommunications
Senior Secured Loan		4.50%	(L +3.50%)	10/10/2024	$997	$980	$961	0.6%

Xperi (14) (15) (23) 5220 Las Virgenes Road Calabasas, CA 91302	Semiconductor and Related Device Manufacturing
Senior Secured Loan		4.11%	(L +4.00%)	6/1/2025	426	395	427	0.3

Total Debt and Equity Investments					$325,181	$324,610	$291,207	181.8%

Structured Finance Note Investments
Apex Credit CLO 2020 Ltd. (7) (23) 75 Fort Street, PO Box 500 Grand Cayman KY1-1106, Cayman Islands
Subordinated Notes		14.16% (9)		11/19/2031 (17)	11,080	$ 9,786 (16)	9,631	6.0

Dryden 53 CLO, LTD. (7) (23) PO Box 1093 Boundary Hall, Cricket Square Grand Cayman, KY1-1102, Cayman Islands
Income Notes		23.93% (9)		1/15/2031 (17)	2,700	1,739 (16)	1,892	1.2
Subordinated Notes		23.90% (9)		1/15/2031 (17)	2,159	1,391 (16)	1,513	0.9
					4,859	3,130	3,405	2.1
Dryden 76 CLO, Ltd. (7) (23) 850 Library Avenue, Suite 204 Newark, Delaware 19711
Subordinated Notes		17.90% (9)		10/20/2032 (17)	2,750	2,260 (16)	2,274	1.4

Elevation CLO 2017-7, Ltd. (7) (23) PO Box 1093 Boundary Hall, Cricket Square Grand Cayman, KY1-1102, Cayman Islands
Subordinated Notes		13.54% (9)		7/15/2030 (17)	10,000	6,745 (16)	5,975	3.7

Flatiron CLO 18, Ltd. (7) (23) PO Box 1093 Boundary Hall, Cricket Square Grand Cayman, KY1-1102, Cayman Islands
Subordinated Notes		19.60% (9)		4/17/2031 (17)	9,680	7,185 (16)	7,727	4.8

Portfolio Company (1) Investment Type	Industry	Interest Rate (2)	Spread Above Index (2)	Maturity	Principal Amount	Amortized Cost	Fair Value (3)	Percent of Net Assets
Madison Park Funding XXIII, Ltd. (7) (23) 75 Fort Street, PO Box 1350 Grand Cayman KY1-1108, Cayman Islands
Subordinated Notes		21.23% (9)		7/27/2047 (17)	$10,000	$6,545 (16)	$7,049	4.4%

Madison Park Funding XXIX, Ltd. (7) (23) 75 Fort Street, PO Box 1350 Grand Cayman KY1-1108, Cayman Island
Subordinated Notes		18.81% (9)		10/18/2047 (17)	9,500	7,401 (16)	7,439	4.6

Monroe Capital MML CLO X, Tranche E (23) 27 Hospital Road Grand Cayman, KY1-9008, Cayman Islands
Mezzanine bond - Class E		9.03%	(L +8.85%)	8/20/2031 (17)	1,000	940	1,019	0.6

Monroe Capital MML CLO X, LTD. (23) 27 Hospital Road Grand Cayman, KY1-9008, Cayman Islands
Mezzanine bond - Class E		7.52%	(L +7.30%)	1/20/2034 (17)	1,000	970	1,000	0.6

Octagon Investment Partners 39, Ltd. (7) (23) c/o MaplesFS Limited PO Box 1093, Boundary Hall, Cricket Square Grand Cayman, KY1-1102, Cayman Islands
Subordinated Notes		18.42% (9)		10/20/2030 (17)	7,000	5,097 (16)	5,452	3.4

Redding Ridge 4 (7) (23) c/o Walkers Fiduciary Limited Cayman Corporate Center 27 Hospital Road, George Town Grand Cayman KY1-9008, Cayman Islands
Subordinated Notes		13.92% (9)		4/15/2030 (17)	1,300	1,169 (16)	1,155	0.7

Regatta II Funding (23) PO Box 1093 Boundary Hall, Cricket Square Grand Cayman, KY1-1102, Cayman Islands
Mezzanine bond - Class DR2		7.19%	(L +6.95%)	1/15/2029 (17)	800	706	778	0.5

Portfolio Company (1) Investment Type	Industry	Interest Rate (2)	Spread Above Index (2)	Maturity	Principal Amount	Amortized Cost	Fair Value (3)	Percent of Net Assets
THL Credit Wind River 2019‐3 CLO Ltd (7) (23) 75 Fort Street, PO Box 1350 Grand Cayman KY1-1108, Cayman Islands
Subordinated Notes		14.65% (9)		4/15/2031 (17)	$7,000	$5,730 (16)	$4,734	3.0%

Trinitas CLO VIII (7) (23) c/o Walkers Fiduciary Limited Cayman Corporate Center 27 Hospital Road George Town KY1-9008, Cayman Islands
Subordinated Notes		15.34% (9)		7/20/2031 (17)	5,200	3,267 (16)	3,310	2.1

Wellfleet CLO 2018-2 (7) (23) c/o Walkers Fiduciary Limited Cayman Corporate Center 27 Hospital Road George Town KY1-9008, Cayman Islands
Subordinated Notes		14.45% (9)		10/20/2031 (17)	1,000	677 (16)	682	0.4

Total Structured Finance Note Investments					$82,169	$61,608	$61,630	38.3%

Total Non-control/Non-affiliate Investments					$407,350	$386,218	$352,837	220.1%
Affiliate Investments
3rd Rock Gaming Holdings, LLC (20) 75190 Gerald Ford Dr. Palm Desert, CA 92211	Software Publishers
Senior Secured Loan (6)		8.50% cash / 1.0% PIK	(L +7.50%)	3/12/2023	19,256	17,333	7,000	4.4
Common Equity (2,547,250 units) (10) (13)						2,547	—	—
					19,256	19,880	7,000	4.4
Chemical Resources Holdings, Inc. (20) 103 Carnegie Center, Suite 100 Princeton, NJ 08540-6235	Custom Compounding of Purchased Resins
Senior Secured Loan (4) (8)		9.09%	(L +7.59%)	1/25/2024	13,743	13,639	13,842	8.6
Common Equity (1,832 Class A shares) (10) (13)						1,814	3,267	2.0
					13,743	15,453	17,109	10.6

Portfolio Company (1) Investment Type	Industry	Interest Rate (2)	Spread Above Index (2)	Maturity	Principal Amount	Amortized Cost	Fair Value (3)	Percent of Net Assets
Contract Datascan Holdings, Inc. (4) (20) 2941 Trade Center Drive, Suite 100 Carrollton, TX 75006	Office Machinery and Equipment Rental and Leasing
Preferred Equity (3,061 Series A shares), 10% PIK						$5,849	$2,728	1.7%
Common Equity (11,273 shares) (10)						104	41	—
						5,953	2,769	1.7
DRS Imaging Services, LLC (20) 43 Fadem Rd Springfield, NJ 07081	Data Processing, Hosting, and Related Services
Common Equity (1,135 units) (10) (13)						1,135	1,872	1.2

Master Cutlery, LLC (4) (10) (20) 700 Penhorn Avenue Secaucus, NJ 07094	Sporting and Recreational Goods and Supplies Merchant Wholesalers
Subordinated Loan (6) (11)		13.00%	N/A	7/20/2022	6,936	4,764	657	0.4
Preferred Equity (3,723 Series A units), 8% PIK						3,483	—	—
Common Equity (15,564 units)						—	—	—
					6,936	8,247	657	0.4
NeoSystems Corp. (4) (20) 1861 International Drive, Suite 200 Tysons Corner, VA 22102	Other Accounting Services
Preferred Equity (521,962 convertible shares), 10% PIK						1,926	3,231	2.0

Pfanstiehl Holdings, Inc. (4) (20) (21) 1219 Glen Rock Ave Waukegan, IL 60085	Pharmaceutical Preparation Manufacturing
Common Equity (400 Class A shares)						217	37,174	23.2

Professional Pipe Holdings, LLC (19) 628 Lanier Road 3504 Norwood, NC 28128	Plumbing, Heating, and Air-Conditioning Contractors
Senior Secured Loan		9.75% cash / 1.50% PIK	(L +8.75%)	3/23/2023	5,720	5,612	5,499	3.4
Common Equity (1,414 Class A units) (10)						1,414	976	0.6
					5,720	7,026	6,475	4.0
TalentSmart Holdings, LLC (20) 731 S. Highway 101, 1L Solana Beach, CA 92075	Professional and Management Development Training
Common Equity (1,595 Class A shares) (10) (13)						1,595	1,017	0.6

Portfolio Company (1) Investment Type	Industry	Interest Rate (2)	Spread Above Index (2)	Maturity	Principal Amount	Amortized Cost	Fair Value (3)	Percent of Net Assets
TRS Services, LLC (4) (10) (20) 2100 Skinner Road Houston, TX 77093	Commercial and Industrial Machinery and Equipment (except Automotive and Electronic) Repair and Maintenance
Preferred Equity (2,088,305 Class A units), 11% PIK						$—	$822	0.5%
Common Equity (3,000,000 units) (10)						572	—	—
						572	822	0.5
TTG Healthcare, LLC (20) 2403 Sidney St. Pittsburgh, PA 15203	Diagnostic Imaging Centers
Senior Secured Loan (4)		8.50%	(L +7.50%)	11/28/2025	19,554	19,363	19,623	12.2
Preferred Equity ( 2,309 Class B units) (10) (13)						2,309	4,215	2.6
					19,554	21,672	23,838	14.8

Total Affiliate Investments					$65,209	$83,676	$101,964	63.4%
Control Investment
MTE Holding Corp. (4) (19) 2212 Industrial Rd Nampa ID, 83687	Travel Trailer and Camper Manufacturing
Subordinated Loan (to Mirage Trailers, LLC, a controlled, consolidated subsidiary of MTE Holding Corp.)		11.00% cash / 5.00% PIK	(L +10.00%)	11/25/2021	7,940	7,940	7,940	4.9
Common Equity (554 shares) (10)						3,069	3,358	2.1
					7,940	11,009	11,298	7.0
Total Control Investment					$7,940	$11,009	$11,298	7.0%

Total Investments					$480,499	$480,903	$466,099	290.5%
(1)Equity ownership may be held in shares or units of companies affiliated with the portfolio company. The Company's investments are generally classified as “restricted securities” as such term is defined under Regulation S-X Rule 6-03(f) or Securities Act Rule 144.
(2)Substantially all of the investments that bear interest at a variable rate are indexed to LIBOR (L) at March 31, 2021, and reset monthly, quarterly, or semi-annually. Variable-rate loans with an aggregate cost of $325,622 include LIBOR reference rate floor provisions of generally 0.75% to 1.75%; at March 31, 2021, the reference rate on such instruments was generally below the stated floor provisions. For each investment, the Company has provided the spread over the reference rate and current interest rate in effect at March 31, 2021. Unless otherwise noted, all investments with a stated PIK rate require interest payments with the issuance of additional securities as payment of the entire PIK provision.
(3)Unless otherwise noted with footnote 14, fair value was determined using significant unobservable inputs for all of the Company’s investments and are considered Level 3 under GAAP.
(4)Investments (or portion thereof) held by SBIC I LP. These assets are pledged as collateral of the SBA debentures and cannot be pledged under any debt obligation of the Company.
(5)Subject to unfunded commitments.
(6)Investment was on non-accrual status as of March 31, 2021, meaning the Company has suspended recognition of all or a portion of income on the investment.
(7)CLO subordinated debt positions are entitled to recurring distributions which are generally equal to the remaining cash flow of payments made by underlying securities less contractual payments to debt holders and fund expenses.

(8)The Company has entered into a contractual arrangement with co‑lenders whereby, subject to certain conditions, it has agreed to receive its payment after the repayment of certain co‑lenders pursuant to a payment waterfall. The table below provides additional details as of March 31, 2021:

Portfolio Company	Reported Interest Rate	Interest Rate per Credit Agreement	Additional Interest per Annum
Chemical Resources Holdings, Inc.	9.09%	7.50%	1.59%
Milrose Consultants, LLC	7.61%	7.00%	0.61%
SourceHOV Tax, Inc.	7.61%	7.00%	0.61%

(9)The rate disclosed is the estimated effective yield, generally established at purchase and re-evaluated upon receipt of distributions, and based upon projected amounts and timing of future distributions and the projected amount and timing of terminal principal payments at the time of estimation. The estimated yield and investment cost may ultimately not be realized.
(10)Non-income producing.
(11)The interest rate on these investments contains a PIK provision, whereby the issuer has the option to make interest payments in cash or with the issuance of additional securities as payment of the entire PIK provision. The interest rate in the schedule represents the current interest rate in effect for these investments. The following table provides additional details on these PIK investments, including the maximum annual PIK interest rate allowed as of March 31, 2021:

Portfolio Company	Investment Type	Range of PIK Option	Range of Cash Option	Maximum PIK Rate Allowed
Community Intervention Services, Inc.	Subordinated Loan	0% to 6.00%	13.00% to 7.00%	6.00%
Eblens Holdings, Inc.	Subordinated Loan	0% or 1.00%	13.00% or 12.00%	1.00%
Master Cutlery, LLC	Subordinated Loan	0% to 13.00%	13.00% to 0%	13.00%

(12)Represents expiration date of the warrants.
(13)All or portion of investment held by a wholly-owned subsidiary of the Company subject to income tax.
(14)Fair value was determined by reference to observable inputs other than quoted prices in active markets and are considered Level 2 under GAAP.
(15)Investments (or portion thereof) held by OFSCC-FS. These assets are pledged as collateral of the BNP Facility and cannot be pledged under any debt obligation of the Company.
(16)Amortized cost reflects accretion of effective yield less any cash distributions received or entitled to be received from CLO subordinated debt investments.
(17)Maturity date represents the contractual maturity date of the structured finance notes. Projected cash flows, including the projected amount and timing of terminal principal payments which may be projected to occur prior to the contractual maturity date, were utilized in deriving the effective yield of the investments.
(18)Not meaningful as there is no outstanding balance on the revolver. The Company earns unfunded commitment fees on undrawn revolving lines of credit balances, which are reported in fee income.
(19)The Company holds at least one seat on the portfolio company’s board of directors.
(20)The Company has an observer seat on the portfolio company’s board of directors.
(21)Portfolio company represents greater than 5% of total assets at March 31, 2021.
(22)In April 2021, the loan was sold for $105,000.
(23)Non-qualifying assets under Section 55(a) of the 1940 Act. Qualifying assets must represent at least 70% of the Company's assets, as defined under Section 55 of the 1940 Act, at the time of acquisition of any additional non-qualifying assets. As of March 31, 2021, approximately 86% of the Company's assets were qualifying assets.

PORTFOLIO MANAGEMENT
    OFS Advisor’s Pre-Allocation Investment Committee, Broadly Syndicated Investment Committee, Structured Credit Investment Committee and Middle-Market Investment Committee (the “Middle-Market Investment Committee”, and collectively, the “Advisor Investment Committees”), are responsible for the overall asset allocation decisions and the evaluation and approval of investments of OFS Advisor’s advisory clients.
The purpose of the Middle-Market Investment Committee is to evaluate and approve our prospective investments, subject at all times to the oversight of our Board. The Middle-Market Investment Committee, which is comprised of Richard Ressler (Chairman), Jeffrey Cerny, Kyde Sharpe and Bilal Rashid, along with the investment committee for SBIC I LP (the “SBIC Investment Committee”), which is comprised of Bilal Rashid, Jeffrey Cerny and Tod Reichert, are responsible for the evaluation and approval of all the investments made by us directly or through our wholly-owned subsidiaries, as appropriate.The members of the Middle-Market Investment Committee are our portfolio managers who are primarily responsible for the day-to-day management of the portfolio and share such responsibility jointly. The Middle-Market Investment Committee is supported by a team of analysts and investment professionals.
The process employed by the Advisor Investment Committees, including the Middle-Market Investment Committee, and the SBIC Investment Committee is intended to bring the diverse experience and perspectives of the committees’ members to the investment process. The Middle-Market Investment Committee and SBIC Investment Committee serve to provide investment consistency and adherence to our core investment philosophy and policies. The Middle-Market Investment Committee and SBIC Investment Committee also determine appropriate investment sizing and implement ongoing monitoring requirements of our investments.
In certain instances, management may seek the approval of our Board prior to the making of an investment. In addition to reviewing investments, the meetings of the Middle-Market Investment Committee and SBIC Investment Committee, where applicable, serve as a forum to discuss credit views and outlooks. Potential transactions and deal flows are reviewed on a regular basis. Members of the investment team are encouraged to share information and views on credits with members of the Middle-Market Investment Committee and SBIC Investment Committee, where applicable, early in their analysis. We believe this process improves the quality of the analysis and assists the deal team members in working efficiently.
None of the members of the Middle-Market Investment Committee are employed by us or receive any direct compensation from us. Certain of the Middle-Market Investment Committee members have ownership and financial interests in, and may receive compensation and/or profit distributions from, OFSAM, the parent company of OFS Advisor, and/or its subsidiaries. These individuals receive compensation from OFS Advisor that includes an annual base salary, an annual discretionary bonus and a portion of the distributions made by OFS Advisor, a portion of which relates to the incentive fee or carried interest earned by OFS Advisor in connection with its services to us. See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in our most recent Definitive Proxy Statement on Schedule 14A (Annual Meeting) for additional information about equity interests held by certain of these individuals.
    Messrs. Rashid and Cerny also perform a similar role for other pooled investment vehicles, with a total amount of approximately $2.6 billion of assets under management as of March 31, 2021 from which OFS Advisor and OFSAM may receive incentive fees. See “Prospectus Summary—Conflicts of Interest” in this Prospectus and “Risk Factors—We have potential conflicts of interest related to obligations that OFS Advisor or its affiliates may have to other clients” in our most recent Annual Report on Form 10-K for a discussion of potential conflicts of interests.
Information regarding the Middle-Market Investment Committee is as follows:

Name (1)	Age	Position
Richard S. Ressler	62	Chairman of OFSAM, Chairman of Advisor Investment Committees
Jeffrey A. Cerny	58	Senior Managing Director of OFSC and OFS Advisor
Bilal Rashid	50	Senior Managing Director of OFSC and OFS Advisor
Kyde Sharp	44	Managing Director of OFSC and OFS Advisor
(1)    The address for each member of the Middle-Market Investment Committee is c/o OFS Capital Management, 10 S. Wacker Drive, Suite 2500, Chicago, IL, 60606. None of these individuals beneficially own any of our equity securities.
Members of the Middle-Market Investment Committee Who Are Not Our Directors or Executive Officers
    Richard S. Ressler is the founder and President of Orchard Capital Corp. (“Orchard Capital”), a firm through which Mr. Ressler oversees companies in which Orchard Capital or its affiliates invest. Through his affiliation with Orchard Capital, Mr. Ressler serves in various senior capacities with, among others, CIM Group, LLC (together with its controlled affiliates, “CIM”), a vertically-integrated owner and operator of real assets, Orchard First Source Asset Management (together with its controlled affiliates, “OFSAM”), a full-service provider of capital and leveraged  finance solutions to U.S. corporations, and

OCV Management, LLC (“OCV”), an investor, owner and operator of  technology companies.  Mr. Ressler also serves as a board member for various public and private companies in which Orchard Capital or its affiliates invest, including as chairman of j2 Global, Inc. (NASDAQ “JCOM”), and chairman of CIM Commercial Trust Corporation (NASDAQ “CMCT”). Mr. Ressler served as Chairman and CEO of JCOM from 1997 to 2000 and, through an agreement with Orchard Capital, currently serves as its non-executive Chairman. Mr. Ressler has served as chairman of CMCT since 2014 and served as a director of Presbia PLC (NASDAQ “LENS”) from 2015 to 2019.
    Mr. Ressler co-founded CIM in 1994 and, through an agreement with Orchard Capital, serves as the chairman of CIM’s Real Assets Management Committee and Investment Committees, and serves on the Investment Allocation Committee. CIM Capital, LLC, and its relying advisers (CIM Capital Controlled Company Management, LLC, CIM Capital RE Debt Management, LLC, CIM Capital Real Property Management, LLC, and CIM Capital Securities Management, LLC), CIM Capital IC Management, LLC, and CIM Capital SA Management, LLC, affiliates of CIM, are registered with the United States Securities and Exchange Commission as registered investment advisers.
     Mr. Ressler co-founded the predecessor of OFSAM in 2001and, through an agreement with Orchard Capital, chairs its executive committee.  OFS Capital Management, LLC, an affiliate of OFSAM, is registered with the United States Securities and Exchange Commission as a registered investment adviser.
     Mr. Ressler co-founded OCV in 2016 and, through an agreement with Orchard Capital, chairs its executive committee.
    Prior to founding Orchard Capital, from 1988 until 1994, Mr. Ressler served as Vice Chairman of Brooke Group Limited, the predecessor of Vector Group, Ltd. (NYSE “VGR”) and served in various executive capacities at VGR and its subsidiaries. Prior to VGR, Mr. Ressler was with Drexel Burnham Lambert, Inc., where he focused on merger and acquisition transactions and the financing needs of middle-market companies. Mr. Ressler began his career in 1983 with Cravath, Swaine and Moore, working on public offerings, private placements, and merger and acquisition transactions. Mr. Ressler holds a B.A. from Brown University, and J.D. and M.B.A. degrees from Columbia University.
    Kyde Sharp is a Managing Director of OFSC and the Advisor. Mr. Sharp is responsible for sourcing and evaluating investment opportunities for the middle market lending business as well as portfolio management. Prior to joining the Advisor in 2017, Mr. Sharp was a Managing Director of Fifth Street Asset Management (NASDAQ: FSAM), a credit-focused asset manager located in Greenwich, CT. Earlier in his career he was an Associate with The Ben Barnes Group (formerly Entrecorp) where he priced, structured and negotiated equity-based consulting engagements.
Mr. Sharp holds a Master of Business Administration from The Wharton School, University of Pennsylvania, a Juris Doctor from Fordham University School of Law, and a Bachelor of Arts in Philosophy from Hamilton College.
    The table below shows the dollar range of shares of our common stock to be beneficially owned by the members of the Middle-Market Investment Committee and our investment team as of December 31, 2020.

Name of Portfolio Manager/Investment Support Team	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Richard S. Ressler	$100,001-$500,000
Jeffrey A. Cerny	$100,001-$500,000
Bilal Rashid	$100,001-$500,000
Kyde Sharp	None
(1)    Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, or the “Exchange Act.”
(2)    Dollar ranges are as follows: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, $100,001-$500,000, $500,001-$1,000,000, or over $1,000,000.
(3)    The dollar range of equity securities beneficially owned in us is based on the closing price for our common stock of $7.15 per share on December 31, 2020 on the Nasdaq Global Select Market.

MANAGEMENT
Please refer to our most recent Definitive Proxy Statement on Schedule 14A (Annual Meeting), which is incorporated by reference into this prospectus, for information relating to the management of the Company.

MANAGEMENT AND OTHER AGREEMENTS
Investment Advisory Agreement
    OFS Advisor is registered as an investment adviser under the Advisers Act. OFS Advisor is a wholly owned subsidiary of OFSAM. Pursuant to the Investment Advisory Agreement with and subject to the overall supervision of our Board and in accordance with the 1940 Act, OFS Advisor provides investment advisory services to us. Under the terms of the Investment Advisory Agreement, OFS Advisor:
•determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;
•assists us in determining what securities we purchase, retain or sell;
•identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies); and
•executes, closes, services and monitors the investments we make.
Management and Incentive Fee
    For providing these services, OFS Advisor receives a fee from us, consisting of two components—a base management fee and an incentive fee. The base management fee is calculated at an annual rate of 1.75% based on the average value of our total assets (other than cash and cash equivalents but including assets purchased with borrowed amounts and including assets owned by any consolidated entity), adjusted for stock issuances and stock purchases, at the end of the two most recently completed calendar quarters. We have excluded from the base management fee calculation any base management fee that would be owed in respect of the intangible assets resulting from the SBIC Acquisition. The base management fee is payable quarterly in arrears. Base management fees for any partial quarter are prorated based on the number of days in the quarter.
On June 11, 2019, OFS Advisor agreed to reduce the portion of its base management fee attributable to the portion of the OFSCC-FS Assets that caused the Company’s asset coverage ratio to fall below 200%. Specifically, under the reduction, the Company was required to pay 0.25% per quarter (1.00% annualized) on the average value of the portion of the OFSCC-FS Assets, at the end of the two most recently completed calendar quarters, that were financed using leverage and caused the Company’s statutory asset coverage ratio to fall below 200%. When calculating its statutory asset coverage ratio, the Company excludes its SBA guaranteed debentures from its total outstanding senior securities as permitted pursuant to exemptive relief granted by the SEC dated November 26, 2013.

Additionally, effective as of January 1, 2020 and January 1, 2021, OFS Advisor agreed to further reduce the base management fee attributable to all of the OFSCC-FS Assets, without regard to the Company’s asset coverage. The agreement reduced the base management fee to 0.25% per quarter (1.00% annualized) of the average value of the OFSCC-FS Assets at the end of the two most recently completed calendar quarters. OFS Advisor’s base management fee reduction is renewable on an annual basis and OFS Advisor may not recoup the amount of the base management fee reduced with respect to the OFSCC-FS Assets. This agreement was renewed for the 2021 calendar year on February 16, 2021.
The incentive fee has two parts. One part (“Part One”) is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the immediately preceding calendar quarter. “Pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees such as commitment, origination and sourcing, structuring, diligence and consulting fees or other fees that we receive from portfolio companies but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the quarter (including the base management fee, any expenses payable under the Administration Agreement and any interest expense and dividends paid on any outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest or dividend feature (such as original issue discount, or “OID”, debt instruments with PIK interest, equity investments with accruing or PIK dividend, and zero coupon securities), accrued income that we have not yet received in cash.
Pre-incentive fee net investment income does not include any realized gains, realized losses, unrealized capital appreciation or unrealized capital depreciation. Because of the structure of the incentive fee, it is possible that we may pay an incentive fee in a quarter where we incur a loss. For example, if we receive pre-incentive fee net investment income in excess of the hurdle rate (as defined below) for a quarter, we will pay the applicable incentive fee even if we have incurred a loss in that quarter due to realized capital losses and unrealized capital depreciation.
Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the end of the immediately preceding calendar quarter, is compared to a fixed “hurdle rate” of 2.0% per quarter. If market interest rates rise, we may be able to invest our funds in debt instruments that provide for a higher return, which would increase our pre-incentive fee net investment income and make it easier for OFS Advisor to surpass the fixed hurdle rate and receive an incentive fee based on such net investment income. There is no accumulation of amounts on the hurdle rate from quarter to quarter and, accordingly, there is no clawback of amounts previously paid if subsequent quarters are below the quarterly hurdle rate, and there is no delay of payment if prior quarters are below the quarterly hurdle rate. Pre-incentive fee net investment income fees are prorated for any partial quarter based on the number of days in such quarter.
We pay OFS Advisor an incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:
•no incentive fee in any calendar quarter in which the pre-incentive fee net investment income does not exceed the hurdle rate;
•100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.5% in any calendar quarter. We refer to this portion of our pre-incentive fee net investment income (which exceeds the hurdle rate but is less than 2.5%) as the “catch-up” provision. The catch-up is meant to provide OFS Advisor with 20.0% of the pre-incentive fee net investment income as if a hurdle rate did not apply if this pre-incentive fee net investment income exceeds 2.5% in any calendar quarter; and
•20.0% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.5% in any calendar quarter.
    The following is a graphical representation of the calculation of the income-related portion of the incentive fee:

Quarterly Incentive Fee Based on Net Investment Income
    The second part (“Part Two”) of the incentive fee (the “Capital Gains Fee”) is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, as of the termination date) and is calculated at the end of each applicable year by subtracting (a) the sum of our cumulative aggregate realized capital losses and our aggregate unrealized capital depreciation from (b) our cumulative aggregate realized capital gains. If such amount is positive at the end of such year, then the Capital Gains Fee for such year is equal to 20.0% of such amount, less the aggregate amount of Capital Gains Fees paid in all prior years. If such amount is negative, then there is no Capital Gains Fee for such year. The Company accrues the Capital Gains Fee if, on a cumulative basis, the sum of net realized capital gains and (losses) plus net unrealized appreciation and (depreciation) is positive.
The cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in our portfolio when sold and (b) the accreted or amortized cost basis of such investment.
The cumulative aggregate realized capital losses are calculated as the sum of the amounts by which (a) the net sales price of each investment in our portfolio when sold is less than (b) the accreted or amortized cost basis of such investment.
The aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (a) the valuation of each investment in our portfolio as of the applicable Capital Gains Fee calculation date and (b) the accreted or amortized cost basis of such investments. Unrealized capital appreciation is accrued, but not paid until said appreciation is realized. We accrue the Capital Gains Fee if, on a cumulative basis, the sum of the net realized capital gains (and losses) plus net unrealized appreciation (and depreciation) is positive. OFS Advisor has excluded from the Capital Gains Fee calculation the realized gain with respect to the step acquisitions resulting from the SBIC Acquisition. The Capital Gains Fee for any partial year is prorated based on the number of days in such year.

	Year Ended December 31,
	2020	2019	2018
Base management fees	$7,605	$8,271	$6,335
Incentive fees:
Income Incentive Fee	2,025	4,760	4,409
Incentive fee waiver	(441)	—	(22)

Examples of Incentive Fee Calculation
Example 1—Income Related Portion of Incentive Fee:
Assumptions
•Hurdle rate(1) = 2.0%
•Management fee(2) = 0.44%
◦Other estimated expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.20%
(1) Represents a quarter of the 8.0% annualized hurdle rate.
(2) Represents a quarter of the 1.75% annualized management fee, which became effective October 31, 2013.
(3) Excludes estimated offering expenses.
Alternative 1
Additional Assumptions
•Investment income (including interest, dividends, fees, etc.) = 1.25%
•Pre-incentive fee net investment income (investment income – (management fee + other expenses)) = 0.61%
Pre-incentive fee net investment income does not exceed the hurdle rate, therefore there is no incentive fee.
Alternative 2
Additional Assumptions
•Investment income (including interest, dividends, fees, etc.) = 2.80%
•Pre-incentive fee net investment income (investment income – (management fee + other expenses)) = 2.16%
Pre-incentive fee net investment income exceeds hurdle rate, therefore there is an incentive fee.

Incentive Fee	=	100% × “Catch-Up” + the greater of 0% AND (20% × (pre-incentive fee net investment income – 2.5%))

	=	(100% ×(2.16% – 2.0%)) + 0%

	=	100% × 0.16%

	=	0.16%

Alternative 3
Additional Assumptions
•Investment income (including interest, dividends, fees, etc.) = 3.50%
•Pre-incentive fee net investment income (investment income – (management fee + other expenses)) = 2.86%
Pre-incentive fee net investment income exceeds hurdle rate, therefore there is an incentive fee.

Incentive Fee	=	100% × “Catch-Up” + the greater of 0% AND (20% × (pre-incentive fee net investment income – 2.5%))

	=	(100% × (2.5% – 2.0%)) + (20% × (2.86% – 2.5%))

	=	0.5% + (20% × 0.36%)

	=	0.5% + 0.07%

	=	0.57%
Example 2—Capital Gains Portion of Incentive Fee:
Alternative 1
Assumptions
•Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”)
•Year 2: Investment A is sold for $50 million and fair market value (“FMV”) of Investment B determined to be $32 million
•Year 3: FMV of Investment B determined to be $25 million
•Year 4: Investment B sold for $31 million
The capital gains portion of the incentive fee, if any, would be:
•Year 1: None (no sales transactions)
•Year 2: $6 million (20% multiplied by $30 million realized capital gains on sale of Investment A)
•Year 3: None; $5 million (20% multiplied by $30 million cumulative realized capital gains less $5 million cumulative unrealized capital depreciation) less $6 million (Capital Gains Fee paid in Year 2)
•Year 4: $200,000; $6.2 million (20% multiplied by $31 million cumulative realized capital gains) less $6 million (Capital Gains Fee paid in Year 2)

Alternative 2
Assumptions
•Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”)
•Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million
•Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million
•Year 4: FMV of Investment B determined to be $35 million
•Year 5: Investment B sold for $20 million
The capital gains portion of the incentive fee, if any, would be:
•Year 1: None (no sales transactions)
•Year 2: $5 million (20% multiplied by $30 million realized capital gains on Investment A less $5 million unrealized capital depreciation on Investment B)
•Year 3: $1.4 million; $6.4 million (20% multiplied by $32 million ($35 million cumulative realized capital gains on Investment A and Investment C less $3 million cumulative unrealized capital depreciation on Investment B)) less $5 million (Capital Gains Fee paid in Year 2)
•Year 4: $0.6 million; $7 million (20% multiplied by $35 million (cumulative realized capital gains on Investment A and Investment C)) less $6.4 million (cumulative Capital Gains Fee paid in all prior years)
•Year 5: None; $5 million (20% multiplied by $25 million ($35 million cumulative realized capital gains on Investments A and C less $10 million realized capital losses on Investment B)) less $7 million (cumulative Capital Gains Fee paid in all prior years))
Payment of Our Expenses
    All investment professionals of OFS Advisor and/or its affiliates, when and to the extent engaged in providing us with investment advisory and management services, and the compensation and routine overhead expenses of personnel allocable to these services, are provided and paid for by OFS Advisor and not by us. We bear all other out-of-pocket costs and expenses of our operations and transactions. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Key Financial Measures—Expenses” in our most recent Annual Report on Form 10-K.
Duration and Termination
    Unless terminated earlier as described below, the Investment Advisory Agreement will remain in effect from year to year if approved annually by our Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, and, in either case, if also approved by a majority of our directors who are not “interested persons” as defined in the 1940 Act. The Investment Advisory Agreement automatically terminates in the event of its assignment, as defined in the 1940 Act, by OFS Advisor and may be terminated by either party without penalty upon not less than 60 days’ written notice to the other. The holders of a majority of our outstanding voting securities may also terminate the Investment Advisory Agreement without penalty upon not less than 60 days’ written notice. See “Risk Factors—Risks Related to our Business and Structure—We are dependent upon the OFS senior professionals for our future success and upon their access to the investment professionals and partners of OFS and its affiliates” in our most recent Annual Report on Form 10-K.
Administration Agreement
    Pursuant to the Administration Agreement, OFS Services, an affiliate of OFS Advisor, provides the administrative services necessary for us to operate. OFS Services furnishes us with office facilities and equipment, necessary software licenses and subscriptions and clerical, and bookkeeping and record keeping services at such facilities. Under the Administration Agreement, OFS Services performs, or oversees the performance of, our required administrative services, which include being responsible for the financial records that we are required to maintain and preparing reports to our stockholders and all other reports and materials required to be filed with the SEC or any other regulatory authority. In addition, OFS Services assists us in determining and publishing our net asset value, oversees the preparation and filing of our tax returns and the printing and dissemination of reports to our stockholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Under the Administration Agreement, OFS Services provides managerial assistance on our behalf to certain portfolio companies that accept our offer to provide such assistance. Payments under the Administration Agreement are equal to an amount based upon our allocable portion (subject to the review and approval of our Board) of OFS Services’ overhead in performing its obligations under the Administration Agreement, including rent, information technology, and our allocable portion of the cost of our officers, including our chief executive officer, chief financial officer, chief compliance officer, chief accounting officer, and their respective staffs. The Administration Agreement may be renewed annually with the approval of our Board, including a majority of our directors who are not “interested persons.” The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. To the extent that OFS Services outsources any of its functions, we pay the fees associated with such functions at cost without incremental profit to OFS Services.
Expenses recognized under the Administration Agreement with OFS Services for the years ended December 31, 2020, 2019, and 2018 are presented below:

	Year Ended December 31,
	2020	2019	2018
Administration fees	$1,855	$1,747	$1,601
Indemnification
    The Investment Advisory Agreement and the Administration Agreement both provide that OFS Advisor, OFS Services and their affiliates’ respective officers, directors, members, managers, stockholders and employees are entitled to indemnification from us from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Investment Advisory Agreement or the Administration Agreement, except where attributable to willful misfeasance, bad faith or gross negligence in the performance of such person’s duties or reckless disregard of such person’s obligations and duties under the Investment Advisory Agreement or the Administration Agreement.
Board Approval of the Investment Advisory and Administrative Agreements
     Our Board, including our independent directors, approved the continuation of the Investment Advisory Agreement at a meeting held on April 1, 2021. In reaching a decision to approve the continuation of the Investment Advisory Agreement, the Board reviewed a significant amount of information and considered, among other things:
•the nature, quality and extent of the advisory and other services to be provided to us by OFS Advisor;
•the fee structures of comparable externally managed BDCs that engage in similar investing activities;
•our projected operating expenses and expense ratio compared to BDCs with similar investment objectives;
•any existing and potential sources of indirect income to OFS Advisor from its relationship with us and the profitability of that relationship, including through the Investment Advisory Agreement;
•information about the services to be performed and the personnel performing such services under the Investment Advisory Agreement; and
•the organizational capability and financial condition of OFS Advisor and its affiliates.
Based on the information reviewed and the discussion thereof, the Board, including a majority of the non-interested directors, concluded that the investment advisory fee rates are reasonable in relation to the services to be provided and approved the Investment Advisory Agreement as being in the best interests of our stockholders.
Our board also reviewed services provided under the Administrative Agreement, and approved its continuation at the April 1, 2021 meeting.
License Agreement
    We have entered into a license agreement with OFSAM under which OFSAM has agreed to grant us a non-exclusive, royalty-free license to use the name “OFS”. Under this agreement, we have a right to use the “OFS” name for so long as OFS Advisor or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we have no legal right to the “OFS” name. This license agreement will remain in effect for so long as the Investment Advisory Agreement with OFS Advisor is in effect.

RELATED-PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS
The information in the section entitled “Related Party Transactions and Certain Relationships” in our most recent Definitive Proxy Statement on Schedule 14A (Annual Meeting) is incorporated herein by reference.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS
The information in the sections entitled “Election of Directors” and “Security Ownership of Certain Beneficial Owners and Management” in our most recent Definitive Proxy Statement on Schedule 14A (Annual Meeting) is incorporated herein by reference.

DETERMINATION OF NET ASSET VALUE
The NAV per share of our outstanding shares of common stock is determined quarterly by dividing the value of total assets minus liabilities by the total number of shares of common stock outstanding at the date as of which the determination is made. We calculate the value of our investments in accordance with the procedures described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in our most recent Annual Report on Form 10-K and in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in our most recent Quarterly Report on Form 10-Q is incorporated by reference herein.
In calculating the value of our investment assets each quarter, we will assess whether a sufficient number of market quotations or indicative prices from pricing services or brokers or dealers (collectively, “Indicative Prices”) are available, and the depth of the market is sufficient to transact to those prices in amounts approximating our investment position at the measurement date. Investments for which sufficient market quotations are available will be valued at such market quotations. Otherwise we undertake, on a quarterly basis, a valuation process as described below:
•For each debt investment, a basic credit risk rating review process is completed. The risk rating on every credit facility is reviewed and either reaffirmed or revised by OFS Advisor’s Middle-Market Investment Committee.
•Each portfolio company or investment is valued by third-party valuations firms.
•The valuations are documented and are then submitted to OFS Advisor’s Middle-Market Investment Committee for ratification.
•The audit committee of the Board reviews the valuations and, if appropriate, recommends the approval of the valuations by the Board.
•Our Board discusses valuations and determines the fair value of each investment in the portfolio in good faith based on the input of OFS Advisor, the audit committee and, where appropriate, the respective independent valuation firm.
See “Item 1A. Risk Factors—Risks Related to our Business and Structure—A significant amount of our portfolio investments are recorded at fair value as determined in good faith by our Board and, as a result, there may be uncertainty as to the value of our portfolio investments” in our most recent Annual Report on Form 10-K.
We follow ASC Topic 820 for measuring fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair values are determined with models or other valuation techniques, valuation inputs, and assumptions market participants would use in pricing an asset or liability. Valuation inputs are organized in a hierarchy that gives the highest priority to prices for identical assets or liabilities quoted in active markets (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of inputs in the fair value hierarchy are described below:
•Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity can access at the measurement date.
•Level 2: Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified term, a Level 2 input must be observable for substantially the full term of the asset or liability. Level 2 inputs include: (i) quoted prices for similar assets or liabilities in active markets, (ii) quoted prices for identical or similar assets or liabilities in markets that are not active, (iii) inputs other than quoted prices that are observable for the asset or liability, and (iv) inputs that are derived principally from or corroborated by observable market data.

•Level 3: Unobservable inputs for the asset or liability, and situations where there is little, if any, market activity for the asset or liability at the measurement date.
The inputs into the determination of fair value are based upon the best information under the circumstances and may require significant management judgment or estimation. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.
We assess the levels of the investments at each measurement date, and transfers between levels are recognized on the measurement date. All of our investments, which are measured at fair value, were categorized as Level 3 based upon the lowest level of significant input to the valuations. Senior securities with a fair value of $601 and $2,321 were transferred from Level 3 to Level 2 during the years ended December 31, 2020 and 2019, respectively. The following sections describe the valuation techniques we used to measure different financial instruments at fair value and include the levels within the fair value hierarchy in which the financial instruments are categorized.
In addition, each quarter, we assess whether an arm’s length transaction occurred in the same security, including the our new investments during the quarter, the cost of which (“Transaction Prices”), may be considered a reasonable indication of fair value for up to three months after the transaction date. Due to the private nature of this marketplace (meaning actual transactions are not publicly reported), and the non-binding nature of the Indicative Prices, and the general inability to observe the input for the full length of the term of an investment, we believe that these valuation inputs are classified as Level 3 within the fair value hierarchy.
In the absence of sufficient, actionable Indicative Prices or Transaction Prices, as an indication of fair value, and consistent with the policies and methodologies adopted by the Board, we perform detailed valuations of our debt and equity investments, including an analysis of our unfunded loan commitments. There is no one methodology to estimate fair value and, in fact, for any one portfolio company, fair value is generally best expressed as a range of values. We may also engage one or more independent valuation firms(s) to conduct independent appraisals of our investments to develop the range of values, from which we derive a single estimate of value. Under the income approach, we typically prepare and analyze discounted cash flow models to estimate the present value of future cash flows of either an individual debt investment or of the underlying portfolio company itself.
The primary method used to estimate the fair value of our debt investments is the discounted cash flow method. However, if there is deterioration in credit quality or a debt investment is in workout status, we may consider other methods in determining the fair value, including the value attributable to the debt investment from the enterprise value of the portfolio company or the proceeds that would be received in a liquidation analysis. Our discounted cash flow valuations involve a determination of discount rate commensurate with the risk inherent in each investment. We use two primary methods to estimate discount rates: a method based upon a hypothetical recapitalization of the entity given its current operating performance and current market conditions; and a synthetic debt rating method, which assigns a surrogate debt rating to the entity based on known industry standards for assigning such ratings and then estimates the discount rate based on observed market yields for actual rated debt. We may also use a relative value method to estimate yields, which involves estimating the discount rate of non-traded subject debt investments based on an expected or assumed relationship between Indicative Prices or observed prices on traded debt and the subject debt for a portfolio company. All methods for estimating the discount rate generally involve calibration of unobservable inputs utilized in estimating the discount rate on the subject investment to its internal rate of return at close or purchase date. These methods generally produce a range of discount rates, and we generally select the midpoint of the range for use in fair value measures, subject to limitations on the basis of the borrowers’ ability to prepay the debt without penalty.
Our market approach valuations, generally applied to equity investments and investments in non-performing debt, involve a determination of an enterprise value multiple to a financial performance metric of the portfolio company, generally EBITDA. These determinations are based on identification of a comparable set of publicly traded companies and determination of a public-to-private liquidity adjustment factor, generally through calibration to transaction prices in the subject investment instrument. This method generally produces a range of multiplier values and management, under the supervision of the Board, generally select the midpoint of the range for fair value measures.
Application of these valuation methodologies involves a significant degree of judgment by management. Due to the inherent uncertainty of determining the fair value of Level 3 investments, the fair value of the investments may differ significantly from the values that would have been used had a ready market or observable inputs existed for such investments and may differ materially from the values that may ultimately be received or settled. Further, such investments are generally subject to legal and other restrictions, or otherwise are less liquid than publicly traded instruments. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we might realize significantly less than the value at which such investment had previously been recorded. Our investments are subject to market risk. Market risk is the potential for changes in the value due to market changes. Market risk is directly impacted by the volatility and liquidity in the markets in which the investments are traded.
Determinations in connection with offerings
In connection with future offering of shares of our common stock, our Board or an authorized committee thereof will be required to make a good faith determination that it is not selling shares of our common stock at a price below the then current net asset value of our common stock at the time at which the sale is made. Our Board or an authorized committee thereof will consider the following factors, among others, in making such determination:
•the net asset value per share of our common stock disclosed in the most recent periodic report that we filed with the SEC;
•our management’s assessment of whether any material change in the net asset value per share of our common stock has occurred (including through the realization of gains on the sale of our portfolio securities) during the period beginning on the date of the most recently disclosed net asset value per share of our common stock and ending as of a time within 48 hours (excluding Sundays and holidays) of the sale of our common stock; and
•the magnitude of the difference between (i) a value that our Board or an authorized committee thereof has determined reflects the current (as of a time within 48 hours, excluding Sundays and holidays) net asset value of our common stock, which is based upon the net asset value of our common stock disclosed in the most recent periodic report that we filed with the SEC, as adjusted to reflect our management’s assessment of any material change in the net asset value of our common stock since the date of the most recently disclosed net asset value of our common stock, and (ii) the offering price of the shares of our common stock in the proposed offering.
Moreover, to the extent that there is even a remote possibility that we may issue shares of our common stock at a price per share below the then current net asset value per share of our common stock at the time at which the sale is made, our Board will elect either to postpone the offering until such time that there is no longer the possibility of the occurrence of such event or to undertake to determine the net asset value per share of our common stock within two days prior to any such sale to ensure that such sale will not be below our then current net asset value per share.
These processes and procedures are part of our compliance policies and procedures. Records will be made contemporaneously with all determinations described in this section and these records will be maintained with other records that we are required to maintain under the 1940 Act.

SALES OF COMMON STOCK BELOW NET ASSET VALUE
On June 15, 2021, our common stockholders approved a proposal that allows us to issue common stock at a discount from our NAV per share, effective for a twelve month period expiring on June 15, 2022 (the “Below NAV Proposal”). The Company has agreed to comply with the conditions described below in connection with any financing undertaking pursuant to the Below NAV Proposal. See below for a discussion of the risks of dilution.
Conditions to Sales Below NAV
In order to sell shares of its common stock at a price below NAV per share pursuant to any authorization, the following conditions must be met:
1.a majority of the Company’s Independent Directors who have no financial interest in the sale have determined that such sale would be in the best interests of the Company and Stockholders;
2.a majority of the Company’s Independent Directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount; and
3.the number of shares sold pursuant to such authority does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such sale.
Shares issued below NAV pursuant to the Company’s dividend reinvestment plan will not count towards the foregoing 25% limitation because shares issued below NAV pursuant to the Company’s dividend reinvestment plan do not rely on the authority obtained pursuant to the Below NAV Proposal. The Company will also follow any SEC guidance with respect to the issuance of stock below NAV.
Impact on Existing Stockholders Who Do Not Participate in the Offering
Our existing stockholders who do not participate in an offering below NAV per share or who do not buy additional shares in the secondary market at the same or lower price than we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate decrease (often called dilution) in the NAV of the shares they hold and their NAV per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV. This decrease could be more pronounced as the size of the offering and level of discounts increase. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.
The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in four different hypothetical common stock offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.
The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commission (a 5% discount from NAV); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV); (3) an offering of 250,000 shares (25% of the outstanding shares) at $7.50 per share after offering expenses and commissions (a 25% discount from NAV); and (4) an offering of 250,000 shares (25% of the outstanding shares) at $0 per share after offering expenses and commissions (a 100% discount from NAV). The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined net asset value per share. It is not possible to predict the level of market price decline that may occur.

	Prior to	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount		Example 4 25% Offering at 100% Discount
	Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$7.89	—	$ —	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$7.50	—	$ —	—
Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.50	(5.00)%	$8.00	(20.00)%
Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—	10,000	—
Percentage Held by Stockholder A	1.0%	0.95%	(4.76)%	0.91%	(9.09)%	0.80%	(20.00)%	0.80%	(20.00)%
Total Asset Values
Total NAV Held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	95,000	(5.00)%	$80,000	(20.00)%
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(200)	—	$(900)	—	$(5,000)	—	$(20,000)	—
Per Share Amounts
NAV per Share Held by Stockholder A	$10.00	$9.98	(0.20)%	9.91	(0.90)%	9.50	(5.00)%	8.00	(20.00)%
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.50)	—	$(2.00)	—
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.20)%	—	(0.90)%	—	(5.00)%	—	(20.00)%
Impact on Existing Stockholders Who Do Participate in the Offering
Our existing stockholders who participate in the offering or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of NAV per share dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares immediately prior to the offering. The level of NAV per share dilution will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience NAV per share dilution on their existing shares but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in average NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares such stockholder purchases increases. Even a stockholder who over participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV per share dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.
The following chart illustrates the level of dilution and accretion in the hypothetical 25% discount offering from the prior chart (Example 3) for a stockholder that acquires shares equal to (a) 50% of its proportionate share of the offering (i.e.,

1,250 shares, which is 0.5% of an offering of 250,000 shares) rather than its 1.0% proportionate share and (b) 150% of such percentage (i.e., 3,750 shares, which is 1.5% of an offering of 250,000 shares shares rather than its 1.0% proportionate share). The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined net asset value per share. It is not possible to predict the level of market price decline that may occur.

	Prior to	50% Participation		150% Participation
	Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$7.89		$7.89
Net Proceeds per Share to Issuer		$7.50		$7.50
Decrease to NAV
Total Shares Outstanding	1,000,000	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.50	(5.00)%	$9.50	(5.00)%
Dilution to Stockholder
Shares Held by Stockholder A	10,000	11,250	12.50%	13,750	37.50%
Percentage Held by Stockholder A	1.00%	0.90%	(10.00)%	1.10%	10.00%
Total Asset Values
Total NAV Held by Stockholder A	$100,000	$106,875	6.88%	$130,625	30.63%
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	$100,000	$109,863	9.86%	$129,588	29.59%
Total Accretion (Dilution) to Stockholder A (Total NAV Less Total Investment)		($2,988)		$1,038
Per Share Amounts
NAV per Share Held by Stockholder A	$10.00	$9.50	(5.00)%	$9.50	(5.00)%
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)		$9.77		$9.42
Accretion (Dilution) per Share Held by Stockholder A (NAV per Share Less Investment per Share)		$(0.27)		$0.08
Percentage Accretion (Dilution) to Stockholder A (Accretion/Dilution per Share Divided by Investment per Share)			(2.72)%		0.80%
Impact on New Investors
Investors who are not currently stockholders and who participate in an offering of shares of our common stock below net asset value, but whose investment per share is greater than the resulting net asset value per share due to selling compensation and expenses paid by us, will experience an immediate decrease, although small, in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares. Investors who are not currently stockholders and who participate in an offering of shares of our common stock below net asset value per share and whose investment per share is also less than the resulting net asset value per share due to selling compensation and expenses paid by us being significantly less than the discount per share, will experience an immediate increase in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares. These investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to such offering. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discounts increases.
The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical 5%, 10%, 20% and 25% discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (1.0%) of the shares in the offering as Stockholder A in the prior examples held immediately prior to the offering. The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined net asset value per share. It is not possible to predict the level of market price decline that may occur.

	Prior to	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount		Example 4 25% Offering at 100% Discount
	Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$7.89	—	$ —	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$7.50	—	$ —	—
Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.50	(5.00)%	$8.00	(20.00)%
Dilution to Stockholder
Shares Held by Stockholder A	0	500		1,000		2,500		2,500
Percentage Held by Stockholder A	0.00%	0.05%		0.09%		0.20%		0.20%
Total Asset Values
Total NAV Held by Stockholder A	$-	$4,990		$9,910		$23,750		$20,000
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	0	$5,000		$9,470		$19,725		$0.00
Total Accretion (Dilution) to Stockholder A (Total NAV Less Total Investment)	—	($10)		$440		$4,025		$20,000
Per Share Amounts
NAV per Share Held by Stockholder A	$-	$9.98		$9.91		$9.50		$8.00
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)		$10.00		$9.47		$7.89		$0.00
Accretion (Dilution) per Share Held by Stockholder A (NAV per Share Less Investment per Share)	—	($0.02)		$0.44		$1.61		$8.00
Percentage Accretion (Dilution) to Stockholder A (Accretion/Dilution per Share Divided by Investment per Share)	—		(0.24)%		4.64%		20.41%		N/A

DISTRIBUTION REINVESTMENT PLAN
    We have adopted a distribution reinvestment plan that provides for reinvestment of our distributions and other distributions on behalf of our stockholders, unless a stockholder elects to receive cash as provided below. As a result, if our Board authorizes, and we declare, a cash distribution, then our stockholders who have not “opted out” of our distribution reinvestment plan will have their cash distribution automatically reinvested in additional shares of our common stock, rather than receiving the cash distribution.
    No action is required on the part of a registered stockholder to have their cash distribution reinvested in shares of our common stock. A registered stockholder may elect to receive an entire distribution in cash by notifying American Stock Transfer & Trust Company, LLC, the plan administrator and our transfer agent and registrar, in writing so that such notice is received by the plan administrator no later than 10 days prior to the record date for distributions to stockholders. The plan administrator will set up an account for shares acquired through the plan for each stockholder who has not elected to receive distributions in cash and hold such shares in non-certificated form. Upon request by a stockholder participating in the plan, received in writing not less than 10 days prior to the record date, the plan administrator will, instead of crediting shares to the participant’s account, issue a certificate registered in the participant’s name for the number of whole shares of our common stock and a check for any fractional share.
    Those stockholders whose shares are held by a broker or other financial intermediary may receive distributions in cash by notifying their broker or other financial intermediary of their election.
    We will use primarily newly issued shares to implement the plan, whether our shares are trading at a premium or at a discount to net asset value. However, we reserve the right to direct the plan administrator to purchase shares in the open market in connection with our implementation of the plan. The number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of our common stock at the close of regular trading on the Nasdaq Global Select Market on the valuation date for such distribution. Market price per share on that date will be the closing price for such shares on the Nasdaq Global Select Market or, if no sale is reported for such day, at the average of their reported bid and asked prices. The number of shares of our common stock to be outstanding after giving effect to payment of the distribution cannot be established until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated.
    There will be no brokerage charges or other charges to stockholders who participate in the plan. The plan administrator’s fees will be paid by us. If a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a $0.10 per share brokerage commission from the proceeds.
    Stockholders who receive distributions in the form of stock are subject to the same U.S. federal tax consequences as are stockholders who elect to receive their distributions in cash; however, since their cash distributions will be reinvested, such stockholders will not receive cash with which to pay any applicable taxes on reinvested distributions. A stockholder’s basis for determining gain or loss upon the sale of stock received in a distribution from us will be equal to the total dollar amount of the distribution payable to the stockholder. Any stock received in a distribution will have a new holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.
    Participants may terminate their accounts under the plan by notifying the plan administrator via its website at www.amstock.com , by filling out the transaction request form located at the bottom of their statement and sending it to the plan administrator. Such termination will be effective immediately if the participant’s notice is received by the plan administrator not less than 10 days prior to any distribution record date; otherwise, such termination will be effective only with respect to any subsequent distribution. The plan may be terminated by us upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any distribution by us. All correspondence concerning the plan should be directed to the plan administrator by mail at American Stock Transfer & Trust Company, LLC, P.O. Box 922, Wall Street Station, New York, New York 10269, or by the plan administrator’s Interactive Voice Response System at (800) 937-5449.
    If you withdraw or the plan is terminated, you will receive the number of whole shares in your account under the plan and a cash payment for any fraction of a share in your account.
    If you hold your common stock with a brokerage firm that does not participate in the plan, you will not be able to participate in the plan and any distribution reinvestment may be effected on different terms than those described above. Consult your financial advisor for more information.

For additional discussion regarding the tax implications of participation in the dividend reinvestment plan, see “Certain U.S. Federal Income Tax Considerations” in this Prospectus. Additional information about the dividend reinvestment plan may be obtained by contacting AST Shareholder Services Call Center toll free at (800) 937-5449.

DESCRIPTION OF OUR CAPITAL STOCK
    The following description is based on relevant portions of the DGCL and on our certificate of incorporation and bylaws. This summary is not necessarily complete, and we refer you to the DGCL and our certificate of incorporation and bylaws for a more detailed description of the provisions summarized below. We urge you to read the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you related to any shares of our capital stock being offered.
General
    OFS Capital, LLC was formed as a Delaware limited liability company and converted to a corporation on November 7, 2012. Under the terms of our certificate of incorporation, our authorized stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share. Our common stock is listed on The Nasdaq Global Select Market under the symbol “OFS.” The table below sets forth our capital stock as of June 18, 2021:

Title of Class	Amount Authorized	Amount Held by Company for its Account	Amount Outstanding
Common Stock, $0.01 par value per share	100,000,000	—	13,411,962
Preferred Stock, $0.01 par value per share	2,000,000	—	—
Common Stock
    All shares of our common stock have equal rights as to earnings, assets, distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except when their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will not be able to elect any directors.
Preferred Stock
    Our certificate of incorporation authorizes our Board to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the Board is required by Delaware law and by our certificate of incorporation to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires that (a) immediately after issuance and before any distribution is made with respect to our common stock and before any purchase of common stock is made, our asset coverage ratio, as defined in the 1940 Act, must equal at least 200% (or 150% if certain requirements are met) of gross assets less all liabilities and indebtedness not represented by senior securities (which include all of our borrowings and any preferred stock), and (b) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two years or more. Some matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a business development company. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions, although we have no present intent to issue any shares of preferred stock.

Provisions of the DGCL and Our Certificate of Incorporation and Bylaws
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
    The indemnification of our officers and directors is governed by Section 145 of the DGCL, our certificate of incorporation and bylaws. Our certificate of incorporation provides that our directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the current DGCL or as the DGCL may hereafter be amended. DGCL Section 102(b)(7) provides that the personal liability of a director to a corporation or its stockholders for breach of fiduciary duty as a director may be eliminated except for liability (a) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, relating to unlawful payment of distributions or unlawful stock purchases or redemption of stock or (d) for any transaction from which the director derives an improper personal benefit.
    Our bylaws provide for the indemnification of any person to the full extent permitted by law as currently in effect or as may hereafter be amended. In addition, we have entered into indemnification agreements with each of our directors and officers in order to effect the foregoing.
Delaware Anti-Takeover Law
    The DGCL and our certificate of incorporation and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our stockholders. We believe, however, that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because the negotiation of such proposals may improve their terms.
Classified Board of Directors
    Our Board is divided into three classes of directors serving staggered three-year terms, with the term of office of only one of the three classes expiring each year. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of our management and policies.
Number of Directors; Removal; Vacancies
    Our certificate of incorporation provides that the number of directors will be set only by the Board in accordance with our bylaws. Our bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than four nor more than eight. Under our certificate of incorporation and bylaws, any vacancy on the Board, including a vacancy resulting from an enlargement of the Board, may be filled only by vote of a majority of the directors then in office. The limitations on the ability of our stockholders to fill vacancies could make it more difficult for a third party to acquire, or discourage a third-party from seeking to acquire, control of us.
    Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
    Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board and the proposal of business to be considered by stockholders may be made only (a) by or at the direction of the Board, (b) pursuant to our notice of meeting or (c) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. Nominations of persons for election to the Board at a special meeting may be made only by or at the direction of the Board, and provided that the Board has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
    The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Action by Stockholders
    Under the DGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting, unless the certificate of incorporation provides for stockholder action by less than unanimous written consent (which our certificate of incorporation does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposed until the next annual meeting.
Stockholder Meetings
    Our certificate of incorporation and bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of the board, the vice chairman of the board, the president, the Board or stockholders who own of record a majority of the outstanding shares of each class of stock entitled to vote at the meeting. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to the secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.
Conflict with 1940 Act
    Our bylaws provide that, if and to the extent that any provision of the DGCL or any provision of our certificate of incorporation or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

DESCRIPTION OF OUR PREFERRED STOCK
    In addition to shares of common stock, our certificate of incorporation authorizes the issuance of preferred stock. We may issue preferred stock from time to time in one or more classes or series, without stockholder approval. Prior to issuance of shares of each class or series, our Board is required by Delaware law and by our certificate of incorporation to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any such an issuance must adhere to the requirements of the 1940 Act, Delaware law and any other limitations imposed by law.
    The 1940 Act requires that (a) immediately after issuance and before any distribution is made with respect to our common stock and before any purchase of common stock is made, our asset coverage ratio, as defined in the 1940 Act, must equal at least 200% (or 150% if certain requirements are met) of gross assets less all liabilities and indebtedness not represented by senior securities (which include all of our borrowings and any preferred stock), and (b) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two years or more. Some matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a business development company. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions, although we have no present intent to issue any shares of preferred stock.
    For any series of preferred stock that we may issue, our Board will determine and the articles supplementary relating to such series will describe:
•the designation and number of shares of such series;
•the rate and time at which, and the preferences and conditions under which, any dividends or other distributions will be paid on shares of such series, as well as whether such dividends or other distributions are participating or non-participating;
•any provisions relating to convertibility or exchangeability of the shares of such series, including adjustments to the conversion price of such series;
•the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;
•the voting powers, if any, of the holders of shares of such series;
•any provisions relating to the redemption of the shares of such series;
•any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;
•any conditions or restrictions on our ability to issue additional shares of such series or other securities;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.
    All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which dividends or other distributions, if any, thereon will be cumulative. To the extent we issue preferred stock, the payment of dividends to holders of our preferred stock will take priority over payment of distributions to our common stockholders.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
    The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the subscription rights being offered.
    We may issue subscription rights to our stockholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.
    A prospectus supplement will describe the particular terms of any subscription rights we may issue, including the following:
•the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);
•the title and aggregate number of such subscription rights;
•the exercise price for such subscription rights (or method of calculation thereof);
•the currency or currencies, including composite currencies, in which the price of such subscription rights may be payable;
•if applicable, the designation and terms of the securities with which the subscription rights are issued and the number of subscription rights issued with each such security or each principal amount of such security;
•the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);
•the number of such subscription rights issued to each stockholder;
•the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;
•the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);
•if applicable, the minimum or maximum number of subscription rights that may be exercised at one time;
•the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;
•any termination right we may have in connection with such subscription rights offering;
•the terms of any rights to redeem, or call such subscription rights;
•information with respect to book-entry procedures, if any;
•the terms of the securities issuable upon exercise of the subscription rights;
•the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the subscription rights offering;
•if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights; and
•any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.
    Each subscription right will entitle the holder of the subscription right to purchase for cash or other consideration such amount of shares of common stock at such subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

    Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. If less than all of the rights represented by such subscription rights certificate are exercised, a new subscription certificate will be issued for the remaining rights. Prior to exercising their subscription rights, holders of subscription rights will not have any of the rights of holders of the securities purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS
    The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants and will be subject to compliance with the 1940 Act. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the warrants being offered.
    We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
    A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
•the title and aggregate number of such warrants;
•the price or prices at which such warrants will be issued;
•the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;
•in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;
•the date on which the right to exercise such warrants shall commence and the date on which such right will expire (subject to any extension);
•whether such warrants will be issued in registered form or bearer form;
•if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•the terms of any rights to redeem, or call such warrants;
•information with respect to book-entry procedures, if any;
•the terms of the securities issuable upon exercise of the warrants;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
    We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
    Each warrant will entitle the holder to purchase for cash such common stock or preferred stock at the exercise price or such principal amount of debt securities as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
    Upon receipt of payment and a warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
    Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive distributions, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
    Under the 1940 Act, we may generally only offer warrants provided that (a) the warrants expire by their terms within ten years, (b) the exercise or conversion price is not less than the current market value at the date of issuance, (c) our stockholders authorize the proposal to issue such warrants, and our Board approves such issuance on the basis that the issuance is in the best interests of OFS Capital and its stockholders and (d) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of our outstanding voting securities.

DESCRIPTION OF OUR DEBT SECURITIES
    We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, we urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.
    As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and U.S. Bank National Association, a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default - Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.
    Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. We have filed the form of the indenture with the SEC. See “Available Information” in this Prospectus for information on how to obtain a copy of the indenture.
    A prospectus supplement, which will accompany this prospectus, will describe the particular terms of any series of debt securities being offered, including the following:
•the designation or title of the series of debt securities;
•the total principal amount of the series of debt securities;
•the percentage of the principal amount at which the series of debt securities will be offered;
•the date or dates on which principal will be payable;
•the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•the terms for redemption, extension or early repayment, if any;
•the currencies in which the series of debt securities are issued and payable;
•whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
•the place or places, if any, other than or in addition to the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;
•the denominations in which the offered debt securities will be issued;
•the provision for any sinking fund;
•any restrictive covenants;
•any Events of Default;
•whether the series of debt securities are issuable in certificated form;
•any provisions for defeasance or covenant defeasance;
•if applicable, U.S. federal income tax considerations relating to original issue discount;
•whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);
•any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•whether the debt securities are subject to subordination and the terms of such subordination;
•the listing, if any, on a securities exchange; and
•any other terms.
    The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
    We are permitted, under specified conditions, to issue multiple classes of indebtedness if our asset coverage, as defined in the 1940 Act, is at least equal to 200% (or 150% if certain requirements are met) immediately after each such issuance. See “Item 1. Business—Regulation” in our most recent Annual Report on Form 10-K for additional information.. In addition, while any indebtedness and other senior securities remain outstanding, we must make provisions to prohibit any distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors—Risks Related to Our Business and Structure—Regulations governing our operation as a BDC affect our ability to and the way in which we raise additional capital. As a BDC, we will need to raise additional capital, which will expose us to risks, including the typical risks associated with leverage” in our most recent Annual Report on Form 10-K.
General
    The indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.
    For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.
    The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” in this Prospectus. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
    We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
    We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
    We expect that we will usually issue debt securities in book entry only form represented by global securities.
Conversion and Exchange
    If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Issuance of Securities in Registered Form
    We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.
Book-Entry Holders
    We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
    Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
    As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
    In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
    For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
    Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
    For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
    When we refer to you in this Description of Our Debt Securities, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
    If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
•how it handles securities payments and notices;

•whether it imposes fees or charges;
•how it would handle a request for the holders’ consent, if ever required;
•whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;
•how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
    As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
    Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
    A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “- Termination of a Global Security.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
    As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
    If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•an investor cannot cause the debt securities to be registered in his or her name and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;
•an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “- Issuance of Securities in Registered Form” above;
•an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;
•an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;
•if we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series;
•an investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee;

•DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds; your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and
•financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities; there may be more than one financial intermediary in the chain of ownership for an investor; we do not monitor and are not responsible for the actions of any of those intermediaries.
Termination of a Global Security
    If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “- Issuance of Securities in Registered Form” above.
    The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the investors in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
    We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
    We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.
Payments on Certificated Securities
    We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
    Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Payment when Offices are Closed
    If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

    Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Events of Default
    You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
    The term “Event of Default” in respect of the debt securities of your series means any of the following (unless the prospectus supplement relating to such debt securities states otherwise):
•we do not pay the principal of, or any premium on, a debt security of the series on its due date, and do not cure this default within five days;
•we do not pay interest on a debt security of the series when due, and such default is not cured within 30 days;
•we do not deposit any sinking fund payment in respect of debt securities of the series on its due date, and do not cure this default within five days;
•we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;
•we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 60 days;
•on the last business day of each of 24 consecutive calendar months, we have an asset coverage of less than 100%; and
•any other Event of Default in respect of debt securities of the series described in the applicable prospectus supplement occurs.
    An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.
Remedies if an Event of Default Occurs
    If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series.
    The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
    Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•the holder must give your trustee written notice that an Event of Default has occurred and remains uncured;
•the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;
•the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
•the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60 day period.

    However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
    Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:
•the payment of principal, any premium or interest; or
•in respect of a covenant that cannot be modified or amended without the consent of each holder.
    Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
    Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.
Merger or Consolidation
    Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, unless the prospectus supplement relating to certain debt securities states otherwise, we may not take any of these actions unless all the following conditions are met:
•where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities;
•immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing;
•under the indenture, no merger or sale of assets may be made if as a result any of our property or assets or any property or assets of one of our subsidiaries, if any, would become subject to any mortgage, lien or other encumbrance unless either (a) the mortgage, lien or other encumbrance could be created pursuant to the limitation on liens covenant in the indenture without equally and ratably securing the indenture securities or (b) the indenture securities are secured equally and ratably with or prior to the debt secured by the mortgage, lien or other encumbrance;
•we must deliver certain certificates and documents to the trustee; and
•we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
    There are three types of changes we can make to the indenture and the debt securities issued thereunder.
Changes Requiring Approval
    First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of those types of changes:
•change the stated maturity of the principal of or interest on a debt security;
•reduce any amounts due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of a security following a default;
•adversely affect any right of repayment at the holder’s option;
•change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;
•impair your right to sue for payment;
•adversely affect any right to convert or exchange a debt security in accordance with its terms;
•modify the subordination provisions in the indenture in a manner that is adverse to holders of the debt securities;
•reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;
•modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
•change any obligation we have to pay additional amounts.
Changes Not Requiring Approval
    The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
    Any other change to the indenture and the debt securities would require the following approval:
•if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and
•if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.
    The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “- Changes Requiring Approval.”
Further Details Concerning Voting
    When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
•for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;
•for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement; and
•for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.
    Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance - Full Defeasance.”
    We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.
    Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance
    The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance
    Under current U.S. federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions as described under the “Indenture Provisions - Subordination” section below. In order to achieve covenant defeasance, we must do the following:
•if the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;
•we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and
•we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.
    If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Full Defeasance
    If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
•if the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.
•we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit; and
•we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.
    If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, you would also be released from the subordination provisions described later under “Indenture Provisions - Subordination.”
Form, Exchange and Transfer of Certificated Registered Securities
    Holders may exchange their certificated securities, if any, for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.
    Holders may exchange or transfer their certificated securities, if any, at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
    Holders will not be required to pay a service charge to transfer or exchange their certificated securities, if any, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

    If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
    If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
Resignation of Trustee
    Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions - Subordination
    Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all senior indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on senior indebtedness has been made or duly provided for in money or money’s worth.
    In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all senior indebtedness is paid in full, the payment or distribution must be paid over to the holders of the senior indebtedness or on their behalf for application to the payment of all the senior indebtedness remaining unpaid until all the senior indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the senior indebtedness. Subject to the payment in full of all senior indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent of payments made to the holders of the senior indebtedness out of the distributive share of such subordinated debt securities.
    By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
    Senior indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:
•our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and
•renewals, extensions, modifications and refinancings of any of this indebtedness.
    If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our senior indebtedness outstanding as of a recent date.
The Trustee under the Indenture
    U.S. Bank National Association will serve as the trustee under the indenture.
Certain Considerations Relating to Foreign Currencies
    Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

REGULATION
The information in “Item 1. Business — Regulation” of our most recent Annual Report on Form 10-K is incorporated by reference herein.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
    The following discussion is a general summary of certain material United States federal income tax considerations relating to our qualification and taxation as a RIC and the acquisition, ownership, and disposition of our common stock, but does not purport to be a complete description of the income tax considerations relating thereto. For example, we have not described tax consequences that we assume to be generally known by investors or certain considerations that may be relevant to certain types of investors subject to special treatment under U.S. federal income tax laws, including investors subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts, financial institutions, traders in securities that elect to use the mark-to-market method of accounting for securities holdings, United States expatriates, United States persons with a functional currency other than the U.S. dollar, persons that hold notes as part of an integrated investment (including a “straddle”), “controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid United States federal income tax. This summary is limited to beneficial owners of our common stock that will hold such stock as a capital asset (within the meaning of the Code). The discussion is based upon the Code, temporary and final U.S. Treasury regulations, and administrative and judicial interpretations, each as of the date hereof and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”) regarding our common stock. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state, or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.
    This summary does not discuss the consequences of an investment in our subscription rights, debt securities, or warrants representing rights to purchase shares of our preferred stock, common stock, or debt securities or as units in combination with such securities. The U.S. federal income tax consequences of such an investment will be discussed in the relevant prospectus supplement.
A “U.S. stockholder” generally is a beneficial owner of shares of our common stock who is for United States federal income tax purposes:
•A citizen or individual resident of the United States including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;
•A corporation or other entity taxable as a corporation, for United States federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;
•A trust if: (i) a court in the United States has primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of such trust, or (ii) such trust validly elects to be treated as a U.S. person for federal income tax purposes; or
•An estate, the income of which is subject to United States federal income taxation regardless of its source.
A “Non-U.S. stockholder” is a beneficial owner of shares of our common stock that is not a partnership for United States federal income tax purposes or a U.S. stockholder.
    If a partnership (including an entity treated as a partnership for United States federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder that is a partnership should consult its own tax advisors with respect to the tax considerations to its partners of the purchase, ownership and disposition of shares of our common stock.
Tax matters are very complicated and the tax consequences to an investor of an investment our shares will depend on the facts of their particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.
Election to be Taxed as a RIC
    We have elected to be taxed as a RIC under Subchapter M of the Code. As a RIC, we are not required to pay corporate-level federal income taxes on any income that we distribute to our stockholders from our otherwise taxable earnings and profits. To maintain our qualification as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements, as described below. In addition, to receive RIC tax treatment, we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income” as defined by the Code (“ICTI”), which is generally our net ordinary income plus our net short-term capital gains in excess of net long-term capital losses, if any (the “Annual Distribution Requirement”). The excess of net long-term capital gains over net short-term capital losses, if any

(“Net Capital Gains”), are not a component of the Annual Distribution Requirement, but impacts taxable income if not distributed as discussed below.
Taxation as a RIC
If we:
•maintain our qualification as a RIC; and
•satisfy the Annual Distribution Requirement;
then we will not be subject to U.S. federal income tax on the portion of our ICTI or Net Capital Gains we distribute to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any ICTI or Net Capital Gain not distributed (or deemed distributed) to our stockholders.
    We are also subject to a 4% nondeductible federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our net ordinary income for each calendar year, (2) 98.2% of our capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year (or, if we so elect, for that calendar year) and (3) any income recognized, but not distributed, in preceding years and on which we paid no federal income tax (the “Excise Tax Avoidance Requirement”). We may choose to retain a portion of our ordinary income and/or capital gain net income in any year and pay the 4% U.S. federal excise tax on the retained amounts.
In order to maintain our qualification as a RIC for federal income tax purposes, we must, among other things:
•continue to qualify as a BDC under the 1940 Act at all times during each taxable year;
•derive in each taxable year at least 90% of our gross income from dividends, interest, certain payments with respect to loans of stock and securities, gains from the sale or other disposition of stock, securities, or foreign currencies and other income (including but not limited to gains from options, futures or forward contracts) derived with respect to our business of investing in such stock, securities or currencies, and net income derived from interests in “qualified publicly traded partnerships,” as such term is defined in the Code (the “90% Income Test”); and
•diversify our holdings so that at the end of each quarter of the taxable year:
•at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of our assets and 10% of the outstanding voting securities of such issuer; and
•no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that we control (as determined under applicable tax rules) and that are engaged in the same, similar or related trades or businesses or of one or more qualified publicly traded partnerships (the “Diversification Tests”).
    We may invest in partnerships, including qualified publicly traded partnerships, which may result in our being subject to state, local or foreign income taxes, franchise taxes, or withholding liabilities.
    We are required to recognize ICTI in circumstances in which we have not received a corresponding payment in cash. For example, we hold debt obligations that are treated under applicable tax rules as issued with original issue discount (“OID”) and debt instruments with PIK interest, and we must include in ICTI each year the portion of the OID and PIK interest that accrues for that year (as it accrues over the life of the obligation), irrespective of the fact the cash representing such income is received by us in that taxable year. The continued recognition of non-cash ICTI may cause difficulty in meeting the Annual Distribution Requirement. We may be required to sell investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities to meet this requirement. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.
    Some of the income and fees that we recognize would result in ICTI that would not be “qualifying income” for the 90% Income Test. In order to ensure that such income and fees do not disqualify us as a RIC for a failure to satisfy the 90% Income Test, we recognize such income and fees directly or indirectly through one or more entities taxed as corporations for U.S. federal income tax purposes. Such corporations are required to pay U.S. corporate income tax on their earnings, which ultimately reduces our return on such income and fees.
    We are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
    In addition, we will be partially dependent on our subsidiaries for cash distributions to enable us to meet the RIC distribution requirements. Some of our subsidiaries may be limited by the Small Business Investment Act of 1958, and SBA regulations, from making certain distributions to us that may be necessary to maintain our tax treatment as a RIC. We may have to request a waiver of the SBA’s restrictions for our subsidiaries to make certain distributions to maintain our RIC tax treatment. We cannot assure you that the SBA will grant such waiver. If our subsidiaries are unable to obtain a waiver, compliance with the SBA regulations may cause us to fail to qualify for tax treatment as a RIC, which would result in us becoming subject to corporate-level federal income tax.
    Certain of our investment practices may be subject to special and complex federal income tax provisions that may, among other things, (1) treat dividends that would otherwise qualify for the dividends received deduction or constitute qualified dividend income as ineligible for such treatment, (2) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (3) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (4) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (5) cause us to recognize income or gain without receipt of a corresponding distribution of cash, (6) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (7) adversely alter the characterization of certain complex financial transactions and (8) produce income that will not be considered “qualifying income” for purposes of the 90% Income Test. We will monitor our transactions and may make certain tax elections to mitigate the potential adverse effect of these provisions, but there can be no assurance that any adverse effects of these provisions will be mitigated.
    The remainder of this discussion assumes that we maintain our qualification as a RIC and have satisfied the Annual Distribution Requirement.
    A RIC is limited in its ability to deduct expenses in excess of its ICTI. If our expenses in a given year exceed gross taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years. In addition, expenses can be used only to offset ICTI, not Net Capital Gains. Due to these limits on the deductibility of expenses, we may for tax purposes have aggregate taxable income for several years that we are required to distribute and that is taxable to our stockholders even if such income is greater than the aggregate net income we actually earned during those years. Such required distributions may be made from our cash assets or by liquidation of investments, if necessary. We may realize gains or losses from such liquidations. In the event we realize net capital gains from such transactions, you may receive a larger capital gain distribution than you would have received in the absence of such transactions.
    Investment income received from sources within foreign countries, or capital gains earned by investing in securities of foreign issuers, may be subject to foreign income taxes withheld at the source. In this regard, withholding tax rates in countries with which the United States does not have a tax treaty are often as high as 35% or more. The United States has entered into tax treaties with many foreign countries that may entitle us to a reduced rate of tax or exemption from tax on this related income and gains. The effective rate of foreign tax cannot be determined at this time since the amount of our assets to be invested within various countries is not now known. We do not anticipate being eligible for the special election that allows a RIC to treat foreign income taxes paid by such RIC as paid by its stockholders.
    If we purchase shares in a “passive foreign investment company” (a “PFIC”), we may be subject to federal income tax on our allocable share of a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if our allocable share of such income is distributed as a taxable dividend to its stockholders. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distribution or gain. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Alternatively, we may be able to elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income our allocable share of any increase in the value of such shares, and as ordinary loss our allocable share of any decrease in such value to the extent that any such decrease does not exceed prior increases included in its income. Under either election, we may be required to recognize in a year income in excess of distributions from PFICs and proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% excise tax. We intend to limit and/or manage our holdings in PFICs to minimize our liability for any taxes and related interest charges.

    Foreign exchange gains and losses realized by us in connection with certain transactions involving non-dollar debt securities, certain foreign currency futures contracts, foreign currency option contracts, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Code provisions that generally treat such gains and losses as ordinary income and losses and may affect the amount, timing and character of distributions to our stockholders.
Taxation of U.S. Stockholders
    Distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our ICTI will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares of common stock. To the extent such distributions paid by us to non-corporate U.S. stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions may be reported by us as “qualified dividend income,” or Qualifying Dividends, eligible to be taxed in the hands of non-corporate stockholders at the rates applicable to long-term gains, provided certain holding period and other requirements are met at both the stockholder and company levels. In this regard, it is anticipated that distributions paid by us generally will not be attributable to dividends and, therefore, generally will not be Qualifying Dividends. Distributions of our Net Capital Gains, properly reported by us as “capital gain dividends”, will be taxable to a U.S. stockholder as long-term capital gains which are currently taxable at a maximum rate of 20% in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her, or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder.
    We may decide to retain some or all of our Net Capital Gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. stockholder will be required to include his, her, or its share of the deemed distribution in income as if it had been actually distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to his, her, or its allocable share of the tax paid thereon by us. Because we expect to pay tax on any retained capital gains at our regular corporate tax rate, and because that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual U.S. stockholders will be treated as having paid will exceed the tax they owe on the capital gain distribution. Such excess generally may be claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations, or refunded to the extent it exceeds the stockholder’s liability for federal income tax. A stockholder that is not subject to U.S. federal income tax or otherwise not required to file a federal income tax return would be required to file a federal income tax return on the appropriate form to claim a refund for the taxes we paid. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for his, her, or its common stock. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our ICTI as a “deemed distribution.”
    In accordance with certain applicable Treasury regulations and published guidance by the IRS, a publicly offered RIC may treat a distribution of its own stock as fulfilling its RIC distribution requirements if each stockholder may elect to receive his or her entire distribution in either cash or stock of the RIC, subject to a limitation that the aggregate amount of cash to be distributed to all stockholders must be at least 20% of the aggregate declared distribution. If too many stockholders elect to receive cash, the cash available for distribution must be allocated among the shareholders electing to receive cash (with the balance of the distribution paid in stock). In no event will any stockholder, electing to receive cash, receive less than the lesser of (a) the portion of the distribution such shareholder has elected to receive in cash or (b) an amount equal to his or her entire distribution times the percentage limitation on cash available for distribution. If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock.
    For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, may be treated as if it had been received by our U.S. stockholders on December 31 of the year in which the dividend was declared.
    If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her, or its investment.

    A stockholder generally will recognize taxable gain or loss if the stockholder sells or otherwise disposes of his, her, or its shares of our common stock. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the stockholder has held his, her, or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition, in which case the basis of the shares acquired will be adjusted to reflect the disallowed loss.
    In general, individual U.S. stockholders currently are subject to a reduced maximum federal income tax rate of 20% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in our shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. In addition, individuals with modified adjusted gross incomes in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Corporate U.S. stockholders currently are subject to federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.
    We will report to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the Internal Revenue Service (including the amount of dividends, if any, eligible for the 20% maximum rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.
    We may be required to withhold federal income tax, or backup withholding, from all distributions to any non-corporate U.S. stockholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s federal income tax liability, provided that proper information is provided to the IRS.
    As discussed in more detail below, under “Taxation of Non-U.S. Stockholders,” U.S. stockholders that hold their common stock through foreign accounts or intermediaries will be subject to U.S. withholding tax at a rate of 30% on dividends if certain disclosure requirements related to U.S. accounts are not satisfied.
Dividend Reinvestment Plan
    We have adopted a dividend reinvestment plan through which dividend distributions are paid to our stockholders in the form of additional shares of our common stock, unless a stockholder elects to receive cash in accordance with the terms of the plan. Any distributions made to a U.S. stockholder that are reinvested under the plan will nevertheless remain taxable to the U.S. stockholder. The U.S. stockholder will have an adjusted tax basis in the additional shares of our common stock purchased through the plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the stockholder’s account.
Taxation of Non-U.S. Stockholders
    Whether an investment in our shares is appropriate for a Non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in our shares by a Non-U.S. stockholder may have adverse tax consequences. Non-U.S. stockholders should consult their tax advisors before investing in our common stock.
    Distributions of our ICTI to Non-U.S. stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. stockholders directly) will be subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. stockholder, and, if an income tax treaty applies, attributable to a permanent establishment in the United States, we will not be required to withhold federal tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.)
    However, no withholding is required with respect to certain distributions if: (i) the distributions are properly reported to our stockholders as “interest-related dividends” or “short-term capital gain dividends” in written statements to our stockholders, (ii) the distributions are derived from sources specified in the Code for such dividends, and (iii) certain other requirements are satisfied. Currently, we do not anticipate that any significant amount of our distributions would be reported as eligible for this exemption from withholding.
    Actual or deemed distributions of our Net Capital Gains to a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale of our common stock, will not be subject to federal withholding tax and generally will not be subject to federal income tax unless (i) the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. stockholder in the United States, or (ii) the Non-U.S. stockholder is an individual that is present in the United States for 183 days or more during the taxable year.
    If we distribute our Net Capital Gains in the form of deemed rather than actual distributions, a Non-U.S. stockholder will be entitled to a federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a federal income tax return even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a federal income tax return. For a corporate Non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of our common stock that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in the shares may not be appropriate for a Non-U.S. stockholder.
    Legislation commonly referred to as “FATCA” imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions that either fail to enter into an agreement with the United States Treasury to report certain required information with respect to accounts held by United States persons (or held by foreign entities that have U.S. persons as substantial owners), or that reside in jurisdictions that have not entered into intergovernmental agreements with the United States to provide such information. The types of income subject to the tax include U.S. source interest and dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, FATCA also imposes a 30% withholding on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. When these provisions become effective, depending on the status of a Non-U.S. Holder and the status of the intermediaries through which they hold their shares, Non-U.S. Holders could be subject to this 30% withholding tax with respect to distributions on their shares and proceeds from the sale of their shares. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes.
    A Non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of federal tax, may be subject to information reporting and backup withholding of federal income tax on dividends unless the Non-U.S. stockholder provides us or the dividend paying agent with an IRS Form W-8BEN (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. stockholder or otherwise establishes an exemption from backup withholding.
    Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.
Failure to Qualify as a RIC
    If we are unable to maintain our qualification as a RIC, we will be subject to tax on all of our ICTI and Net Capital Gains at regular corporate rates; we would not receive a dividend deduction for any distributions to our stockholders. Distributions would not be required, and any distributions would be taxable to our stockholders as ordinary dividend income that would, for qualifying non-corporate U.S. stockholders, be eligible for the current 20% maximum rate to the extent of our current and accumulated earnings and profits (subject to limitations under the Code). Subject to certain limitations under the Code, corporate distributions would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis (reducing that basis accordingly), and any remaining distributions would be treated as a capital gain. To qualify again to be taxed as a RIC in a subsequent year, we would be required to distribute to our stockholders our earnings and profits attributable to non-RIC years. In addition, if we failed to qualify as a RIC for a period greater than two taxable years, then we would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if we had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of five years, in order to qualify as a RIC in a subsequent year.

PLAN OF DISTRIBUTION
    We may offer, from time to time, in one or more offerings or series, up to $200.0 million of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts or a combination of these methods. We may sell the securities directly or through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering, through agents or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; any expenses we incur in connection with the sale of such securities; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
    The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions or discounts, must equal or exceed the net asset value per share of our common stock at the time of the offering except (1) in connection with a rights offering to our existing stockholders, (2) with the consent of the majority of our voting securities or (3) under such circumstances as the SEC may permit. The price at which securities may be distributed may represent a discount from prevailing market prices.
    In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Our common stockholders will bear, directly or indirectly, the expenses of any offering of our securities, including debt securities. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum amount of any compensation to be received by any member of the Financial Industry Regulatory Authority or independent broker-dealer will not be greater than 10% of the gross proceeds of the sale of securities offered pursuant to this prospectus and any applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.
    Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
    Any underwriters that are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in our common stock on the Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

    We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
    Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on the Nasdaq Global Select Market. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.
    Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of shares of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
    If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
    We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
    In order to comply with the securities laws of certain states, if applicable, securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR
    Our securities are held by U.S. Bank National Association pursuant to a custody agreement. The principal business address of U.S. Bank National Association is One Federal Street, 3 rd Floor, Boston, MA 02110, telephone: (617) 603-6538. American Stock Transfer & Trust Company, LLC serves as our transfer agent, distribution paying agent and registrar. The principal business address of American Stock Transfer & Trust Company, LLC is 6201 15th Avenue, Brooklyn, NY 11219.

BROKERAGE ALLOCATION AND OTHER PRACTICES
    Since we generally acquire and dispose of our investments in privately negotiated transactions, we infrequently use brokers in the normal course of our business. Subject to policies established by our Board, OFS Advisor is primarily responsible for the execution of the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. OFS Advisor does not expect to execute transactions through any particular broker or dealer but will seek to obtain the best net results for us under the circumstances, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While OFS Advisor generally seeks reasonably competitive trade execution costs, we may not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements and consistent with Section 28(e) of the Exchange Act, OFS Advisor may select a broker based upon brokerage or research services provided to OFS Advisor and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if OFS Advisor determines in good faith that such commission is reasonable in relation to the services provided. For the years ended December 31, 2020, 2019 and 2018, we did not pay any brokerage commissions.

LEGAL MATTERS
    Certain legal matters in connection with the securities offered hereby will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, DC. Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
    KPMG LLP (“KPMG”), located at 200 E. Randolph St., Suite 5500, Chicago, IL, 60601, is our independent registered accounting firm.
    The audited consolidated financial statements of the Company appearing in our Annual Report on Form 10-K for the year ended December 31, 2020 and incorporated in this prospectus by reference have been audited by and reported upon by KPMG. Such consolidated financial statements are incorporated by reference in reliance on the report of KPMG given on their authority as experts in accounting and auditing. The senior securities table of the Company, incorporated in this prospectus by reference, has been so included in reliance upon the report of KPMG as stated in their report incorporated by reference into the registration statement of which this prospectus is part.
    BDO USA, LLP (“BDO”), located at 330 N. Wabash Ave, Suite 3600, Chicago, IL 60610, is our former independent registered accounting firm.
    The audited consolidated financial statements of the Company appearing in our Annual Report on Form 10-K for the year ended December 31, 2018 and incorporated in this prospectus by reference have been audited by and reported upon by BDO. Such consolidated financial statements are incorporated by reference in reliance on the report of BDO given on their authority as experts in accounting and auditing. The senior securities table of the Company, incorporated in this prospectus by reference, has been so included in reliance upon the report of BDO as stated in their report incorporated by reference into the registration statement of which this prospectus is part.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On March 15, 2019, our Board dismissed BDO USA, LLP (“BDO”), located at 330 N. Wabash Ave, Suite 3600, Chicago, IL 60610, as our independent registered public accounting firm. The Board’s decision to dismiss BDO was recommended by the audit committee of the Board.
BDO served as our independent registered public accounting firm for the fiscal years ended December 31, 2018 and 2017. The audit reports of BDO on our consolidated financial statements as of and for the years ended December 31, 2018 and 2017 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of BDO on the effectiveness of internal control over financial reporting as of December 31, 2018 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The audit report of BDO on the effectiveness of internal control over financial reporting as of December 31, 2017 was an adverse opinion due to the material weakness identified regarding our internal controls related to the reliability of financial information reported by portfolio companies that is used as financial inputs in our investment valuations as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC on March 12, 2018.
During our two most recent fiscal years and the subsequent period preceding March 15, 2019, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of such disagreements in connection with its reports, nor were there any “reportable events”, as such term is described in Item 304(a)(1)(v) of Regulation S-K promulgated under the Exchange Act.
On March 15, 2019, upon the recommendation of the audit committee, the Board approved the engagement of KPMG LLP to serve as our independent registered accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2019. KPMG’s principal business address is 200 E. Randolph St., Suite 5500, Chicago, IL, 60601.
    During the two most recent fiscal years and through March 15, 2019, the date of the engagement of KPMG, we did not, nor did any person acting on our behalf, consult with KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K promulgated under the Exchange Act.
INCORPORATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.We incorporate by reference the documents listed below, and any reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities covered by this prospectus, including all such documents we may file with the SEC after the date of this registration statement and prior to its effectiveness, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K, or other information “furnished” to the SEC, which is not deemed filed is not and will not be incorporated by reference:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 5, 2021;
•our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 11, 2021;
•    our Definitive Proxy Statement on Schedule 14A (Annual Meeting), filed with the SEC on April 20, 2021;
•    our Definitive Proxy Statement on Schedule 14A (Special Meeting), filed with the SEC on April 20, 2021;
•    our Current Reports on Form 8-K, filed with the SEC on January 8, 2021, February 10, 2021, February 19, 2021, March 18, 2021, June 1, 2021 and June 15, 2021; and
•    the description of our Common Stock referenced in our Registration Statement on Form 8-A, filed with the SEC on November 7, 2012, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.
 To obtain copies of these filings, see “Available Information” in this Prospectus.
AVAILABLE INFORMATION
    We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to our securities offered by this prospectus. The registration statement contains additional information about us and our securities being offered by this prospectus.
    We will file with or submit to the SEC periodic and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. We maintain a website at http://www.ofscapital.com and make all of our periodic and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website. Information contained on our website is not incorporated into this prospectus, and you should not consider information on our website to be part of this prospectus. The SEC maintains a website that contains reports, proxy and information statements and other information we file with the SEC at www.sec.gov . Copies of these reports, proxy and information statements and other information may also be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

$

OFS CAPITAL
CORPORATION

% Notes due 20

PRELIMINARY PROSPECTUS SUPPLEMENT
        , 2021

Joint Book-Running Managers

Ladenburg Thalmann	Goldman Sachs & Co. LLC
B. Riley Securities	Oppenheimer & Co.